                                                      EXECUTION COUNTERPART
                                                 [COMPOSITE CONFORMED COPY]




===============================================================================


                     INFINITY BROADCASTING CORPORATION

                               $700,000,000
                       _____________________________


               SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                       Dated as of December 22, 1994


                      ______________________________



                         THE CHASE MANHATTAN BANK
                          (NATIONAL ASSOCIATION),
                          as Administrative Agent

                        BANK OF AMERICA ILLINOIS,
                             BANK OF MONTREAL,
                           THE BANK OF NEW YORK,
                              CHEMICAL BANK,
          COMPAGNIE FINANCI RE DE CIC ET DE L'UNION EUROPEENNE,
                   THE FIRST NATIONAL BANK OF BOSTON and
                      NATIONAL WESTMINSTER BANK USA,
                               as Co-Agents


                              CHEMICAL BANK,
                            as Collateral Agent



=============================================================================
[Exhibits B, C, D and J are photocopies of the Subsidiary Loan
Agreements, Guarantee Agreement, Security Agreement, and
Assignment Agreement as executed and delivered.  Exhibits E-1
E-2 and F are photocopies of the opinions as delivered.]


                             TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                       Page

Section 1.  Definitions; Accounting Matters and
              Interpretation of Provisions . . . . . . . . . . . . . . .  2
      1.01  Certain Defined Terms. . . . . . . . . . . . . . . . . . . .  2
      1.02  Accounting Terms and Determinations. . . . . . . . . . . . . 35
      1.03  Types and Classes of Loans and Commitments . . . . . . . . . 36

Section 2.  Commitments. . . . . . . . . . . . . . . . . . . . . . . . . 36
      2.01  Syndicated Loans . . . . . . . . . . . . . . . . . . . . . . 36
      2.02  Borrowings of Syndicated Loans . . . . . . . . . . . . . . . 40
      2.03  Money Market Loans . . . . . . . . . . . . . . . . . . . . . 40
      2.04  Changes of Commitments . . . . . . . . . . . . . . . . . . . 45
      2.05  Commitment Fees. . . . . . . . . . . . . . . . . . . . . . . 47
      2.06  Lending Offices. . . . . . . . . . . . . . . . . . . . . . . 48
      2.07  Several Obligations; Remedies Independent. . . . . . . . . . 48
      2.08  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
      2.09  Conversions or Continuations of Syndicated
              Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
      2.10  Limitation on Interest Periods . . . . . . . . . . . . . . . 50

Section 3.  Payments of Principal and Interest . . . . . . . . . . . . . 50
      3.01  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . 50
      3.02  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      3.03  Optional Prepayments . . . . . . . . . . . . . . . . . . . . 54
      3.04  Mandatory Prepayments. . . . . . . . . . . . . . . . . . . . 55

Section 4.  Payments; Pro Rata Treatment; Computations;
              Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
      4.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . 59
      4.02  Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . 61
      4.03  Computations . . . . . . . . . . . . . . . . . . . . . . . . 62
      4.04  Minimum Amounts. . . . . . . . . . . . . . . . . . . . . . . 62
      4.05  Certain Notices. . . . . . . . . . . . . . . . . . . . . . . 62
      4.06  Non-Receipt of Funds by the Administrative
              Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . 64

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . . . . . . 65
      5.01  Additional Costs . . . . . . . . . . . . . . . . . . . . . . 65
      5.02  Limitation on Eurodollar Loans . . . . . . . . . . . . . . . 67
      5.03  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . 68
      5.04  Treatment of Affected Loans. . . . . . . . . . . . . . . . . 68
      5.05  Compensation . . . . . . . . . . . . . . . . . . . . . . . . 69
      5.06  U.S. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 70
      5.07  Replacement or Prepayment of Certain Banks . . . . . . . . . 73

                                      (i)

Section 6.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . 74
      6.01  Effective Date and Conversion of Existing
              Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . 74
      6.02  Acquisition Loans. . . . . . . . . . . . . . . . . . . . . . 76
      6.03  Initial and Subsequent Loans . . . . . . . . . . . . . . . . 77

Section 7.  Representations and Warranties . . . . . . . . . . . . . . . 77
      7.01  Corporate Existence. . . . . . . . . . . . . . . . . . . . . 78
      7.02  Financial Condition. . . . . . . . . . . . . . . . . . . . . 78
      7.03  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 78
      7.04  No Breach. . . . . . . . . . . . . . . . . . . . . . . . . . 79
      7.05  Action . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
      7.06  Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . 79
      7.07  Use of Loans . . . . . . . . . . . . . . . . . . . . . . . . 80
      7.08  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
      7.09  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
      7.10  Investment Company Act . . . . . . . . . . . . . . . . . . . 81
      7.11  Public Utility Holding Company Act . . . . . . . . . . . . . 81
      7.12  Credit Agreements. . . . . . . . . . . . . . . . . . . . . . 81
      7.13  Environmental Laws . . . . . . . . . . . . . . . . . . . . . 81
      7.14  Subsidiaries, Etc. . . . . . . . . . . . . . . . . . . . . . 82
      7.15  Capitalization . . . . . . . . . . . . . . . . . . . . . . . 82
      7.16  Assets of the Company. . . . . . . . . . . . . . . . . . . . 82
      7.17  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . 82
      7.18  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . 83
      7.19  Security Agreement . . . . . . . . . . . . . . . . . . . . . 83
      7.20  Senior Indebtedness. . . . . . . . . . . . . . . . . . . . . 83

Section 8.  Covenants of the Company . . . . . . . . . . . . . . . . . . 83
      8.01  Financial Statements . . . . . . . . . . . . . . . . . . . . 84
      8.02  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 88
      8.03  Existence, Etc.. . . . . . . . . . . . . . . . . . . . . . . 89
      8.04  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 89
      8.05  Capital Expenditures . . . . . . . . . . . . . . . . . . . . 89
      8.06  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
      8.07  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . 90
      8.08  Investments and Joint Ventures . . . . . . . . . . . . . . . 92
      8.09  Restricted Payments. . . . . . . . . . . . . . . . . . . . . 94
      8.10  Debt Ratios. . . . . . . . . . . . . . . . . . . . . . . . . 95
      8.11  Interest Coverage Ratio; Total Pro Forma Debt
              Service Coverage Ratio . . . . . . . . . . . . . . . . . . 95
      8.12  Prohibition of Fundamental Changes . . . . . . . . . . . . . 95
      8.13  Interest Rate Protection Agreements. . . . . . . . . . . . . 98
      8.14  Lines of Business. . . . . . . . . . . . . . . . . . . . . . 99
      8.15  Transactions With Affiliates . . . . . . . . . . . . . . . . 99
      8.16  Issuance of Capital Stock. . . . . . . . . . . . . . . . . .100
      8.17  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .100
      8.18  Certain Obligations Respecting Restricted
              Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .101
      8.19  Additional Subsidiary Guarantors . . . . . . . . . . . . . .101
      8.20  Modifications of Certain Documents . . . . . . . . . . . . .102

                                      (ii)

      8.21  Unrestricted Subsidiaries; Maintenance of
              Separate Corporate Identity. . . . . . . . . . . . . . . .102
      8.22  Subordinated Debt. . . . . . . . . . . . . . . . . . . . . .103

Section 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . .104

Section 10.  The Agents. . . . . . . . . . . . . . . . . . . . . . . . .108
      10.01  Appointment, Powers and Immunities. . . . . . . . . . . . .108
      10.02  Reliance by Each Agent. . . . . . . . . . . . . . . . . . .110
      10.03  Defaults. . . . . . . . . . . . . . . . . . . . . . . . . .110
      10.04  Rights as a Bank. . . . . . . . . . . . . . . . . . . . . .111
      10.05  Indemnification . . . . . . . . . . . . . . . . . . . . . .111
      10.06  Non-Reliance on Agents and Other Banks. . . . . . . . . . .112
      10.07  Failure to Act. . . . . . . . . . . . . . . . . . . . . . .112
      10.08  Resignation or Removal of Agents. . . . . . . . . . . . . .113
      10.09  Collateral Sub-Agents . . . . . . . . . . . . . . . . . . .113

Section 11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .113
      11.01  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . .113
      11.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .114
      11.03  Expenses, Etc.. . . . . . . . . . . . . . . . . . . . . . .114
      11.04  Amendments, Etc.. . . . . . . . . . . . . . . . . . . . . .115
      11.05  Successors and Assigns. . . . . . . . . . . . . . . . . . .117
      11.06  Bank Assignments and Participations . . . . . . . . . . . .117
      11.07  Survival. . . . . . . . . . . . . . . . . . . . . . . . . .119
      11.08  Captions. . . . . . . . . . . . . . . . . . . . . . . . . .119
      11.09  Counterparts. . . . . . . . . . . . . . . . . . . . . . . .120
      11.10  Governing Law; Submission to Jurisdiction . . . . . . . . .120
      11.11  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . .120
      11.12  Treatment of Certain Information;
               Confidentiality . . . . . . . . . . . . . . . . . . . . .120
      11.13  Senior Indebtedness . . . . . . . . . . . . . . . . . . . .121
      11.14  Obligations of Banks under Subsidiary Loan
               Agreements. . . . . . . . . . . . . . . . . . . . . . . .121

                                      (iii)

SCHEDULE I    - Banks, Loans and Commitments
SCHEDULE II   - Permitted Liens
SCHEDULE III  - Material Agreements
SCHEDULE IV   - Subsidiaries and Investments
SCHEDULE V    - Litigation
SCHEDULE VI   - Conflicts with Certain Agreements
SCHEDULE VII  - Taxes


EXHIBIT A-1   - Form of Infinity Term Loan Note
EXHIBIT A-2   - Form of Infinity Acquisition Loan Note
EXHIBIT A-3   - Form of Revolving Credit Note
EXHIBIT A-4   - Form of Subsidiary Loan Note
EXHIBIT A-5   - Form of Money Market Note
EXHIBIT B     - Form of Subsidiary Loan Agreement
EXHIBIT C     - Form of Guarantee Agreement
EXHIBIT D     - Form of Security Agreement
EXHIBIT E-1   - Form of Opinion of Counsel to the Obligors
EXHIBIT E-2   - Form of Opinion of FCC Counsel to the Obligors
EXHIBIT F     - Form of Opinion of Special New York Counsel to
                  Chase
EXHIBIT G     - Form of Confidentiality Agreement
EXHIBIT H     - Form of Borrowing Notice
EXHIBIT I     - Form of Tax Allocation Agreement
EXHIBIT J     - Form of Assignment Agreement
EXHIBIT K-1   - Form of Money Market Quote Request
EXHIBIT K-2   - Form of Money Market Quote


                                      (iv)

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 22, 1994 between: INFINITY BROADCASTING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Company"); each of the lenders identified under the
              _______
caption "BANKS" on the signature pages hereof or which, pursuant to Section 11.06(a) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); THE
                  ____                          _____
CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"); BANK OF AMERICA ILLINOIS, an Illinois
 ____________________
banking corporation, BANK OF MONTREAL, a bank organized under the laws of Canada, THE BANK OF NEW YORK, a New York banking corporation, CHEMICAL BANK, a New York banking corporation, COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, a company duly organized under and by virtue of the law of France, THE FIRST NATIONAL BANK OF BOSTON, a national banking association, and NATIONAL WESTMINSTER BANK USA, a national banking association, as co-agents for the Banks (in such capacity, together with their respective successors in such capacity, the "Co-Agents"); and CHEMICAL BANK, a New York banking corporation,
 _________
as collateral agent for the Banks (in such capacity, together with its successors in such capacity, the "Collateral Agent" and,
                                           ________________
together with the Administrative Agent and the Co-Agents, the
"Agents").
 ______

          The Company, certain of the Banks and certain of the Agents are parties to an Amended and Restated Credit Agreement dated as of June 7, 1994 as amended by Amendment No. 1 thereto dated as of November 15, 1994 (such Amended and Restated Credit Agreement, as amended, modified and supplemented and as in effect immediately prior to the Effective Date referred to below, the "Existing Credit Agreement") providing for loans (the "Existing
 _________________________                             ________
Loans") to be made by the Banks to the Company and to certain of
_____
its subsidiaries in an aggregate principal amount not exceeding
$470,000,000.

          The Company wishes to amend and restate the Existing Credit Agreement. Accordingly, the Company has requested and the Banks and the Agents have agreed, effective as of the Effective Date (as such term is defined below), that the Existing Credit Agreement shall be amended and restated to read as set forth in this Agreement, all on the terms and conditions hereinafter set forth so that, as amended and restated, the Existing Credit Agreement reads in its entirety as provided in this Second Amended and Restated Credit Agreement (provided that (i) if the
                                       ________
Effective Date does not occur on or prior to December 31, 1994, this Agreement shall terminate and be of no further force and effect and the Existing Credit Agreement shall not be so amended and restated, and (ii) the obligations of the Company referred to

                             Credit Agreement
                             ________________
in Section 11.03 hereof shall survive the termination of this Agreement whether or not the Effective Date in fact occurs).


          Section 1.  Definitions; Accounting Matters and
                      ___________________________________
Interpretation of Provisions.
____________________________

          1.01  Certain Defined Terms.  As used herein, the
                _____________________
following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
               ____ _____

          "Acquisition" shall mean any transaction, or any series
           ___________
of related transactions, by which the Company and/or any of its Restricted Subsidiaries acquires, directly or indirectly, whether through purchase or lease of assets, merger or otherwise (a) any going business or all or substantially all of the assets of
(i) any firm or corporation, (ii) any partnership or Joint Venture or (iii) any division of any firm, corporation, partnership or Joint Venture, (b) the right or entitlement, directly or indirectly, to (i) use or manage or otherwise exploit any going business or all or substantially all of the assets of any firm, corporation, partnership or Joint Venture or any division of any thereof and (ii) in connection therewith, retain 25% or more of the revenues or net profits derived from such use or management or other exploitation, (c) control of at least a majority (in number of votes) of the securities of a firm or corporation which have ordinary voting power for the election of directors or (d) control of a majority ownership interest in any partnership or Joint Venture. The terms "Acquire" and "Acquired"
                                          _______       ________
used as a verb shall have a correlative meaning.

          "Acquisition Agreement" shall mean, with respect to any
           _____________________
Acquisition, all agreements, instruments and other documents pursuant to which such Acquisition or any part thereof is to be effected (including, without limitation, all schedules and exhibits thereto and all other material agreements, instruments or other documents relating thereto).

          "Acquisition Loan Commitment" shall mean, as to each
           ___________________________
Bank, the obligation of such Bank to make Acquisition Loans in an aggregate principal amount at any one time outstanding up to but not exceeding (a) in the case of a Bank that is a party to this Agreement on the date hereof, the amount set forth opposite the name of such Bank on Schedule I hereto under the heading "Acquisition Loan Commitments"; and (b) in the case of any other Bank, the aggregate amount of the Acquisition Loan Commitments of other Banks acquired by it pursuant to Section 11.06(a) hereof (in the case of each of the foregoing clauses (a) and (b), as the same may be reduced from time to time pursuant to Section 2.04

                             Credit Agreement
                             ________________
hereof or increased or reduced from time to time pursuant to said
Section 11.06(a)).

          "Acquisition Loan Commitment Termination Date" shall
           ____________________________________________
mean the Quarterly Date occurring in June 1998.

          "Acquisition Loans" shall mean Infinity Acquisition
           _________________
Loans and Subsidiary Acquisition Loans.

          "Acquisition Price" shall mean, with respect to any
           _________________
Acquisition, the aggregate cash consideration required to be paid or delivered by the Company and its Restricted Subsidiaries in connection with such Acquisition, including the aggregate amount of any advance payment, option payment, down payment or deposit made in connection with such Acquisition and any brokerage commissions or brokers', finders' or other fees and any amount payable under any non-compete, employment, management, lease or other agreement entered into by the Company or any of its Restricted Subsidiaries in connection with such Acquisition to the extent that either (a) such amount shall be payable on or before the consummation of such Acquisition or (b) the obligation to pay such consideration should, under GAAP, be classified as a liability (other than merely as a current account payable or current accrued expense) on the balance sheet of the Company or such Restricted Subsidiary.

          "Affiliate" shall mean any Person which directly or
           _________
indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control"
                                               _______
(including, with its correlative meanings, "controlled by" and
                                            _____________
"under common control with") shall mean possession, directly or
 _________________________
indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns
            ________
directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Restricted Subsidiaries and the Company and its Restricted Subsidiaries shall not be deemed to be Affiliates of one another.

                             Credit Agreement
                             ________________

          "After Tax ACOCF" shall mean, for any period, the
           _______________
amount by which (a) Annualized Consolidated Operating Cash Flow for such period exceeds (b) all federal, state and local income
                _______
taxes paid or payable by the Company (excluding any such taxes for which the Company has been or is entitled to be reimbursed or in respect of which the Company has received or is entitled to receive a credit pursuant to the terms of any Tax Allocation Agreement) and its Restricted Subsidiaries during such period.

          "Agreement" shall mean this Second Amended and Restated
           _________
Credit Agreement, as the same shall be modified and supplemented and in effect from time to time, and the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Second Amended and Restated Credit Agreement as a whole and not to any particular provision of this Agreement unless otherwise specified. In addition, the term "date hereof" and terms of similar import when used in this Agreement shall refer to the date of this Second Amended and Restated Credit Agreement (and not the date of the Existing Credit Agreement).

          "Annualized Consolidated Corporate Overhead" shall
           __________________________________________
mean, for any period, corporate general and administrative expenses of the Company and its Restricted Subsidiaries for such period as shown on the consolidated financial statements of the Company and its Restricted Subsidiaries for such period delivered to the Administrative Agent pursuant to Section 8.01(c) or 8.01(d) hereof; provided that there shall be excluded from
                ________
"Annualized Consolidated Corporate Overhead" (a) all non-cash charges and (b) all corporate, general and administrative expenses of the Company incurred on behalf of, or otherwise attributable to, Unrestricted Subsidiaries or in connection with management and other services and activities performed by the Company for Unrestricted Subsidiaries.

          "Annualized Consolidated Operating Cash Flow" shall
           ___________________________________________
mean, for any period, the aggregate amount, for the Company and its Restricted Subsidiaries, of (a) the sum (determined on a consolidated basis without duplication in accordance with GAAP) of (i) net revenues of the Company and its Restricted Subsidiaries for such period (calculated before taxes and excluding (I) any net gain or loss arising from the sale of capital assets during such period; (II) any gain arising from any write-up of assets during such period; (III) net earnings for such period of any Person in which the Company or any of its Restricted Subsidiaries has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions (other than cash distributions received by the Company from an Unrestricted Subsidiary); (IV) any portion of the net earnings of any Restricted Subsidiary of the Company or any of its Restricted

                             Credit Agreement
                             ________________

Subsidiaries for such period which for any reason is unavailable for payment of dividends to the Company or any other such Restricted Subsidiary; (V) any gain realized during such period arising from the acquisition of any securities of the Company or any of its Restricted Subsidiaries; (VI) any "extraordinary earnings" or "extraordinary losses" for such period as such terms are interpreted under GAAP; and (VII) any interest income of the Company and its Restricted Subsidiaries realized during such period) minus (ii) operating expenses of the Company and its
        _____
Restricted Subsidiaries for such period (excluding depreciation, amortization, net interest expense and other non-cash charges accrued, and income taxes paid or accrued (other than any such taxes attributable to the revenues of Unrestricted Subsidiaries for which the Company has not been or is not entitled to be reimbursed, or in respect of which the Company has not received or is not entitled to receive a credit, pursuant to the terms of any Tax Allocation Agreement), for such period by the Company and its Restricted Subsidiaries) minus (b) Annualized Consolidated
                             _____
Corporate Overhead for such period; provided that, if the Company
                                    ________
or any of its Restricted Subsidiaries shall have Acquired or Disposed of one or more Stations or one or more commercial radio or other businesses related to communications or programming (or any part thereof) during such period, Annualized Consolidated Operating Cash Flow for such period shall be computed as if (in the case of an Acquisition) such Station or business (or part thereof) had been owned by the Company or such Restricted Subsidiary for the whole of such period or (in the case of a Disposition) such Station or business (or part thereof) had been Disposed of prior to the first day of such period and provided,
                                                      ________
further that, for purposes of, and solely as used in, the
_______
definition of "Excess Cash Flow", if the Company or any of its Restricted Subsidiaries shall have Acquired or Disposed of one or more Stations or one or more commercial radio or other businesses related to communications or programming (or any part thereof) during such period, Annualized Consolidated Operating Cash Flow for such period shall be computed giving effect to such Acquisition or Disposition as of the date such Acquisition or Disposition in fact occurred.

          "Applicable Lending Office" shall mean, for each Bank
           _________________________
and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean:
           _________________

          (a) with respect to Base Rate Loans, 0.500% at all times when the Total Debt Ratio is greater than or equal to

                             Credit Agreement
                             ________________

     5.25 to 1, 0.250% at all times when the Total Debt Ratio is greater than or equal to 4.75 to 1 but less than 5.25 to 1, and 0.0% at all times when the Total Debt Ratio is less than
     4.75 to 1; and

          (b) with respect to Eurodollar Loans, 1.500% at all times when the Total Debt Ratio is greater than or equal to
     5.25 to 1, 1.250% at all times when the Total Debt Ratio is greater than or equal to 4.75 to 1 but less than 5.25 to 1, 1.000% at all times when the Total Debt Ratio is greater than or equal to 4.25 to 1 but less than 4.75 to 1, 0.750% at all times when the Total Debt Ratio is greater than or equal to 3.75 to 1 but less than 4.25 to 1, 0.625% at all times when the Total Debt Ratio is greater than or equal to
     3.00 to 1 but less than 3.75 to 1, and 0.500% at all times when the Total Debt Ratio is less than 3.00 to 1.

For purposes of this definition, the Total Debt Ratio shall be determined for any day during the period commencing on the Effective Date and ending on the second Business Day after the first date the Company delivers to the Administrative Agent consolidated financial statements of the Company pursuant to either Section 8.01(c) or 8.01(d) hereof on the basis of the most recent consolidated financial statements of the Company referred to in Section 7.02 hereof and for any day thereafter on the basis of the then most recent consolidated financial statements of the Company delivered to the Administrative Agent pursuant to said
Section 8.01(c) or 8.01(d) and any change in the Applicable Margin as a result of a change in the Total Debt Ratio shall be effective as of the second Business Day following the date the relevant financial statements of the Company are so delivered to the Administrative Agent, provided that in the event that the
                          ________
Company shall fail to deliver to the Administrative Agent any consolidated financial statements by the respective date required pursuant to said Sections 8.01(c) or 8.01(d), the Total Debt Ratio then in effect shall continue to be in effect until the second Business Day following the date such financial statements are in fact delivered to the Administrative Agent.

          "Assignment Agreement" shall mean an Assignment and
           ____________________
Assumption Agreement substantially in the form of Exhibit J hereto between the Company and a Restricted Subsidiary as contemplated by Section 2.01(d)(ii) hereof, as the same shall be modified and supplemented and in effect from time to time.

          "Bankruptcy Code" shall mean the Federal Bankruptcy
           _______________
Code of 1978, as amended from time to time.

          "Base Rate" shall mean, for any day, the higher of
           _________
(a) the Federal Funds Rate for such day plus 1/2 of 1% and
                                        ____
(b) the Prime Rate for such day.  Each change in any interest

                             Credit Agreement
                             ________________
rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Syndicated Loans which
           _______________
bear interest at rates based upon the Base Rate.

          "Basic Documents" shall mean, collectively, this
           _______________
Agreement, the Subsidiary Loan Agreements, the Notes, the
Security Documents and the Assignment Agreements.

          "Borrowers" shall mean, collectively, the Company and
           _________
the Subsidiary Borrowers.

          "Business Day" shall mean (a) any day on which
           ____________
commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction, or to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, or to a Continuation of or a Conversion of or into a Eurodollar Loan or a notice by the Company with respect to any such Continuation or Conversion, such day shall also be a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean expenditures (whether
           ____________________
paid in cash or accrued as a liability) for fixed or other capital assets or improvements, replacements, substitutions or additions thereto, including, without limitation, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

          "Capital Lease Obligations" shall mean, for any Person,
           _________________________
the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Chase" shall mean The Chase Manhattan Bank (National
           _____
Association).

          "Class" shall have the meaning assigned to such term in
           _____
Section 1.03 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as
           ____
amended from time to time.

                             Credit Agreement
                             ________________

          "Collateral" shall mean the "Collateral" under and as
           __________
defined in the Security Agreement.

          "Commitments" shall mean, collectively, the Acquisition
           ___________
Loan Commitments and the Revolving Credit Commitments.

          "Communications Franchise" shall mean a franchise,
           ________________________
license, right, permit, authorization, consent or other instrument granted by the government of the United States of America, a state, city, town, county or other municipality or political subdivision, whether pursuant to or in any franchise, ordinance, license or other agreement or otherwise, pursuant to which a Person has, or is given, the right to operate a system (or any part thereof) transmitting radio or other communications signals, including, without limitation, any system transmitting from a transmitter licensed by the FCC.

          "Continue", "Continuation" and "Continued" shall refer
           ________    ____________       _________
to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period for such Loan to the next Interest Period for such Loan.

          "Convert", "Conversion" and "Converted" shall refer to
           _______    __________       _________
a conversion pursuant to Section 2.09 hereof of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event
           _______
which with notice or lapse of time or both would become an Event of Default.

          "Disposition" shall mean (a) any sale, assignment,
           ___________
transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Restricted Subsidiaries to any other Person or (b) the entering into of any agreement by the Company or any of its Restricted Subsidiaries with any other Person pursuant to which such other Person has the right or entitlement, directly or indirectly, to (i) use or manage or otherwise exploit any Property of the Company or such Restricted Subsidiary (whether now owned or hereafter acquired) and (ii) retain 25% or more of the revenues or net profits derived from such use or management or other exploitation; provided that there shall be excluded from "Disposition" any of
________
the foregoing transactions involving (A) the granting of Liens under and other dispositions by the Company or any Restricted Subsidiary pursuant to the Security Agreement and (B) any sale, assignment, transfer or other disposition of (x) obsolete or worn-out equipment no longer used or useful in the business of the Company or any Restricted Subsidiary, (y) capital stock of

                             Credit Agreement
                             ________________

Unrestricted Subsidiaries and (z) inventory or other Property (other than Investments in Restricted Subsidiaries of the Company and Stations and Communications Franchises owned or held by any Restricted Subsidiary) in the ordinary course of business of the Company or any Restricted Subsidiary and on ordinary business terms. The terms "Dispose" and "Disposed" used as a verb shall
                   _______       ________
have a correlative meaning.

          "Dollars" and "$" shall mean lawful money of the United
           _______       _
States of America.

          "Effective Date" shall mean the date on which the
           ______________
Administrative Agent gives notice (such notice to be effective upon dispatch) to the Company, the Banks, the Co-Agents and the Collateral Agent that all of the conditions precedent to the effectiveness of this Agreement and the conversion of the Existing Loans to Loans hereunder and under the Subsidiary Loan Agreements, as the case may be, set forth in Section 6.01 and
6.03 hereof shall have been satisfied or waived by such of the Banks or Agents as are required for such purpose under this Agreement.

          "Environmental Claim" shall mean, with respect to any
           ___________________
Person, any written notice, claim, demand or other communication (each, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property or health, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Material at or from any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all Federal,
           __________________
state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or

                             Credit Agreement
                             ________________
otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equity Issuance" shall mean (a) any issuance or sale
           _______________
by the Company or any of its Restricted Subsidiaries after the Effective Date of any capital stock or Equity Rights for any capital stock of the Company or any of its Restricted Subsidiaries or (b) the receipt by the Company or any of its Restricted Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that
                                               ________
Equity Issuance shall not include (x) any such issuance or sale by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company, (y) any capital contribution by the Company or any Wholly Owned Restricted Subsidiary of the Company to any Restricted Subsidiary of the Company or (z) any such issuance or sale of any such capital stock or Equity Rights to directors, officers or employees of the issuing or selling Person as compensation for services rendered to the Company or any Restricted Subsidiary.

          "Equity Rights" shall mean any outstanding
           _____________
subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind for the issuance, sale or registration of any shares, and any securities convertible into any shares, of capital stock of any class, or partnership or other ownership interests of any type in, any Person.

          "ERISA" shall mean the Employee Retirement Income
           _____
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade
           _______________
or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

          "Eurodollar Base Rate" shall mean, with respect to any
           ____________________
Eurodollar Loan or any LIBOR Market Loan for any Interest Period therefor, the arithmetic mean, as determined by the Administrative Agent, of the rates per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount equal to $5,000,000 (in the case of any Eurodollar Loan) or in an amount equal to $10,000,000

                             Credit Agreement
                             ________________

(in the case of any LIBOR Market Loan). If any Reference Bank does not timely furnish such information for determination of any Eurodollar Rate or LIBO Rate, the Administrative Agent shall determine such rate on the basis of the information timely furnished by the remaining Reference Banks.

          "Eurodollar Loans" shall mean Syndicated Loans which
           ________________
bear interest at rates which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan
           _______________
for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (a) the Eurodollar Base Rate for such Loan for such Interest Period divided by (b) the result of (i) 1 minus (ii) the Reserve
__________                                   _____
Requirement for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to
           ________________
such term in Section 9 hereof.

          "Excess Cash Flow" shall mean, for any Fiscal Year, the
           ________________
amount (if any) by which (a) Annualized Consolidated Operating Cash Flow for such Fiscal Year exceeds (b) the sum of (i) Total
                               _______
Debt Service for such Fiscal Year plus (ii) the aggregate amount
                                  ____
of Capital Expenditures made by the Company and its Restricted Subsidiaries during such Fiscal Year as permitted by Section 8.05 hereof plus (iii) the aggregate amount of income taxes paid or
       ____
payable by the Company (excluding any such taxes attributable to the revenues of Unrestricted Subsidiaries for which the Company has been or is entitled to be reimbursed, or has received or is entitled to receive a credit, pursuant to the terms of any Tax Allocation Agreement) and its Restricted Subsidiaries during such Fiscal Year plus (iv) $7,000,000.
            ____

          "Existing Guarantee Agreement" shall mean the Guarantee
           ____________________________
Agreement dated as of June 7, 1994 between the Company, the Subsidiaries of the Company identified under the caption "SUBSIDIARIES" on the signature pages thereof, and Chase, as Administrative Agent, as heretofore modified and supplemented and in effect immediately prior to the Effective Date.

          "Existing Security Agreement" shall mean the Amended
           ___________________________
and Restated Security Agreement dated as of June 7, 1994 between the Company, the Subsidiaries of the Company identified under the caption "SUBSIDIARIES" on the signature pages thereof, and Chemical Bank, as Collateral Agent, as heretofore modified and supplemented and in effect immediately prior to the Effective Date.

                             Credit Agreement
                             ________________

          "Existing Subsidiary Loan Agreements" shall mean,
           ___________________________________
collectively, (a) the Loan Agreement dated as of June 7, 1994 between HBC and Chase, as Administrative Agent for the lenders holding loans to HBC thereunder, (b) the Loan Agreement dated as of June 7, 1994 between Infinity of Boston and Chase, as Administrative Agent for the lenders holding loans to Infinity of Boston thereunder, (c) the Loan Agreement dated as of June 7, 1994 between Infinity of California and Chase, as Administrative Agent for the lenders holding loans to Infinity of California thereunder, and (d) the Loan Agreement dated as of June 7, 1994 between SBC and Chase, as Administrative Agent for the lenders holding loans to SBC thereunder, in each case as heretofore modified and supplemented and in effect immediately prior to the Effective Date.

          "FCC" shall mean the Federal Communications Commission
           ___
or any successor thereto.

          "FCC Final Order" shall mean an action by the FCC
           _______________
approving an Acquisition by the Company or any Restricted Subsidiary of a Station (a) that has not been vacated, reversed, stayed, set aside, annulled or suspended or, after the date hereof, modified in any manner materially adverse to the Company or such Restricted Subsidiary or any other Restricted Subsidiary,
(b) with respect to which no timely request for stay, petition for rehearing, reconsideration, or review or appeal is pending and (c) as to which the time for filing any such request, petition or appeal or for reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended, and the rules and regulations of the FCC, has expired.

          "FCC License" shall mean any radio or other
           ___________
communications license, permit, franchise, approval or authorization granted or issued by the FCC.

          "Federal Funds Rate" shall mean, for any day, the rate
           __________________
per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Administrative Agent.

                             Credit Agreement
                             ________________

          "Fixed Rate Loans" shall mean Eurodollar Loans and, for
           ________________
purposes of Section 5 hereof, LIBOR Market Loans.

          "Fiscal Year" shall mean a fiscal year of the Company.
           ___________

          "GAAP" shall mean generally accepted accounting
           ____
principles applied on a basis consistent with those which, in accordance with Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a
           _________
contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used
                                _________       __________
as a verb shall have a correlative meaning.

          "Guarantee Agreement" shall mean an Amended and
           ___________________
Restated Guarantee Agreement substantially in the form of Exhibit
C hereto between the Obligors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Guaranteed Obligations" shall mean the "Guaranteed
           ______________________
Obligations" under and as defined in the Guarantee Agreement.

          "Guarantor" shall mean the Company and each of the
           _________
Restricted Subsidiaries in its capacity as a guarantor under the Guarantee Agreement (including, without limitation, each Restricted Subsidiary which pursuant to Section 8.19 hereof shall hereafter become a party to the Guarantee Agreement and an "Obligor" thereunder).

          "Hazardous Material" shall mean, collectively, any oil,
           __________________
hazardous waste, hazardous material or hazardous substance as defined in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6921 et seq., the Comprehensive
Environmental Response Compensation and Liability Act, as

                             Credit Agreement
                             ________________
amended, 42 U.S.C. Section 9601 et seq., or any other Federal or State Environmental Law.

          "HBC" shall mean Hemisphere Broadcasting Corporation, a
           ___
Delaware corporation that is a Wholly Owned Restricted Subsidiary of the Company.

          "HBC Term Loan Agreement" shall mean an Amended and
           _______________________
Restated Loan Agreement substantially in the form of Exhibit B hereto between HBC and the Administrative Agent, as modified and supplemented and in effect from time to time.

          "HBC Term Loan Notes" shall mean the promissory notes
           ___________________
of HBC issued pursuant to the HBC Term Loan Agreement.

          "HBC Term Loans" shall mean loans to HBC outstanding
           ______________
under the HBC Term Loan Agreement.

          "Indebtedness" shall mean, as to any Person, without
           ____________
duplication: (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person for the deferred purchase price of property or services (including without limitation deferred payment obligations which are part of the consideration provided for in agreements not to compete), except trade accounts payable and accrued liabilities arising in the ordinary course of business which are not overdue by more than 60 days or which are being contested in good faith by appropriate proceedings; (c) all Capital Lease Obligations of such Person;
(d) all Indebtedness of others secured by a Lien on any properties, assets or revenues of such Person; (e) all Indebtedness of others Guaranteed by such Person; and (f) all obligations of such Person, contingent or otherwise, in respect of letters of credit or bankers' acceptances or similar instruments.

          "Infinity Acquisition Loan Notes" shall mean the
           _______________________________
promissory notes of the Company provided for by Section 2.08(b) hereof and all promissory notes of the Company delivered in substitution therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Infinity Acquisition Loans" shall have the meaning
           __________________________
assigned to such term in Section 2.01(b) hereof.

          "Infinity Loans" shall mean, collectively, Infinity
           ______________
Term Loans, Infinity Acquisition Loans and Revolving Credit
Loans.

                             Credit Agreement
                             ________________

          "Infinity of Boston" shall mean Infinity Broadcasting
           __________________
Corporation of Boston, a Delaware corporation that is a Wholly
Owned Restricted Subsidiary of the Company.

          "Infinity of Boston Term Loan Agreement" shall mean an
           ______________________________________
Amended and Restated Loan Agreement substantially in the form of Exhibit B hereto between Infinity of Boston and the Administrative Agent, as modified and supplemented and in effect from time to time.

          "Infinity of Boston Term Loan Notes" shall mean the
           __________________________________
promissory notes of Infinity of Boston issued pursuant to the Infinity of Boston Term Loan Agreement.

          "Infinity of Boston Term Loans" shall mean loans to
           _____________________________
Infinity of Boston outstanding under the Infinity of Boston Term
Loan Agreement.

          "Infinity of California" shall mean Infinity
           ______________________
Broadcasting Corporation of California, a Delaware corporation that is a Wholly Owned Restricted Subsidiary of the Company.

          "Infinity of California Term Loan Agreement" shall mean
           __________________________________________
an Amended and Restated Loan Agreement substantially in the form of Exhibit B hereto between Infinity of California and the Administrative Agent, as modified and supplemented and in effect from time to time.

          "Infinity of California Term Loan Notes" shall mean the
           ______________________________________
promissory notes of Infinity of California issued pursuant to the Infinity of California Term Loan Agreement.

          "Infinity of California Term Loans" shall mean loans to
           _________________________________
Infinity of California outstanding under the Infinity of California Term Loan Agreement.

          "Infinity Term Loan Notes" shall mean the promissory
           ________________________
notes of the Company provided for by Section 2.08(a) hereof and all promissory notes of the Company delivered in substitution therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Infinity Term Loans" shall have the meaning assigned
           ___________________
to such term in Section 2.01(a) hereof.

          "Inter-Bank Assignment" shall have the meaning assigned
           _____________________
to such term in Section 11.06(a) hereof.

          "Interest Accrual Date" shall mean: (i) with respect to
           _____________________
any Loan outstanding on the Effective Date that was converted from an Existing Loan to a Loan pursuant to Section 2.01(a) or

                             Credit Agreement
                             ________________

2.01(c) hereof, the day immediately following the last day through which interest has been paid on such Loan under the Existing Credit Agreement or any Existing Subsidiary Loan Agreement, as the case may be, and (ii) with respect to any Acquisition Loan made to the Company which the Company thereafter assigns to a Restricted Subsidiary as permitted by Section 2.01(d)(ii) hereof, the day immediately following the last day through which interest has been paid on such Loan by the Company pursuant to Section 3.02 hereof; provided that if on the Effective Date or the effective date of any such assignment there shall be outstanding or assigned both Base Rate Loans and Eurodollar Loans and/or Eurodollar Loans having different Interest Periods, the "Interest Accrual Date" with respect to all such Loans then outstanding or so assigned, as the case may be, shall be the earliest day as to which interest has accrued on any of such Loans which interest has not been paid.

          "Interest Period" shall mean (subject to Section
           _______________
3.02(d) hereof):

          (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made, Continued or Converted from a Base Rate Loan or the last day of the immediately preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or (in respect of any such Loan of a particular Class, with the approval of all of the Banks holding Loans and/or Commitments of such Class) twelfth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

          (b) with respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day at least seven days thereafter, as the Company may select as provided in Section 2.03(b) hereof; and

          (c) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third, sixth, twelfth or any other calendar month thereafter, as the Company may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on

                             Credit Agreement
                             ________________
     the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) no Interest Period for any Term Loan or Acquisition Loan may commence before and end after any Principal Payment Date for Loans of such Class unless, after giving effect thereto, the aggregate principal amount of the Loans of such Class having Interest Periods which end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Loans of such Class scheduled to be outstanding after giving effect to the payments of principal of such Loans required to be made on such Principal Payment Date; (ii) no Interest Period for any Revolving Credit Loan or any Money Market Loan made under the Revolving Credit Commitments may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans and Money Market Loans made under the Revolving Credit Commitments having Interest Periods which end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate amount of the Revolving Credit Commitments scheduled to be in effect after giving effect to the reduction in the Revolving Credit Commitments that will become effective on such Revolving Credit Commitment Reduction Date;
(iii) no Interest Period for any Money Market Loan made under the Acquisition Loan Commitments may end after the Acquisition Loan Commitment Termination Date; (iv) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); and (v) not-withstanding clauses (i), (ii) and (iii) above, no Interest Period for any Loan (other than a Set Rate Loan) shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available as a Eurodollar Loan or LIBOR Market Loan hereunder.

          "Interest Rate Protection Agreement" shall mean, for
           __________________________________
any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Investment" shall mean, for any Person:  (a) the
           __________
acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by

                             Credit Agreement
                             ________________
the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory, supplies, goods, services or advertising sold in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Joint Venture" shall mean a joint venture, partnership
           _____________
or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "June 1998 Remaining Available Equity Issuance Amount"
           ____________________________________________________
shall have the meaning assigned to such term in the penultimate sentence of Section 8.01 hereof.

          "LIBO Margin" shall have the meaning assigned to such
           ___________
term in Section 2.03(c)(ii)(C) hereof.

          "LIBO Rate" shall mean, for any LIBOR Market Loan, a
           _________
rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (a) the Eurodollar Base Rate for such Loan for the Interest Period for such Loan divided by (b) the result of
                                  __________
(i) 1 minus (ii) the Reserve Requirement (if any) for such Loan for such Interest Period.

          "LIBOR Auction" shall mean a solicitation of Money
           _____________
Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

          "LIBOR Market Loans" shall mean Money Market Loans
           __________________
interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

          "Lien" shall mean, with respect to any Property, any
           ____
mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title

                             Credit Agreement
                             ________________
retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean, collectively, Syndicated Loans and
           _____
Money Market Loans.

          "Majority Banks" shall mean, at any time, Banks holding
           ______________
at least 51% of the sum of (a) the aggregate outstanding principal amount of the Term Loans, (b) (i) if the Acquisition Loan Commitments are then in effect, the aggregate amount of such Commitments (whether or not used) or (ii) if the Acquisition Loan Commitments have expired or terminated, the aggregate outstanding principal amount of the Loans (including Money Market Loans) made under the Acquisition Loan Commitments and (c) (i) if the Revolving Credit Commitments are then in effect, the aggregate amount of such Commitments (whether used or unused) or (ii) if the Revolving Credit Commitments have expired or terminated, the aggregate outstanding principal amount of the Loans (including Money Market Loans) made under the Revolving Credit Commitments.

          "Management Investors" shall mean, collectively,
           ____________________
Michael A. Wiener, Gerald Carrus and Mel Karmazin.

          "Margin Stock" shall mean margin stock within the
           ____________
meaning of Regulation U and Regulation X.

          "Material Adverse Effect" shall mean a material adverse
           _______________________
effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of any of the Banks and the Agents under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Money Market Borrowing" shall have the meaning
           ______________________
assigned to such term in Section 2.03(b) hereof.

          "Money Market Loan Limit" shall have the meaning
           _______________________
assigned to such term in Section 2.03(c)(ii) hereof.

          "Money Market Loans" shall mean loans provided for by
           __________________
Section 2.03 hereof.

          "Money Market Notes" shall mean the promissory notes
           __________________
provided for by Section 2.08(e) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as

                             Credit Agreement
                             ________________
the same shall be modified and supplemented and in effect from time to time.

          "Money Market Quote" shall mean an offer in accordance
           __________________
with Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

          "Money Market Quote Request" shall have the meaning
           __________________________
assigned to such term in Section 2.03(b) hereof.

          "Multiemployer Plan" shall mean a multiemployer plan
           __________________
defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Notes" shall mean Syndicated Notes and Money Market
           _____
Notes.

          "Obligors" shall mean, collectively, the Borrowers and
           ________
the Guarantors.

          "Other Pro Forma Interest" shall mean, for any period,
           ________________________
an aggregate amount equal to the interest for such period on the aggregate principal amount of Indebtedness referred to in Sections 8.07(b), 8.07(c) and 8.07(d) hereof which is outstanding on the day immediately preceding such period, such interest to be calculated with respect to any such Indebtedness at the respective rates per annum as provided in (and calculated as provided in) the respective instruments evidencing or governing such Indebtedness; provided that interest on any such Indebted-ness accruing on a floating rate basis for such period shall be deemed to accrue on such Indebtedness at a rate per annum equal to the rate of interest in effect with respect to such Indebtedness on the day immediately preceding such period.

          "PBGC" shall mean the Pension Benefit Guaranty
           ____
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Additional Debt" shall have the meaning
           _________________________
assigned to such term in Section 8.07(b) hereof.

          "Permitted Liens" shall mean:
           _______________

          (a) pledges or deposits by the Company or any of its Restricted Subsidiaries under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company or any of its Restricted Subsidiaries), or leases to which the Company or any of its Restricted Subsidiaries are

                             Credit Agreement
                             ________________
     parties, deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, deposits of cash or U.S. Government bonds to secure surety or appeal bonds or performance bonds to which the Company or any of its Restricted Subsidiaries are parties or which are issued for their account, or deposits for the payment of rent (provided that such deposits as security for the
           ________
     payment of rent are required in the ordinary course of business);

          (b) Liens imposed by law, such as landlords', carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Company or any of its Restricted Subsidiaries with respect to which the Company or such Restricted Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review in good faith and by proper proceedings;

          (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment and Liens for taxes, assessments or other governmental charges the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves, determined in accordance with GAAP, are being maintained;

          (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or other Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries or to the ownership of their respective Properties which were not incurred in connection with Indebtedness of the Company or any of its Restricted Subsidiaries, which Liens do not in the aggregate materially detract from the value of said Properties or materially impair the operation of the business taken as a whole of the Company or such Restricted Subsidiary;

          (e) Liens created in connection with Capital Lease Obligations of the Company or any of its Restricted Subsidiaries, provided that such Liens do not encumber any
                   ________
     Property other than the Property financed by the capital lease under which such Capital Lease Obligations exist;

          (f) existing Liens in respect of Property, assets or business of the Company or any of its Restricted
     Subsidiaries listed on Schedule II hereto;


                             Credit Agreement
                             ________________

          (g)  Liens created pursuant to the Security Documents;

          (h) additional Liens upon real and/or personal Property created after the date hereof in respect of Indebtedness permitted by Section 8.07(d) hereof, provided
                                                       ________
     that the aggregate amount of the Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $10,000,000 in the aggregate at any one time outstanding;

          (i) extensions, renewals, refinancings or replacements of any Permitted Liens referred to in clauses (a) through
     (h), inclusive, above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal, refinancing or replacement is limited to the Property originally encumbered thereby; and

          (j) restrictions on the transfer of assets, including securities, imposed on the Company or any of its Subsidi-

     aries by the Communications Act of 1934, as amended, or any rules and regulations promulgated thereunder.

          "Permitted Replacement Subordinated Debt" shall have
           _______________________________________
the meaning assigned to such term in Section 8.07(c) hereof.

          "Person" shall mean any individual, corporation,
           ______
company, voluntary association, partnership, Joint Venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan
           ____
established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any
           _________________
principal of or interest on any Loan or any other amount payable by any Obligor under this Agreement, any Note or any other Basic Document to which it is a party that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date therefor to but excluding the date such amount is paid in full equal to the lesser of (a) 2% plus the Base Rate as in effect from time to time plus the
                                                     ____
Applicable Margin for Base Rate Loans (provided that, if the
                                       ________
amount so in default is principal of a Eurodollar Loan or a Money Market Loan and the day interest thereon commences to be payable at the Post-Default Rate is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such day to but excluding the last day of such Interest Period, 2% plus the
                                                       ____

                             Credit Agreement
                             ________________
interest rate for such Loan as provided in Section 3.02(a) hereof and, thereafter, the rate provided for above in this definition), and (b) the maximum rate permitted by the law of the State of New
York.

          "Prime Rate" shall mean the rate of interest from time
           __________
to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of
           ________________
the Administrative Agent and Chase, presently located at 1 Chase
Manhattan Plaza, New York, New York 10081.

          "Principal Payment Date" shall mean:  (a) with respect
           ______________________
to Infinity Term Loans, each Quarterly Date on which a principal payment in respect of such Loans is required to be made pursuant to Section 3.01(a) hereof; (b) with respect to Infinity Acquisition Loans, each Quarterly Date on which a principal payment in respect of such Loans is required to be made pursuant to Section 3.01(b) hereof; and (c) with respect to Subsidiary Loans made to any Subsidiary Borrower, each Quarterly Date on which a principal payment in respect of such Loans is required to be made pursuant to the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party.

          "Pro Forma Debt Service" shall mean, for any period,
           ______________________
the sum (without duplication) of the following for such period:
(a) Pro Forma Interest for such period plus (b) the aggregate amount of payments of principal scheduled to be made by the Company and its Restricted Subsidiaries in respect of Indebtedness during such period plus (c) the aggregate amount of reductions of the Revolving Credit Commitments scheduled to become effective during such period pursuant to Section 2.04(c) hereof.

          "Pro Forma Interest" shall mean, for any period, the
           __________________
sum (determined without duplication) of the following for such period: (a) Senior Pro Forma Interest plus (b) Other Pro Forma
Interest.

          "Property" shall mean any right or interest in or to
           ________
property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of
           _______________
March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

                             Credit Agreement
                             ________________

          "Reference Banks" shall mean Chase, The Bank of New
           _______________
York and Chemical Bank (or their Applicable Lending Offices, as the case may be).

          "Regulation D", "Regulation U" and "Regulation X" shall
           ____________    ____________       ____________
mean, respectively, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean, with respect to any
           _________________
Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Remaining Available Equity Issuance Amount" shall
           __________________________________________
mean, as at any date of determination (the "Calculation Date"),
                                            ________________
(I) if the Calculation Date occurs on or prior to the Acquisition Loan Commitment Termination Date, the sum of:

          (a) the aggregate amount of all cash received by the Company and its Restricted Subsidiaries in respect of all Equity Issuances during the period commencing on the Effective Date and ending on the Calculation Date (net of expenses incurred by the Company and its Restricted Subsidiaries in connection with such Equity Issuances) minus
                                                            _____

          (b) the aggregate amount of cash Investments made by the Company in Unrestricted Subsidiaries as permitted by
     Section 8.08(h)(ii)(A) hereof during the period commencing on the Effective Date and ending on the Calculation Date minus

          (c) the amount by which (i) the aggregate amount of cash payments made in respect of repurchases of common stock of the Company as permitted by Section 8.09(b)(ii)(A) hereof during the period commencing on the Effective Date and ending on the Calculation Date exceeds (ii) $150,000,000
                                    _______
     minus
     _____

          (d)  the aggregate amount of Restricted Payments made
     in cash as permitted by Section 8.09(c)(ii)(A) hereof during the period commencing on the Effective Date and ending on
     the Calculation Date minus
                          _____

                             Credit Agreement
                             ________________

          (e) the amount by which (i) the aggregate amount of cash payments made in respect of Acquisitions made as permitted by Sections 8.12(d) and 8.12(e) hereof during the period commencing on the Effective Date and ending on the Calculation Date exceeds (ii) the sum of (x) $250,000,000
                      _______
     plus (y) the amount by which (I) Excess Cash Flow for the
     ____
     period commencing on the Effective Date and ending on the Calculation Date exceeds (II) the sum of (A) the Remaining
                      _______
     Available Excess Cash Flow Amount on the Calculation Date plus (B) the amount of any reduction made in determining the
     ____
     Remaining Available Excess Cash Flow Amount as of the Calculation Date by reason of clause (e) of the definition of "Remaining Available Excess Cash Flow Amount"; and

(II) if the Calculation Date occurs after the Acquisition Loan
Commitment Termination Date, the sum of:

          (a) the June 1998 Remaining Available Equity Issuance Amount plus the aggregate amount of all cash received by the
            ____
     Company and its Restricted Subsidiaries in respect of all Equity Issuances during the period commencing on the day immediately following the Acquisition Loan Commitment Termination Date and ending on the Calculation Date (net of expenses incurred by the Company and its Restricted Subsidiaries in connection with such Equity Issuances) minus
                                                            _____

          (b) the aggregate amount of cash Investments made by the Company in Unrestricted Subsidiaries as permitted by
     Section 8.08(h)(ii)(A) hereof during the period commencing on the day immediately following the Acquisition Loan Commitment Termination Date and ending on the Calculation Date minus
          _____

          (c) the aggregate amount of cash payments made in respect of repurchases of common stock of the Company as permitted by Section 8.09(b)(ii)(A) hereof during the period commencing on the day immediately following the Acquisition Loan Commitment Termination Date and ending on the Calculation Date minus
                      _____

          (d) the aggregate amount of Restricted Payments made in cash as permitted by Section 8.09(c)(ii)(A) hereof during the period commencing on the day immediately following the Acquisition Loan Commitment Termination Date and ending on the Calculation Date minus
                          _____

          (e) the aggregate amount of cash payments made in respect of Acquisitions made as permitted by Sections
     8.12(d) and 8.12(e) hereof during the period commencing on the day immediately following the Acquisition Loan

                             Credit Agreement
                             ________________

     Commitment Termination Date and ending on the Calculation
     Date.

          "Remaining Available Excess Cash Flow Amount" shall
           ___________________________________________
mean, as at any date of determination (the "Determination Date")
                                            __________________
in any Fiscal Year (the "Current Fiscal Year"), the sum of:
                         ___________________


          (a) 100% of Excess Cash Flow for each Fiscal Year
     preceding the Current Fiscal Year commencing with Fiscal
     Year 1995 minus
               _____

          (b) the aggregate amount of cash Investments made by the Company in Unrestricted Subsidiaries as permitted by
     Section 8.08(h)(ii)(B) hereof during the period commencing on the Effective Date and ending on the Determination Date minus
     _____

          (c) the amount by which (i) the aggregate amount of cash payments made in respect of repurchases of common stock of the Company as permitted by Section 8.09(b)(ii)(B) hereof during the period commencing on the Effective Date and ending on the Determination Date exceeds (ii) $150,000,000
                                      _______
     minus
     _____

          (d) the aggregate amount of Restricted Payments made in
     cash as permitted by Section 8.09(c)(ii)(B) hereof during
     the period commencing on the Effective Date and ending on
     the Determination Date minus
                            _____

          (e) the amount by which (i) the aggregate amount of cash payments made (except to the extent such cash payments are made with the proceeds of one or more Equity Issuances) in respect of Acquisitions made as permitted by Sections 8.12(d) and 8.12(e) hereof during the period commencing on the Effective Date and ending on the Determination Date exceeds (ii) $250,000,000.
     _______

          "Release" shall mean any "release" as such term is
           _______
defined in 42 U.S.C.  9601(22) or any successor statute.

          "Reserve Requirement" shall mean, for any Interest
           ___________________
Period for any Eurodollar Loan or LIBOR Market Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include

                             Credit Agreement
                             ________________
any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(b) any category of extensions of credit or other assets which includes Eurodollar Loans or LIBOR Market Loans.

          "Restricted Payments" shall mean:  (a) any declaration
           ___________________
or payment (whether made by the Company or any of its Subsidi-aries) of dividends or other distributions (in cash, property or obligations) on account of any shares of any class of stock of the Company; (b) any payment (whether made or effected by the Company or any of its Subsidiaries, other than any payment to the Company by any of its Subsidiaries or to any Subsidiary of the Company by any of such Subsidiary's Subsidiaries) on account of, or the setting apart of money for a sinking or other analogous fund for, the purchase, redemption, prepayment, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Subsidiaries or any Equity Rights therefor; and (c) any payment of management or similar fees by the Company or any of its Subsidiaries to any Person (other than to any director of the Company or its Subsidiaries in connection with the performance of such director's duties in such capacity).

          "Restricted Subsidiary" shall mean each Subsidiary of
           _____________________
the Company other than an Unrestricted Subsidiary.

          "Revolving Credit Commitment" shall mean, as to each
           ___________________________
Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding (a) in the case of a Bank that is a party to this Agreement as of the date hereof, the amount set forth opposite the name of such Bank on Schedule I hereto under the heading "Revolving Credit Commitments" and (b) in the case of any other Bank, the aggregate amount of the Revolving Credit Commitments of other Banks acquired by it pursuant to Section 11.06(a) hereof (in the case of each of the foregoing clauses (a) and (b), as the same may be reduced from time to time pursuant to
Section 2.04 hereof or increased or reduced from time to time pursuant to said Section 11.06(a)).

          "Revolving Credit Commitment Reduction Date" shall mean
           __________________________________________
each Quarterly Date on which a reduction in the aggregate amount of the Revolving Credit Commitments becomes effective pursuant to the second sentence of Section 2.04(c) hereof.

          "Revolving Credit Commitment Termination Date" shall
           ____________________________________________
mean the Quarterly Date occurring in June 2003.

                             Credit Agreement
                             ________________

          "Revolving Credit Loans" shall have the meaning
           ______________________
assigned to such term in Section 2.01(c) hereof.

          "Revolving Credit Notes" shall mean the promissory
           ______________________
notes of the Company provided for by Section 2.08(c) hereof and all promissory notes of the Company delivered in substitution therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "SBC" shall mean Sagittarius Broadcasting Corporation,
           ___
a New York corporation, that is a Wholly Owned Restricted
Subsidiary of the Company.

          "SBC Term Loan Agreement" shall mean an Amended and
           _______________________
Restated Loan Agreement substantially in the form of Exhibit B hereto between SBC and the Administrative Agent, as modified and supplemented and in effect from time to time.

          "SBC Term Loan Notes" shall mean the promissory notes
           ___________________
of SBC issued pursuant to the SBC Term Loan Agreement.

          "SBC Term Loans" shall mean loans to SBC outstanding
           ______________
under the SBC Term Loan Agreement.

          "Security Agreement" shall mean a Second Amended and
           __________________
Restated Security Agreement substantially in the form of Exhibit D hereto between the Obligors and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the
           __________________
Guarantee Agreement, the Security Agreement and all Uniform Commercial Code financing statements required by this Agreement or any Subsidiary Loan Agreement or the Security Agreement to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement.

          "Senior Debt" shall mean all Indebtedness (other than
           ___________
Subordinated Debt) of the Company and its Restricted
Subsidiaries, determined on a consolidated basis.

          "Senior Debt Ratio" shall mean, as of any date of
           _________________
determination thereof, the ratio of (a) Senior Debt outstanding as of such date to (b) Annualized Consolidated Operating Cash Flow for the period of four fiscal quarters of the Company ended on, or most recently ended prior to, such date.

          "Senior Officer" shall mean the Chairman of the Board,
           ______________
the Co-Chairman of the Board, the President or the Vice
President-Finance of the Company or any Restricted Subsidiary, as the case may be.

                             Credit Agreement
                             ________________

          "Senior Pro Forma Interest" shall mean, for any period,
           _________________________
an amount equal to interest for such period on an amount equal to the aggregate principal amount of Loans to the Company and the Subsidiary Borrowers outstanding on the day immediately preceding such period at a rate per annum (calculated as provided in
Section 4.03 hereof) equal to the sum of (a) the Eurodollar Rate on the day immediately preceding such period that would be applicable to Eurodollar Loans hereunder for an Interest Period commencing on such date and having a term of three months plus
(b) the Applicable Margin for Eurodollar Loans on the day immediately preceding such period; provided that such rate per
                                   ________
annum shall not exceed, for any amount of such Loans as to which the Company has capped the interest rate thereon by entering into an Interest Rate Protection Agreement as to a notional amount equal to such amount of the Loans that is in effect on the day immediately preceding such period, a rate per annum equal to the capped rate provided for in such Interest Rate Protection Agreement (but, if such Interest Rate Protection Agreement is scheduled to terminate prior to the end of such period, only for that part of such period prior to the scheduled date of termination) appropriately adjusted to reflect fees and other costs payable by the Company under such Interest Rate Protection Agreement to the extent allocable to such period (or part thereof).

          "Senior Subordinated Indenture" shall mean the
           _____________________________
Indenture dated as of March 24, 1992 between the Company and Bank of Montreal Trust Company, as trustee, as the same shall be modified and supplemented and in effect from time to time.

          "Senior Subordinated Notes" shall mean the Company's
           _________________________
10-3/8% Senior Subordinated Notes due 2002 issued pursuant to the Senior Subordinated Indenture, as the same shall be modified and supplemented and in effect from time to time.

          "Set Rate" shall have the meaning assigned to such term
           ________
in Section 2.03(c)(ii)(D) hereof.

          "Set Rate Auction" shall mean a solicitation of Money
           ________________
Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.

          "Set Rate Loans" shall mean Money Market Loans the
           ______________
interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

          "SLH Investors" shall mean, collectively, Lehman
           _____________
Brothers Capital Partners II L.P., Lehman Brothers Merchant
Banking Portfolio Partnership L.P., Lehman Brothers Offshore
Investment Partnership Japan II L.P. and Lehman Brothers Offshore
Investment Partnership L.P. and their respective Permitted

                             Credit Agreement
                             ________________

Transferees (as such term is defined in the Amended and Restated Stockholders' Agreement dated as of February 5, 1992 among the Company, the SLH Investors and the Management Investors, as supplemented by the Transferee Agreement dated as of February 5, 1992, between the Company and BOB & CO., on behalf of the Jennifer Wiener and Gabriel Wiener Trusts, the Transferee Agreements dated as of November 29, 1993 between the Company and each of Mrs. Zena Wiener and The Michael Wiener 1993 Trust, the Transferee Agreement dated as of December 22, 1993 between the Company and The Zena and Michael A. Wiener Foundation and the Transferee Agreement dated as of March 28, 1994 between the Company and Zena Wiener 1994 Trust, as the same shall be modified and supplemented and in effect from time to time).

          "Station" shall mean each radio station owned or
           _______
operated by, or proposed to be Acquired by, any Restricted Subsidiary (or, if the context so requires, a Restricted Subsidiary that owns or operates, or proposes to Acquire, such a radio station) and shall include, without limitation, tangible assets used or usable in the operation of such radio station, real property used in connection with such radio station, contracts, leases and agreements relating to such radio station, FCC Licenses required for the operation of such radio station in accordance with the Communication Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder and copyrights, trademarks, trade names, logos, jingles, service marks, slogans and promotional materials used in connection with such radio station.

          "Stock Collateral" shall mean the "Stock Collateral"
           ________________
under and as defined in the Security Agreement.

          "Subordinated Debt" shall mean, collectively, all
           _________________
Indebtedness of the Company evidenced by the Senior Subordinated Notes and Permitted Replacement Subordinated Debt and other Indebtedness of the Company incurred as permitted by Section 8.07(b) or Section 8.07(d) hereof, if (a) such other Indebtedness is subordinated to the obligations of the Company hereunder and under the Guarantee Agreement as provided in clause (v) of
Section 8.07(c)(y) hereof, and (b) none of the Restricted Subsidiaries of the Company is directly or indirectly liable (contingently or otherwise) for any of such other Indebtedness,
(c) such other Indebtedness is not secured by any Property of the Company or any of its Subsidiaries and (d) the incurrence of such other Indebtedness and the incurrence of such other Indebtedness as "Subordinated Debt" shall be permitted by the Senior Subordinated Indenture, if then in effect, and/or such other Subordinated Debt Documents as are then in effect.

          "Subordinated Debt Documents" shall mean the Senior
           ___________________________
Subordinated Indenture, the Senior Subordinated Notes and any

                             Credit Agreement
                             ________________
other documents and instruments (including, without limitation, financing agreements, purchase agreements, promissory notes, indentures and registration rights agreements) evidencing, providing for or otherwise relating to any Subordinated Debt, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Subsidiary" shall mean, for any Person, any
           __________
corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly
                                                      ______
Owned Subsidiary" shall mean, for any Person, any such
________________
corporation, partnership or other entity of which all of the securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Subsidiary Acquisition Loans" shall have the meaning
           ____________________________
assigned to such term in Section 2.01(c) hereof.

          "Subsidiary Borrower" shall mean each of HBC, Infinity
           ___________________
of Boston, Infinity of California, SBC and each other Restricted
Subsidiary to which Subsidiary Acquisition Loans are made or assigned.

          "Subsidiary Loan Agreement" shall mean a Loan Agreement
           _________________________
substantially in the form of Exhibit B hereto between a Subsidiary Borrower and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time, including, without limitation, the Subsidiary Term Loan Agreements.

          "Subsidiary Loan Notes" shall mean, collectively, the
           _____________________
Subsidiary Term Loan Notes and other promissory notes of any Subsidiary Borrower in respect of Subsidiary Acquisition Loans made or assigned to such Subsidiary Borrower.

          "Subsidiary Loans" shall mean, collectively, the
           ________________
Subsidiary Term Loans and the Subsidiary Acquisition Loans.

          "Subsidiary Term Loan Agreements" shall mean,
           _______________________________
collectively, the HBC Term Loan Agreement, the Infinity of Boston

                             Credit Agreement
                             ________________

Term Loan Agreement, the Infinity of California Term Loan
Agreement and the SBC Term Loan Agreement.

          "Subsidiary Term Loan Notes" shall mean, collectively,
           __________________________
the HBC Term Loan Notes, the Infinity of Boston Term Loan Notes, the Infinity of California Term Loan Notes and the SBC Term Loan
Notes.

          "Subsidiary Term Loans" shall mean, collectively, the
           _____________________
HBC Term Loans, the Infinity of Boston Term Loans, the Infinity of California Term Loans and the SBC Term Loans.

          "Syndicated Loans" shall mean, collectively, Term
           ________________
Loans, Acquisition Loans and Revolving Credit Loans.

          "Syndicated Notes" shall mean Infinity Term Loan Notes,
           ________________
Infinity Acquisition Loan Notes, Revolving Credit Notes and
Subsidiary Loan Notes.

          "Tax Allocation Agreements" shall mean each Tax
           _________________________
Allocation Agreement substantially in the form of Exhibit I hereto each between the Company and an Unrestricted Subsidiary, as the same shall be modified and supplemented and in effect from time to time.

          "Term Loans" shall mean, collectively, Infinity Term
           __________
Loans and Subsidiary Term Loans.

          "Total Debt" shall mean all Indebtedness of the Company
           __________
and its Restricted Subsidiaries, determined on a consolidated basis.

          "Total Debt Ratio" shall mean, as of any date of
           ________________
determination thereof, the ratio of (a) Total Debt outstanding as of such date to (b) Annualized Consolidated Operating Cash Flow for the period of the four fiscal quarters of the Company ended on, or most recently ended prior to, such date.

          "Total Debt Service" shall mean, as at the last day of
           __________________
any Fiscal Year, the sum (calculated without duplication) of all payments of principal of and interest on Indebtedness of the Company and its Restricted Subsidiaries made or scheduled to be made during such Fiscal Year; provided that (i) for any Fiscal
                              ________
Year ending on or prior to the Acquisition Loan Commitment Termination Date, "Total Debt Service" shall include payments made during such Fiscal Year pursuant to Section 3.04 hereof of principal of Acquisition Loans and Money Market Loans outstanding under the Acquisition Loan Commitments only to the extent and in the amount (determined without duplication) of any reduction of the Acquisition Loan Commitments during such Fiscal Year pursuant to Section 2.04(d) hereof and (ii) for any Fiscal Year ending on

                             Credit Agreement
                             ________________
or prior to the Revolving Credit Commitment Termination Date, "Total Debt Service" shall include payments made during such Fiscal Year pursuant to Section 3.04 hereof of principal of Revolving Credit Loans and Money Market Loans outstanding under the Revolving Credit Commitments only to the extent and in the amount (determined without duplication) of any reduction of the Revolving Credit Commitments during such Fiscal Year pursuant to
Section 2.04(c) or Section 2.04(d) hereof.

          "Total Interest" shall mean, for any period, all
           ______________
interest, whether paid in cash or accrued as a liability, on all Indebtedness (including imputed interest on Capital Lease Obligations) of the Company and its Restricted Subsidiaries, determined on a consolidated basis, during such period, provided that (i) there shall be added to "Total Interest" any fees or commissions or net losses amortized during such period under Interest Rate Protection Agreements and any fees or commissions payable in connection with any letters of credit during such period and (ii) there shall be subtracted from "Total Interest" any net gains under Interest Rate Protection Agreements during such period and the aggregate amount of interest income in respect of cash and cash equivalents of the Company and its Restricted Subsidiaries realized during such period.

          "Total Interest Coverage Ratio" shall mean, as of any
           _____________________________
date of determination thereof, the ratio of (a) Annualized Consolidated Operating Cash Flow for the period of four fiscal quarters of the Company ended on, or most recently ended prior to, such date to (b) Total Interest for such period.

          "Total Pro Forma Debt Service Coverage Ratio" shall
           ___________________________________________
mean, as of any date of determination thereof, the ratio of
(a) the sum of After Tax ACOCF for the period of four fiscal quarters of the Company ended on, or most recently ended prior to, such date to (b) Pro Forma Debt Service for the period of four fiscal quarters beginning with the fiscal quarter immediately following the last fiscal quarter used in the determination of After Tax ACOCF.

          "Type" shall have the meaning assigned to such term in
           ____
Section 1.03 hereof.

          "Unrestricted Subsidiary" shall mean Infinity Network
           _______________________
Inc., UCGI, Inc. and any other Subsidiary of the Company organized or Acquired after the date hereof and designated by the Board of Directors of the Company as an "Unrestricted Subsidiary" provided, in each case, that at the time any such other
Subsidiary is so organized or Acquired and at all times thereafter:

                             Credit Agreement
                             ________________

          (i) none of the issued and outstanding capital stock of such Subsidiary (or any Subsidiary of such Subsidiary) is owned by any Restricted Subsidiary;

         (ii) no proceeds of any Loan hereunder are used to finance or pay any cost or expense related to the organization of, or Acquisition of the assets, Properties or any FCC License of, such Subsidiary (or any Subsidiary of such Subsidiary) except to the extent permitted by Section 8.08(h) hereof;

        (iii) neither the Company nor any Restricted Subsidiary is at the time such Subsidiary (or any Subsidiary of such Subsidiary) is organized or Acquired and at all times thereafter (x) directly or indirectly liable (contingently or otherwise), or provides or is obligated to provide any credit support, for any Indebtedness (including, without limitation, any undertaking, agreement or instrument evidencing such Indebtedness) or other obligation of such Subsidiary (or any Subsidiary of such Subsidiary), (y) obligated to contribute any funds or other Property to such Subsidiary (or any Subsidiary of such Subsidiary) except to the extent permitted by Section 8.08(h) hereof or (z) otherwise directly or indirectly obligated to any other Person on account of the Indebtedness, other obligations or financial condition of such Subsidiary (or any Subsidiary of such Subsidiary) except to the extent of a pledge or security interest in the capital stock owned of such Subsidiary as collateral security for obligations of such Subsidiary (or any Subsidiary of such Subsidiary);

         (iv) no agreements, instruments or other documents governing or evidencing any Indebtedness of such Subsidiary (or any Subsidiary of such Subsidiary) contains a cross-default or cross-acceleration clause or other "event of default" or similar event the occurrence of which (with or without notice or lapse of time or both) causes or would permit the holder(s) thereof to cause such Indebtedness to become due or to be required to be purchased or redeemed by such Subsidiary or any Affiliate prior to its stated maturity or to take enforcement action against such Subsidiary (or any Subsidiary of such Subsidiary) solely by reason of (x) the occurrence of a Default hereunder, (y) the occurrence of any default or other event or condition in respect of any other Indebtedness of the Company or any of its Restricted Subsidiaries (including, without limitation, Subordinated Debt) or (z) the occurrence of any event or condition with respect to the Company or any of its Restricted Subsidiaries other than any event or condition of the Type described in Section 9(e), (f), (g), (i), (j) or
     (n) hereof with respect to the Company;

                             Credit Agreement
                             ________________

          (v) the Company and such Subsidiary (or another Unrestricted Subsidiary of which such Subsidiary is a Subsidiary), acting on its own behalf and on behalf of its Subsidiaries, have entered into a Tax Allocation Agreement, which Agreement shall be in full force and effect at the time such Subsidiary is organized or Acquired and at all times thereafter;

         (vi) such Subsidiary (and any Subsidiary of such Subsidiary) is an "Unrestricted Subsidiary" under, as defined in and for all purposes of the Senior Subordinated
     Indenture; and

        (vii) the Company has notified the Banks as to the organization or Acquisition of such Subsidiary as required by Section 8.21(a) hereof and the Company is in compliance with its other obligations set forth in Section 8.21 hereof.

          1.02  Accounting Terms and Determinations.
                ___________________________________

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Banks hereunder shall (unless otherwise disclosed to the Banks as provided in Section 1.02(b) hereof, but subject to
Section 1.02(c) hereof) be prepared, in accordance with GAAP applied on a basis consistent with the accounting principles used in the preparation of the audited financial statements of the Company and its Restricted Subsidiaries referred to in
Section 7.02 hereof, and all computations made for the purpose of determining compliance with Section 8 hereof, including definitions used therein, and made for the purpose of determining the Applicable Margin and the amount of each prepayment required by Section 3.04 hereof shall utilize accounting principles and policies in effect at the time of the preparation of and in conformity with those used to prepare such audited financial statements.

          (b) The Company shall deliver to the Administrative Agent and the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01(a), 8.01(b), 8.01(c) or 8.01(d) hereof a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements and reasonable estimates of the difference between such statements arising as a consequence thereof.

                             Credit Agreement
                             ________________

          (c) Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the audited financial statements referred to in
Section 7.02 hereof are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms in or relating to Section 3.04, Section 8 or any other provision of this Agreement, the parties hereto agree to enter into discussions with a view to amending such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Company and its Restricted Subsidiaries shall be the same after such changes as if such changes had not been made, provided that no change in such accounting principles that would affect the method of calculation of any of said financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Banks, to so reflect such change in accounting principles.

          (d) The Company will maintain its accounts and the accounts of its Subsidiaries on the basis of a calendar year and the last days of the first three fiscal quarters in each Fiscal Year of the Company will be March 31, June 30 and September 30 of each year, respectively.

          1.03  Types and Classes of Loans and Commitments.
                __________________________________________
Loans hereunder are distinguished by "Type" and "Class" and Commitments hereunder are distinguished by "Class". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. The "Class" of a Loan refers to whether such Loan is an Infinity Term Loan, an Infinity Acquisition Loan, a Revolving Credit Loan, a Subsidiary Term Loan, a Subsidiary Acquisition Loan or a Money Market Loan, and the "Class" of a Commitment refers to whether such Commitment is an Acquisition Loan Commitment or a Revolving Credit Commitment, each of which constitutes a Class.

                             Credit Agreement
                             ________________

          Section 2.  Commitments.
                      ___________

          2.01  Syndicated Loans.
                ________________

          (a)  Conversion of Term Loans.  As of the Effective
               ________________________
Date:

          (i)  all of the Infinity Term Loans under and as
     defined in the Existing Credit Agreement outstanding
     immediately prior to the Effective Date and $48,250,000 in aggregate principal amount of the Infinity Acquisition Loans under and as defined in the Existing Credit Agreement
     outstanding immediately prior to the Effective Date shall
     constitute "Loans" hereunder (such Loans being herein
     collectively called "Infinity Term Loans");
                          ___________________

         (ii) all of the HBC Term Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Effective Date under the Existing Subsidiary Loan Agreement to which HBC is a party shall constitute "Loans" under the HBC Term Loan Agreement (such Loans being herein collectively called "HBC Term Loans");
                          ______________

        (iii) all of the Infinity of Boston Acquisition Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Effective Date under the Existing Subsidiary Loan Agreement to which Infinity of Boston is a party shall constitute "Loans" under the Infinity of Boston Term Loan Agreement (such Loans being herein collectively called "Infinity of Boston Term Loans");
             _____________________________

         (iv) all of the Infinity of California Acquisition Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Effective Date under the Existing Subsidiary Loan Agreement to which Infinity of California is a party and $31,000,000 in aggregate principal amount of the Infinity Acquisition Loans under and as defined in the Existing Credit Agreement outstanding immediately prior to the Effective Date shall constitute "Loans" under the Infinity of California Term Loan Agreement (such Loans being herein collectively called "Infinity of
                                                   ___________
     California Term Loans"); and
     _____________________

          (v) all of the SBC Term Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Effective Date under the Existing Subsidiary Loan Agreement to which SBC is a party shall constitute "Loans" under the SBC Term Loan Agreement (such Loans being herein collectively called "SBC Term Loans").
                          ______________

                             Credit Agreement
                             ________________

Subject to the terms and conditions of this Agreement, the Company may (as provided in Section 2.09 hereof) Convert Infinity
Term Loans of one Type into Infinity Term Loans of the other Type or Continue Infinity Term Loans of one Type as Infinity Term
Loans of the same Type.

          (b)  Acquisition Loans.  Each Bank severally agrees, on
               _________________
the terms and conditions of this Agreement, to make loans under its Acquisition Loan Commitment to the Company and, subject to the provisions of Section 2.01(d) hereof, the Restricted Subsidiaries on any Business Day during the period from and including the Effective Date to and including the Acquisition Loan Commitment Termination Date in an aggregate principal amount up to but not exceeding at any one time outstanding the unused amount of such Bank's Acquisition Loan Commitment as then in effect; provided that, prior to the Acquisition Loan Commitment
        ________
Termination Date, in no event shall the aggregate principal amount of Acquisition Loans (as defined below), together with the aggregate principal amount of all Money Market Loans made under the Acquisition Loan Commitments, exceed the aggregate amount of the Acquisition Loan Commitments as in effect from time to time. Loans made to the Company pursuant to this Section 2.01(b) are herein collectively called "Infinity Acquisition Loans". Loans
                            __________________________
made to any Restricted Subsidiary pursuant to this Section 2.01(b) and Infinity Acquisition Loans assigned by the Company to any Restricted Subsidiary as provided in Section 2.01(d)(ii) hereof are herein collectively called "Subsidiary Acquisition
                                       ______________________
Loans" and, upon the effectiveness of any such assignment of
_____
Infinity Acquisition Loans, the Infinity Acquisition Loans so assigned shall cease to be "Infinity Acquisition Loans" for purposes of this Agreement. Subject to the terms and conditions of this Agreement, during the period referred to in the first sentence of this Section 2.01(b), (x) the Company (but not any Restricted Subsidiary) may borrow, prepay and reborrow the amount of the Acquisition Loan Commitments by means of Base Rate Loans and Eurodollar Loans and may (as provided in Section 2.09 hereof) Convert Acquisition Loans of one Type into Acquisition Loans of the other Type or Continue Acquisition Loans of one Type as Acquisition Loans of the same Type and (y) any Restricted Subsidiary may borrow and, subject to the provisions of the Subsidiary Loan Agreement to which such Restricted Subsidiary is a party, prepay Acquisition Loans made to it on the terms and conditions (including as to Type of Loan) set forth herein and in such Subsidiary Loan Agreement.

          (c)  Revolving Credit Loans.  As of the Effective Date,
               ______________________
Working Capital Loans under and as defined in the Existing Credit Agreement and $19,750,000 in aggregate principal amount of the Infinity Acquisition Loans under and as defined in the Existing Credit Agreement outstanding immediately prior to the Effective Date shall constitute "Loans" hereunder (and, as such, shall

                             Credit Agreement
                             ________________
constitute a utilization of each Bank's Revolving Credit Commitment hereunder). Each Bank severally agrees, on the terms and conditions of this Agreement, to make additional loans under its Revolving Credit Commitment to the Company on any Business Day during the period from and including the Effective Date to and including the Revolving Credit Commitment Termination Date in an aggregate principal amount up to but not exceeding at any one time outstanding the unused amount of such Bank's Revolving Credit Commitment as then in effect; provided that in no event
                                     ________
shall the aggregate principal amount of Revolving Credit Loans (as defined below), together with the aggregate principal amount of all Money Market Loans made under the Revolving Credit Commitments, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Loans referred to in the first sentence of this Section 2.01(c) and Loans made pursuant to the second sentence of this Section 2.01(c) are herein collectively called "Revolving Credit Loans". Subject to
                            ______________________
the terms and conditions of this Agreement, during the period referred to in the second sentence of this Section 2.01(c) the Company may borrow, prepay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may (as provided in Section 2.09 hereof) Convert Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type.

          (d)  Subsidiary Acquisition Loans.
               ____________________________

               (i)  Satisfaction of Conditions.  No Acquisition
                    __________________________
          Loan to any Subsidiary Borrower shall be made to such Subsidiary Borrower unless, prior to or simultaneously with the making of such Loan, each of the conditions precedent specified in Section 6.02 hereof relating to such Subsidiary Borrower and each of the conditions precedent specified in Section 6.03 hereof shall be satisfied or waived with the consent of such of the Banks as are required for such purpose under this Agreement.

               (ii)  Assignments of Acquisition Loans.  At any
                     ________________________________
          time after the Company borrows any Acquisition Loan hereunder, the Company may assign such Acquisition Loan and the Company's obligations with respect thereto to any Restricted Subsidiary which shall thereupon become a Subsidiary Borrower hereunder and under the Subsidiary Loan Agreement to which it is a party; provided that (x) each of the conditions precedent
          ________
          specified in Section 6.02 hereof relating to such Restricted Subsidiary shall be satisfied or waived with the consent of such of the Banks as are required for such purpose under this Agreement and (y) the Company

                             Credit Agreement
                             ________________
          and such Restricted Subsidiary shall have executed and delivered to the Administrative Agent a duly completed
          Assignment Agreement with respect to the Acquisition
          Loan so assigned.

          (e)  Subsidiary Loan Agreements.  The Subsidiary Loans
               __________________________
made or assigned to any Subsidiary Borrower shall be governed by a Subsidiary Loan Agreement between such Subsidiary Borrower and the Administrative Agent.

          2.02  Borrowings of Syndicated Loans.  The Company
                ______________________________
shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing by it of Syndicated Loans hereunder or by any Subsidiary Borrower under the Subsidiary Loan Agreement to which such Subsidiary is a party as provided in
Section 4.05 hereof. Not later than 12:00 noon New York time on the date specified for each borrowing of Syndicated Loans hereunder or thereunder, each Bank shall make available the amount of the Syndicated Loan(s) to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company or such Subsidiary Borrower, as the case may be. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement and/or the related Subsidiary Loan Agreement, as the case may be, be made available to the Company or such Subsidiary Borrower, as the case may be, by depositing the same, in immediately available funds, in an account of the Company or such Subsidiary Borrower, as the case may be, maintained with Chase at the Principal Office designated by the Company or by wiring the same, in immediately available funds, to any account specified by the Company in the related notice of such borrowing.

          2.03  Money Market Loans.
                __________________

          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Acquisition Loan Commitment Termination Date or the Revolving Credit Commitment Termination Date, as the case may be, the Company may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Company in Dollars under the Acquisition Loan Commitments or the Revolving Credit Commitments, respectively. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "Type" of Money Market Loan), provided that:
                    ________

               (i)  the aggregate principal amount of all Money
          Market Loans under the Acquisition Loan Commitments,

                             Credit Agreement
                             ________________
          together with the aggregate principal amount of all Acquisition Loans, at any one time outstanding shall not exceed the aggregate amount of the Acquisition Loan
          Commitments at such time; and

              (ii) the aggregate principal amount of all Money Market Loans under the Revolving Credit Commitments together with the aggregate principal amount of all Revolving Credit Loans at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments at such time.

          (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice (a "Money Market Quote
                                            __________________
Request") so as to be received no later than 11:00 a.m. New York
_______
time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Business Day immediately preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree). Subject to Section 2.10 hereof, the Company may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the
                                                ________
request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be
 ______________________
substantially in the form of Exhibit K-1 hereto and shall specify as to each Money Market Borrowing:

               (i) the Class of Commitments under which such Money Market Borrowing is to be made;

              (ii) the proposed date of such borrowing, which shall be a Business Day;

             (iii) the aggregate amount of such Money Market Borrowing, which shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in clause (i) or (ii) of Section 2.03(a) hereof to be violated;

              (iv)  the duration of the Interest Period
          applicable thereto;

                             Credit Agreement
                             ________________

               (v) whether the Money Market Quotes requested for a particular Interest Period are to be quotes for LIBOR
          Market Loans or Set Rate Loans; and

              (vi) if the Money Market Quotes requested are to be quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date").
           ______________

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

          (c) (i) Each Bank may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the
                                            ________
Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote
                            ________
may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.03 and 9 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Company.

          (ii) Each Money Market Quote shall be substantially in the form of Exhibit K-2 hereto and shall specify:

          (A)  the proposed date of borrowing and the Interest
     Period therefor;

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of

                             Credit Agreement
                             ________________

     $1,000,000); provided that the aggregate principal amount of
                  ________
     all Money Market Loans for which any Bank submits Money Market Quotes (x) may be greater or less than the Acquisition Loan Commitment or Revolving Credit Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

          (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO Margin")
                                             ___________
     offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

          (D)  in the case of a Set Rate Auction, the rate of
     interest per annum (rounded upwards, if necessary, to the
     nearest 1/10,000th of 1%) offered for each such Money Market
     Loan (the "Set Rate"); and
                ________

          (E)  the identity of the quoting Bank.

Unless otherwise agreed by the Administrative Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided
                                                      ________
that the submission by any Bank containing more than one Money Market Quote may be conditioned on the Company not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").
                                 _______________________

          (d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by any Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Company

                             Credit Agreement
                             ________________
shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree), the Company shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Bank. The notice from the Administrative Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Set Rates that were accepted for each Interest Period. The Company may accept any Money Market Quote in whole or in part (provided that, subject to the penultimate
                     ________
sentence of this Section 2.03(e), any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:
             ________

          (i)  the aggregate principal amount of each Money
     Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

         (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in clause (i) or (ii) of Section 2.03(a) hereof to be violated;

        (iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

         (iv) the Company may not accept any offer where the Administrative Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof); and

                             Credit Agreement
                             ________________

          (v)  the aggregate principal amount of each Money
     Market Borrowing from any Bank may not exceed any applicable
     Money Market Loan Limit of such Bank.

If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in amounts of at least $1,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          (g) Except for the purpose and to the extent expressly stated in Section 2.04(a) hereof, the amount of any Money Market
Loan made by any Bank shall not constitute a utilization of such Bank's Acquisition Loan Commitment or Revolving Credit
Commitment, as the case may be.

          (h) The Company shall pay to the Administrative Agent a fee of $3,000 each time the Company gives a Money Market Quote
Request to the Agent.

          2.04  Changes of Commitments.
                ______________________

          (a)  Voluntary.  The Company shall have the right at
               _________
any time or from time to time (i) so long as no Acquisition Loans or Money Market Loans made under the Acquisition Loan Commitments are outstanding, to terminate the Acquisition Loan Commitments,
(ii) so long as no Revolving Credit Loans or Money Market Loans made under the Revolving Credit Commitments are outstanding, to terminate the Revolving Credit Commitments, (iii) to reduce the aggregate unused amount of the Acquisition Loan Commitments (for which purpose the aggregate principal amount of Money Market

                             Credit Agreement
                             ________________

Loans made under the Acquisition Loan Commitments shall be deemed to be use of the Acquisition Loan Commitments) and (iv) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose the aggregate principal amount of Money Market Loans made under the Revolving Credit Commitments shall be deemed to be use of the Revolving Credit Commitments); provided that (x)
                                                ________
the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction of either Class of Commitments shall be in an aggregate amount equal to $1,000,000 or a multiple of $1,000,000 in excess thereof.

          (b)  Mandatory Reduction of Acquisition Loan
               _______________________________________
Commitments.  The aggregate amount of the Acquisition Loan
___________
Commitments shall be automatically reduced to zero at the close of business on the Acquisition Loan Commitment Termination Date.

          (c)  Mandatory Reductions of Revolving Credit
               ________________________________________
Commitments.  The aggregate amount of the Revolving Credit
___________
Commitments shall be automatically reduced to zero at the close of business on the Revolving Credit Commitment Termination Date. In addition, the aggregate amount of the Revolving Credit Commitments shall be automatically reduced on each Revolving Credit Commitment Reduction Date set forth below by an amount equal to the product of (i) the aggregate amount of the Revolving Credit Commitments that were in effect at the close of business on the Effective Date times (ii) the percentage set forth below opposite the related Revolving Credit Commitment Reduction Date:

     Revolving Credit
     Commitment Reduction Date
     Occurring In:                      Percentage
     ____________                       __________

     September 1998                     6.250%
     December 1998                      6.250%
     March 1999                         3.750%
     June 1999                          3.750%
     September 1999                     3.750%
     December 1999                      3.750%
     March 2000                         4.375%
     June 2000                          4.375%
     September 2000                     4.375%
     December 2000                      4.375%
     March 2001                         5.000%
     June 2001                          5.000%
     September 2001                     5.000%
     December 2001                      5.000%
     March 2002                         5.000%
     June 2002                          5.000%
     September 2002                     5.000%
     December 2002                      5.000%

                             Credit Agreement
                             ________________

     March 2003                         7.500%


          (d)  Reduction of Acquisition Loan Commitments and
               _____________________________________________
Revolving Credit Commitments.
____________________________

          (i) Each Class of Commitments shall be automatically reduced by the aggregate principal amount of each prepayment of Loans of such Class made as required by Section 3.04(a), 3.04(b), 3.04(c) or 3.04(d) hereof.

         (ii) Each Class of Commitments shall be automatically reduced by the amount of any prepayment of Loans of the related Class that would have been required to have been made pursuant to Section 3.04(a), 3.04(b), 3.04(c) or 3.04(d) hereof but for the provisions of Section 3.04(g)(vi)(B) hereof.

        (iii) If any event of the type described in Section 3.04(a), 3.04(b), 3.04(c) or 3.04(d) hereof occurs at any time when no Syndicated Loans are outstanding and one or both Classes of Commitments are then in effect, then on each date on which a prepayment of Syndicated Loans would have been required to have been made pursuant to any of said Sections had any Syndicated Loans been outstanding on said date the Commitments shall be automatically reduced by an amount equal to the aggregate principal amount of the Syndicated Loans that would have been required to have been repaid had Syndicated Loans been outstanding on said date (such reduction to be applied, if both Classes of Commitments are then in effect, pro rata in accordance with the respective aggregate amounts of such Classes of Commitments).

          (e)  Effect of Commitment Reductions.  Commitments once
               _______________________________
terminated or reduced may not be reinstated.

          2.05  Commitment Fees.
                _______________

          (a) The Company shall pay to the Administrative Agent a commitment fee on the daily average unused amount of each Commitment (as defined in the Existing Credit Agreement) held by a Revolving Credit Bank (as so defined) for account of such Revolving Credit Bank, for the period from and including the day immediately following the day through which accrued commitment fees have been paid under the Existing Credit Agreement to but not including the Effective Date, at a rate per annum equal to 3/8 of 1%.

          (b) The Company shall pay to the Administrative Agent for account of each Bank a commitment fee on the daily average

                             Credit Agreement
                             ________________
unused amount of each Class of Commitment of such Bank, for the period from and including the Effective Date to but not including the earlier of the date such Class of Commitment is terminated and the Acquisition Loan Commitment Termination Date or the Revolving Credit Commitment Termination Date (as the case may
be), at a rate per annum equal to 3/8 of 1%, except that for any day on which either the Total Debt Ratio is less than 4.00 to 1, or the Company's long-term unsecured debt securities are rated BBB- or higher by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. (or any successor thereto) and Baa3 or higher by Moody's Investor Services, Inc. (or any successor thereto), commitment fees payable by the Company hereunder shall be calculated at a rate per annum equal to 1/4 of 1%; provided that
                                                   ________
no downward adjustment in the rate at which the commitment fee is calculated by reason of a change in a rating for the Company's long-term unsecured debt securities shall become effective until the second Business Day after the Company notifies the Administrative Agent of such change in such rating. Accrued commitment fee in respect of either Class of Commitments shall be payable on each Quarterly Date and on the earlier of the date the Commitments of such Class are terminated and the Acquisition Loan Commitment Termination Date or the Revolving Credit Commitment Termination Date (as the case may be).

          2.06  Lending Offices.  The Loans of each Type made by
                _______________
each Bank shall be made and maintained at such Bank's Applicable
Lending Office for Loans of such Type.

          2.07  Several Obligations; Remedies Independent.  The
                _________________________________________
failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make any Loan on such date, but neither any Bank nor the Agents shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under its Notes and by each Subsidiary Borrower at any time under the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party and under its Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, any Subsidiary Loan Agreement and the Notes, and it shall not be necessary for any other Bank or the Agents to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  Notes.
                _____

          (a) The Infinity Term Loans held by each Bank shall be evidenced by a single promissory note (each, an "Infinity Term
                                                 _____________
Loan Note") of the Company in substantially the form of Exhibit
_________
A-1 hereto, dated the Interest Accrual Date for such Loans, payable to the order of such Bank in a principal amount equal to

                             Credit Agreement
                             ________________
the amount of such Bank's outstanding Infinity Term Loans as of such date and otherwise duly completed.

          (b) The Infinity Acquisition Loans held by each Bank shall be evidenced by a single promissory note (each, an "Infinity Acquisition Loan Note") of the Company in substantially
 ______________________________
the form of Exhibit A-2 hereto, dated the Effective Date, payable to the order of such Bank in a principal amount equal to the amount of such Bank's Acquisition Loan Commitment as in effect on the Effective Date and otherwise duly completed.

          (c) The Revolving Credit Loans made by each Bank shall be evidenced by a single promissory note (each, a "Revolving
                                                   _________
Credit Note") of the Company in substantially the form of Exhibit
___________
A-3 hereto, dated the Interest Accrual Date for such Loans, payable to the order of such Bank in a principal amount equal to the amount of such Bank's Revolving Credit Commitment as in effect on the Effective Date and otherwise duly completed.

          (d) Loans to any Subsidiary Borrower held by any Bank, and Loans to the Company held by any Bank that are assigned to, and assumed by, any Subsidiary Borrower as contemplated by
Section 2.01(d)(ii) hereof, shall be evidenced by a single promissory note (each, a "Subsidiary Loan Note") of such
                          ____________________
Subsidiary Borrower in substantially the form of Exhibit A-4 hereto, dated, in the case of Subsidiary Term Loans and additional Loans to the Company held by such Bank that are assigned to, and assumed by, any Subsidiary Borrower, the Interest Accrual Date for such Loans and, in the case of all other Subsidiary Loans, the date such Loans are made to such Subsidiary Borrower payable to the order of such Bank in a principal amount equal to the amount of such Bank's Loans to such Subsidiary Borrower on such date and otherwise duly completed.

          (e)  The Money Market Loans made by any Bank under the
Acquisition Loan Commitments and the Revolving Credit Commitments shall each be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-5 hereto, dated the Effective Date, payable to the order of such Bank and otherwise duly completed.

          (f) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of any Class held by any Bank, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing such Bank's Loans of such Class, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of
                                  ________
such Bank to make any such recordation or endorsement shall not affect the obligations of the Company or the relevant Subsidiary

                             Credit Agreement
                             ________________

Borrower, as the case may be, to make a payment when due of any amount owing under such Note.

          (g) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's relevant
Commitments, Loans and Notes pursuant to Section 11.06 hereof.

          2.09  Conversions or Continuations of Syndicated Loans.
                ________________________________________________
Subject to Section 4.04 hereof, the Company (on its own behalf and on behalf of any Subsidiary Borrower) shall have the right to Convert Syndicated Loans of one Type and Class into Syndicated Loans of the other Type of the same Class or Continue Loans of one Type and Class as Syndicated Loans of the same Type and Class, at any time or from time to time, provided that: (a) the
                                         ________
Company shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 4.05 hereof; and (b) Eurodollar Loans hereunder and Eurodollar Loans under and as defined in each Subsidiary Loan Agreement may be Converted only on the last day of an Interest Period (as defined herein and therein) for such Loans.

          2.10  Limitation on Interest Periods.  All borrowings,
                ______________________________
Conversions and Continuations of Loans hereunder and under the Subsidiary Loan Agreements and all selections of Interest Periods (as defined herein and in each of the Subsidiary Loan Agreements) shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, at no time will the aggregate number of Fixed Rate Tranches exceed ten (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" in Section 1.01 hereof and in Section 1.01 of each of the Subsidiary Loan Agreements shall be deemed to be different Interest Periods even if they are coterminus). As used in this Section 2.10, the term "Fixed Rate Tranche" is the collective reference to Eurodollar
 __________________
Loans and Money Market Loans hereunder and under the Subsidiary Loan Agreements the Interest Periods with respect to which begin on the same date and end on the same later date, whether or not such Loans were originally made on the same date (subject to the last parenthetical phrase in the immediately preceding sentence). Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Company (on its own behalf and on behalf of any Subsidiary Borrower) to borrow any Syndicated Loan as a Eurodollar Loan, or to Convert any Syndicated Loan into a Eurodollar Loan, or to Continue any Syndicated Loan as a Eurodollar Loan, in which event all Syndicated Loans shall be made, or, if outstanding as Eurodollar

                             Credit Agreement
                             ________________

Loans, Converted (on the last day(s) of the respective Interest
Periods therefor into Base Rate Loans) or, if outstanding as Base
Rate Loans, Continued as Base Rate Loans.


          Section 3.  Payments of Principal and Interest.
                      __________________________________

          3.01  Repayment of Loans.
                __________________

          (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank the principal of the Infinity Term Loans held by such Bank that are outstanding on June 30, 1998 in 20 installments payable on the Principal Payment Dates as follows (each such installment to be in an amount equal to the product of (i) the aggregate principal amount of the Infinity Term Loans outstanding at the close of business on June 30, 1998 held by such Bank times (ii) the percentage set forth
                           _____
below opposite the related Principal Payment Date):

 Principal Payment Date
      Occurring In:                             Percentage
      ____________                              __________

     September 1998                               6.250%
     December  1998                               6.250%
     March 1999                                   3.750%
     June 1999                                    3.750%
     September 1999                               3.750%
     December 1999                                3.750%
     March 2000                                   4.375%
     June 2000                                    4.375%
     September 2000                               4.375%
     December 2000                                4.375%
     March 2001                                   5.000%
     June 2001                                    5.000%
     September 2001                               5.000%
     December 2001                                5.000%
     March 2002                                   5.000%
     June 2002                                    5.000%
     September 2002                               5.000%
     December 2002                                5.000%
     March 2003                                   7.500%
     June 2003                                    7.500%

          (b) The Company hereby promises to pay to the Administrative Agent for account of each Bank the aggregate principal amount of the Acquisition Loans held by such Bank that are outstanding on the Acquisition Loan Commitment Termination Date in 20 installments payable on the Principal Payment Dates as follows (each such installment to be in an amount equal to the product of (i) the aggregate principal amount of the Acquisition Loans outstanding at the close of business on the Acquisition

                             Credit Agreement
                             ________________

Loan Commitment Termination Date held by such Bank times (ii) the percentage set forth below opposite the related Principal Payment
Date):

 Principal Payment Date
     Occurring In:                              Percentage
     _____________                              __________

     September 1998                               6.250%
     December 1998                                6.250%
     March 1999                                   3.750%
     June 1999                                    3.750%
     September 1999                               3.750%
     December 1999                                3.750%
     March 2000                                   4.375%
     June 2000                                    4.375%
     September 2000                               4.375%
     December 2000                                4.375%
     March 2001                                   5.000%
     June 2001                                    5.000%
     September 2001                               5.000%
     December 2001                                5.000%
     March 2002                                   5.000%
     June 2002                                    5.000%
     September 2002                               5.000%
     December 2002                                5.000%
     March 2003                                   7.500%
     June 2003                                    7.500%

          (c) The Company hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

          (d) The Company hereby promises to pay to the Administrative Agent for account of each Bank holding any Money
Market Loan the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

          3.02  Interest.
                ________

          (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan of such Bank hereunder for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, at the following rates per annum:

                             Credit Agreement
                             ________________

          (i)  during any period while such Loan is a Base Rate
     Loan, the Base Rate (as in effect from time to time) plus
                                                          ____
     the Applicable Margin;

         (ii)  during any period while such Loan is a Eurodollar
     Loan, for each Interest Period relating thereto, the
     Eurodollar Rate for such Loan for such Interest Period plus
                                                            ____
     the Applicable Margin;

        (iii) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or
                                                    ____
     minus) the LIBO Margin quoted by the Bank making such Loan
     _____
     in accordance with Section 2.03 hereof minus, for each day
                                            _____
     during the Interest Period for such Loan on which the Class of Commitments under which such Loan was made remains in effect, an amount equal to the amount of commitment fee accruing for such day for account of such Bank under Section 2.05(b) hereof with respect to an amount equal to the lesser of (x) the principal amount of such Loan and (y) the amount of such Bank's Commitment under such Class of Commitments for such day; and

         (iv) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof minus, for each day during the Interest Period for such Loan
     _____
     on which the Class of Commitments under which such Loan was made remains in effect, an amount equal to the amount of commitment fee accruing for such day for account of such Bank under Section 2.05(b) hereof with respect to an amount equal to the lesser of (x) the principal amount of such Loan and (y) the amount of such Bank's Commitment under such Class of Commitments for such day.

          (b) Notwithstanding the foregoing, to the maximum extent permitted by the law of the State of New York, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of or interest on any of the Loans hereunder held by such Bank and on any other amount payable by the Company hereunder or under its Notes held by such Bank to or for account of such Bank which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full.

          (c)  Accrued interest on each Loan shall be payable
(i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan or a Money Market Loan, on the last day of each Interest Period therefor and, if

                             Credit Agreement
                             ________________
such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period,
(iii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), and (iv) in the case of a Syndicated Loan, upon the Conversion of such Loan to a Syndicated Loan of the other Type (but only on the principal amount so Converted); except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks and to the Company.

          (d) Anything in this Agreement to the contrary notwithstanding, with respect to each of the Loans made to the Company under the Existing Credit Agreement prior to the Effective Date and outstanding on the Effective Date as Eurodollar Loans: (i) the Interest Period in effect for such Loan under the Existing Credit Agreement on the Effective Date shall be the initial Interest Period for such Loan hereunder;
(ii) the first day of such Interest Period for all purposes hereof shall be the first day of such Interest Period under the Existing Credit Agreement; and (iii) the rate of interest applicable to such Loan for such Interest Period shall be the Eurodollar Rate (under and as defined in the Existing Credit Agreement) for such Loan for such Interest Period plus, during
                                                  ____
the portion of such Interest Period ending on the Effective Date, the Applicable Margin for such Loan provided for in Section 1.01 of the Existing Credit Agreement and, during that portion of such Interest Period commencing on the Effective Date, the Applicable Margin for such Loan provided for in Section 1.01 of this Agreement.

          3.03  Optional Prepayments.  Subject to Section 4.04
                ____________________
hereof, the Company shall have the right to prepay Loans
hereunder and to cause any Subsidiary Borrower to prepay Loans under the Subsidiary Loan Agreement to which it is a party at any time or from time to time, provided that:
                           ________

          (a) Eurodollar Loans may be prepaid only on the last day of an Interest Period for such Loans;

          (b)  Money Market Loans may not be prepaid;

          (c) the Company shall give the Administrative Agent notice of each such prepayment as provided in Section 4.05 hereof (and, on the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder or under the related Subsidiary Loan Agreement, as the case may be, unless such notice of prepayment shall be revoked as provided in said Section 4.05);

                             Credit Agreement
                             ________________

          (d) prior to the Acquisition Loan Commitment Termination Date, each partial prepayment shall, at the option of the Company, be applied to the prepayment of Acquisition Loans and/or Revolving Credit Loans or, to the extent not so applied, to the prepayment of the Infinity Term Loans (the amount of the Infinity Term Loans to be so prepaid to be applied to the installments thereof in the inverse order of maturity), and then, after all Infinity Term Loans have been paid in full, to the prepayment of Subsidiary Term Loans pro rata in accordance with the respective aggregate principal amounts of such Loans then outstanding (the amount of the Loans to each Subsidiary Borrower so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity); and

          (e) on and after the Acquisition Loan Commitment Termination Date, each partial prepayment shall, at the option of the Company, be applied to the prepayment of Revolving Credit Loans or, to the extent not so applied, to the prepayment of Infinity Term Loans and Infinity Acquisition Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such Classes (the amount of the Loans of each such Class to be so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity), and then, after all Infinity Term Loans and Infinity Acquisition Loans have been paid in full, to the prepayment of Subsidiary Loans pro rata in accordance with the respective aggregate principal amounts of such Loans then outstanding (the amount of the Loans to each Subsidiary Borrower so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity);

provided that (i) nothing in this Section 3.03 shall relieve the
________
Company from its obligations under Section 5 hereof and (ii) if the Company so elects by notice to the Administrative Agent, all or that part (as specified by the Company in such notice) of any amount required by clause (d) or (e) above to be applied to the installments of Loans of any Class in the inverse order of maturity shall instead be applied to the installments of the Loans of such Class in the direct order of their maturity, except that no such installment scheduled to be paid pursuant to Section
3.01 hereof following the date that is 270 days after the date of such prepayment may be prepaid as provided in this clause (ii), and (iii) all prepayments of Term Loans made prior to September 30, 1998 pursuant to this Section 3.03 shall, solely for purposes of determining compliance with clause (ii) of this Section 3.03, be deemed to have been made on September 30, 1998.

                             Credit Agreement
                             ________________

          3.04  Mandatory Prepayments.  The Company agrees to
                _____________________
prepay or cause to be prepaid the Loans as follows:

          (a)  Dispositions.  Upon the receipt by the Company or
               ____________
     any Restricted Subsidiary of the proceeds of any Disposition, the principal of the Loans shall be prepaid (as specified in paragraph (g) below) in an amount equal to 100% of the net proceeds of such Disposition. For purposes of this Section 3.04(a), "net proceeds" shall mean all cash amounts received in respect of any such Disposition (including any cash amounts received by way of deferred payment pursuant to a note receivable or otherwise but only as and when received), net of (i) expenses incurred in connection with such Disposition and taxes paid (or reasonably estimated to be payable) in connection therewith and (ii) contractually required repayments of Indebtedness payable to Persons other than the Banks hereunder to the extent secured by a Lien on the relevant Properties Disposed of.

          (b)  Casualty Events.  In the event of the receipt by
               _______________
     the Company or any Restricted Subsidiary of the proceeds of any property or casualty insurance (excluding, however, any business interruption insurance), except to the extent such proceeds are to be applied reasonably promptly towards the repair, reconstruction or replacement of the property the damage to or loss of which gave rise to the payment thereof, the principal of the Loans shall be prepaid (as specified in paragraph (g) below) in an amount equal to such proceeds, provided that (i) for purposes of determining the amount of
     ________
     such proceeds to be so applied, such proceeds shall be net of taxes paid (or reasonably estimated to be payable) in connection therewith and of contractually required repayments of Indebtedness payable to Persons other than the Banks hereunder to the extent secured by a Lien on such property and (ii) subject to clause (i) above, if at the time such proceeds are received by the Company or any of its Subsidiaries a default in payment of the Loans shall have occurred and be continuing, such proceeds shall be applied to the prepayment of such Loans in the manner required by this Section 3.04(b) and shall not be used for the repair, reconstruction or replacement of such property.

          (c)  Excess Cash Flow.  Upon the date of the delivery
               ________________
     of the financial statements of the Company pursuant to
     Section 8.01(d) hereof, but in no event later than May 31 in each Fiscal Year commencing May 31, 1999, the principal of Loans shall be prepaid (as specified in paragraph (g) below) in an aggregate amount equal to 75% of Excess Cash Flow for the immediately preceding Fiscal Year (or, in the case of the prepayment to be made under this Section 3.04(c) in

                             Credit Agreement
                             ________________

     1999, 37.5% of Excess Cash Flow for the immediately preceding Fiscal Year).

          (d)  Permitted Additional Debt.  Upon the receipt by
               _________________________
     the Company of the proceeds of Indebtedness of the Company incurred as permitted by Section 8.07(b) hereof, the principal of the Loans shall be prepaid (as specified in paragraph (g) below) in an amount equal to 100% of the net cash proceeds of such Indebtedness. For purposes of this
     Section 3.04(d), "net cash proceeds" shall mean all cash amounts received by the Company in respect of such Indebtedness net of expenses incurred in connection therewith.

          (e)  Reductions of Acquisition Loan Commitments.  Upon
               __________________________________________
     each reduction in the aggregate amount of the Acquisition Loan Commitments pursuant to Section 2.04(a) hereof to an aggregate amount less than the then aggregate outstanding principal amount of the Acquisition Loans and Money Market Loans then outstanding under the Acquisition Loan Commitments, Acquisition Loans shall be prepaid in the amounts required so that, after giving effect thereto, the aggregate outstanding principal amount of Acquisition Loans and Money Market Loans then outstanding under the Acquisition Loan Commitments is less than or equal to the amount of Acquisition Loan Commitments as so reduced.

          (f)  Reductions of Revolving Credit Loan Commitments.
               _______________________________________________
     Upon each reduction in the aggregate amount of the Revolving Credit Commitments pursuant to Section 2.04(a) hereof to an aggregate amount less than the then aggregate outstanding principal amount of the Revolving Credit Loans and Money Market Loans then outstanding under the Revolving Credit Commitments, Revolving Credit Loans shall be prepaid in the amounts required so that, after giving effect thereto, the aggregate outstanding principal amount of Revolving Credit Loans and Money Market Loans then outstanding under the Revolving Credit Commitments is less than or equal to the amount of the Revolving Credit Commitments as so reduced.

          (g)  Application and Timing of Payments.
               __________________________________

               (i)  Each prepayment under paragraph (a) of this
          Section 3.04 shall be applied:

                    first,  to the prepayment of Infinity Loans
                    _____
               pro rata in accordance with the aggregate principal amounts of such Loans of each Class then outstanding (the amount to be applied to the prepayment of Infinity Term Loans and, after the Acquisition Loan Commitment Termination Date,

                             Credit Agreement
                             ________________

               Infinity Acquisition Loans to be applied to the remaining installments of such Loans ratably), and then, after all Infinity Loans have been paid in full;

                    second, to the prepayment of Subsidiary Loans
                    ______
               pro rata in accordance with the aggregate principal amounts of such Loans then outstanding (the amount of the Subsidiary Term Loans and, after the Acquisition Loan Commitment Termination Date, Subsidiary Acquisition Loans to each Subsidiary Borrower so prepaid to be applied to the remaining installments of such Loans ratably).

              (ii) Each prepayment under paragraph (b) or (c) of this Section 3.04 shall be applied:

                    first, to the prepayment of Infinity Loans
                    _____
               pro rata in accordance with the aggregate principal amounts of such Loans of each Class then outstanding (the amount to be applied to the prepayment of Infinity Term Loans and, after the Acquisition Loan Commitment Termination Date, Infinity Acquisition Loans to be applied to the remaining installments of such Loans in the inverse order of maturity), and then, after all Infinity Loans have been paid in full;

                    second, to the prepayment of Subsidiary Loans
                    ______
               pro rata in accordance with the aggregate principal amounts of such Loans then outstanding (the amount of the Subsidiary Term Loans and, after the Acquisition Loan Commitment Termination Date, Subsidiary Acquisition Loans to each Subsidiary Borrower so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity).

        (iii) One-half of the amount of each prepayment under paragraph (d) of this Section 3.04 shall be applied as specified in clause (i) above and the balance of each such prepayment shall be applied as specified in clause (ii) above;

         (iv)  Each prepayment under paragraph (e) of this
     Section 3.04 shall be applied:

               first, to the prepayment of Infinity Acquisition
               _____
          Loans, and then, after all Infinity Acquisition Loans have been paid in full;

                             Credit Agreement
                             ________________
               second, to the prepayment of Subsidiary
               ______
          Acquisition Loans pro rata in accordance with the respective aggregate principal amounts of such Loans then outstanding.

          (v)  Each prepayment under paragraph (f) of this
     Section 3.04 shall be applied to the prepayment of Revolving
     Credit Loans.

         (vi) Notwithstanding anything in this Section 3.04 to the contrary: (A) no prepayment of Loans pursuant to either paragraph (a) or (b) above shall be required to made until the last Quarterly Date of the then current Fiscal Year of the Company or, if earlier, the date on which the aggregate of the amounts to be applied to such prepayment in such Fiscal Year as provided in such paragraphs (a) and (b) equals or exceeds $1,000,000, after which date all such amounts received during such Fiscal Year shall be applied to such prepayment as therein provided; (B) no prepayment of Acquisition Loans or Revolving Credit Loans pursuant to any of paragraphs (a), (b), (c) and (d) above shall be required to be made except to the extent, that on the date such prepayment is required to be made the amount otherwise required to be prepaid exceeds the aggregate unused amount of the Acquisition Loan Commitments or the Revolving Credit Commitments, as the case may be, in effect on such date; and
     (C) subject to the amendment of the Security Agreement referred to below having become effective, if the Company so elects by notice to the Administrative Agent no later than 15 Business Days prior to any Prepayment Date (as defined below), no prepayment of Eurodollar Loans pursuant to any of paragraphs (a), (b), (c) and (d) above shall be required to be made except on the last day(s) of the respective Interest Period(s) therefor in effect at the time such prepayments would otherwise be required to be made, provided, that if on
                                             ________
     any date (each, a "Prepayment Date") that a prepayment of
                        _______________
     Eurodollar Loans would be required to be made pursuant to any of such paragraphs but for the provisions of this clause
     (C), then on such Prepayment Date, the Company shall deliver to the Collateral Agent for deposit into a cash collateral account in the name and under the control of the Collateral Agent cash in an amount equal to the amount of such prepayment as to which payment has been deferred pursuant to this clause (C), provided, further, that the Security
                      ________  _______
     Agreement shall have been amended pursuant to documentation in form and substance satisfactory to the Majority Banks to provide for the creation, and investment of amounts on deposit in, such cash collateral account and also to provide, on the last day(s) of the respective Interest Period(s) for such Eurodollar Loans, for the application of such monies to the prepayment of such Eurodollar Loans.

                             Credit Agreement
                             ________________

        (vii)  The Company shall give notice to the
     Administrative Agent of each prepayment pursuant to this
     Section 3.04 in the same manner and at the same time as is required for any optional prepayment pursuant to Section
     3.03 hereof.

          Section 4.  Payments; Pro Rata Treatment; Computations;
                      ___________________________________________
Etc.
____

          4.01  Payments.
                ________

          (a) Except to the extent otherwise provided herein or therein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the other Basic Documents, shall be made in Dollars, in immediately available funds, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Administrative Agent or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with it (with notice to the Company).

          (c) The Company shall, at the time it makes or causes to be made any payment under this Agreement, any Subsidiary Loan Agreement or any Note, as the case may be, notify the Administrative Agent (which shall so notify the intended recipient(s) thereof) of the Loans or other amounts payable by the Company hereunder or by any Subsidiary Borrower under a Subsidiary Loan Agreement or the Notes of such Subsidiary Borrower, as the case may be, to which such payment is to be applied in which case such payment shall be so applied, subject to Sections 3.03, 3.04 and 4.02 hereof (and in the event that it fails to so specify, the Administrative Agent may distribute the amount of such payment to the Banks in such manner as the Majority Banks may determine to be appropriate, subject to said Sections 3.03, 3.04 and 4.02).

          (d) Each payment received by the Administrative Agent under this Agreement or any Subsidiary Loan Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                             Credit Agreement
                             ________________

          (e) All payments by the Company hereunder or by any Subsidiary Borrower under the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party shall be made without deduction, set-off or counterclaim.

          (f) If the due date of any payment under this Agreement, any Subsidiary Loan Agreement or any Note would otherwise fall on a day which is not a Business Day such payment shall be made on the immediately preceding Business Day and interest on any principal so paid shall be payable to, but excluding, the date such payment is made.

          4.02  Pro Rata Treatment.  Except to the extent
                __________________
otherwise provided herein:

          (a) each borrowing (including, without limitation, by any Subsidiary Borrower) under each Class of Commitments shall be made from the Banks, each payment of commitment fees and facility fees in respect of each Class of Commitments shall be made for account of the Banks, and each termination or reduction of the amount of each Class of Commitments shall be applied to such Class, pro rata according to the respective unused amounts of the Commitments of such Class;

          (b) the Conversion and Continuation of Loans hereunder or under any Subsidiary Loan Agreement of a particular Type and Class (other than Conversions provided for by Section
     5.04 hereof or by Section 5.04 of any Subsidiary Loan Agreement) shall be made pro rata among the Banks according to the respective amounts of their Loans of such Class, and Eurodollar Loans of a particular Type and Class having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Loans of such Type and Class;

          (c) each payment or prepayment of principal of Loans hereunder or under any Subsidiary Loan Agreement of a particular Type and Class shall be made to the Administrative Agent for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of such Type and Class;

          (d) each payment of interest on Loans hereunder or under any Subsidiary Loan Agreement of a particular Type and Class shall be made to the Administrative Agent for account of the Banks in accordance with the amounts of interest on Loans of such Type and Class then due and payable;

          (e)   the conversion of a portion of the Infinity
     Acquisition Loans and Working Capital Loans, in each case,

                             Credit Agreement
                             ________________
     under and as defined in the Existing Credit Agreement to Infinity Term Loans and Revolving Credit Loans hereunder, respectively, on the Effective Date as provided in Sections 2.01(a) and 2.01(c) hereof shall be made in a manner such that after giving effect to such conversion each Bank holds Infinity Term Loans and Revolving Credit Loans hereunder pro rata (as to principal amounts and Interest Periods, if any) in accordance with the amounts of their respective Loans of such Type immediately prior to the Effective Date; and

          (f) each assignment of Acquisition Loans by the Company to any Restricted Subsidiary as contemplated by
     Section 2.01(d)(ii) hereof, shall be made in a manner such that after giving effect to such assignment each Acquisition Loan Bank holds Acquisition Loans of the Company and such Restricted Subsidiary pro rata (as to principal amounts and Interest Periods, if any) in accordance with the amounts of their respective Loans of such Type.

          4.03 Computations. Interest on Eurodollar Loans and Money Market Loans hereunder shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable and interest on Base Rate Loans hereunder and commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or commitment fee is payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans hereunder shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  Minimum Amounts.  Except for mandatory prepay-

ments made pursuant to Section 3.04 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof or Section 5.04 of any Subsidiary Loan Agreement, (a) each borrowing, Conversion and prepayment of principal of Base Rate Loans shall be in an amount equal to $500,000 or a multiple of $100,000 in excess thereof; (b) each borrowing and Conversion of Eurodollar Loans shall be in an amount equal to $3,000,000 or a multiple of $1,000,000 in excess thereof; and (c) each prepayment of Eurodollar Loans shall be in an amount at least equal to $1,000,000 or a multiple of $1,000,000 in excess thereof (borrowings of Loans of different Types or Classes, Conversions of or into Loans of different Types or, in the case of Eurodollar Loans having different Interest Periods, prepayments of Loans of different Types or Classes or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for

                             Credit Agreement
                             ________________
purposes of the foregoing, one for each Type, Class or Interest
Period).

          4.05  Certain Notices.  Except as otherwise provided in
                _______________
Section 2.03 hereof with respect to Money Market Loans, notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, assignments to Subsidiary Borrowers, Conversions, Continuations and optional and mandatory prepayments of Loans, of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below (provided that, without in any way limiting the Company's
       ________
obligations under Section 5 hereof, at any time prior to the prepayment date specified in any notice of prepayment given as permitted by Section 3.03(a) hereof the Company may revoke any such notice of prepayment, such notice of revocation to be effective upon dispatch subject, however, to telephonic confirmation of the receipt thereof by the Administrative Agent prior to such prepayment date):

                                             Number of
                                              Business
          Notice                             Days Prior

     Termination or reduction
     of Commitments                               1

     Borrowing by the Company or
     prepayment of, or Conversions
     into, Base Rate Loans by the
     Company or any Subsidiary
     Borrower                                     1

     Borrowing by the Company or
     prepayment of, Conversions
     into, Continuations as, or
     duration of Interest Period
     for, Eurodollar Loans by the
     Company or any Subsidiary Borrower           3

     Borrowing by or assignment to
     (subject to satisfaction of the
     conditions precedent specified
     in Section 6.02 hereof on or prior
     to the date of such borrowing) any
     Subsidiary Borrower of Base Rate
     Loans or Eurodollar Loans                    5

                             Credit Agreement
                             ________________


Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional or mandatory prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of assignments to Subsidiary Borrowers shall specify the Restricted Subsidiary to which Infinity Acquisition Loans are to be assigned, the principal amount of Infinity Acquisition Loans to be assigned and the date of the effectiveness of such assignment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the relevant Banks of the contents of each such notice. In the event that the Company fails to select the Type of any Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Administrative Agent.
                ________________________________________________
Unless the Administrative Agent shall have been notified by a Bank or the Company, on its own behalf or on behalf of any Subsidiary Borrower (the "Payor"), prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder or under any Subsidiary Loan Agreement (such payment being herein called the "Required Payment"), which notice shall be effective upon
     ________________
receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at, if such recipient is a Bank, a rate per annum equal to the Federal Funds Rate for such day or, if such recipient is the Company, at a rate per annum equal to the Base Rate then in effect plus the

                             Credit Agreement
                             ________________


Applicable Margin for Base Rate Loans and, if such recipient(s) shall fail promptly to make such payment, the Administrative
Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.


          Section 5.  Yield Protection, Etc.
                      ______________________

          5.01  Additional Costs.
                _________________

          (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans, or any reduction in any amount receivable by such Bank in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
 ________________

          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes or any other Basic Document in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank is incorporated or has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate or LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
     Section 1.01 hereof), or any commitment of such Bank (including the Commitments of such Bank hereunder); or

        (iii) imposes any other condition affecting this Agreement or its Notes or any other Basic Document (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the right and obligation of such Bank to make or Continue Fixed Rate Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in

                             Credit Agreement
                             ________________

effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on any Type of Fixed Rate Loans is determined or a category of extensions of credit or other assets of such Bank which includes any Type of Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Adminis-

trative Agent), the right and obligation of such Bank to make Fixed Rate Loans and to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority
(i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR
Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals
                          ____________


                             Credit Agreement
                             ________________

for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under paragraph (a) or (c) of this
Section 5.01 as promptly as practicable after it obtains actual knowledge thereof and determines to request such compensation and will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America, provided that no
                                                ________
Bank shall be entitled to compensation under this Section 5.01 for any costs incurred more than six months prior to the date such Bank requests the Company for such compensation. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this
Section 5.01, shall be conclusive, provided that such deter-
                                   ________
minations and allocations are made on a reasonable basis. Notwithstanding anything in this Section 5.01 to the contrary, no Bank shall be entitled to compensation for (i) any increase in costs resulting from such Bank failing to comply with any of the requirements set forth in Section 5.06(a) hereof or (ii) any costs of such Bank that have been taken into account in the determination of the applicable interest rate.

          5.02  Limitation on Eurodollar Loans.  Anything herein
                ______________________________
to the contrary notwithstanding, if, on or prior to the deter-mination of any Eurodollar Base Rate for any Fixed Rate Loan(s) for any Interest Period therefor:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the

                             Credit Agreement
                             ________________

     relevant maturities for purposes of determining rates of interest for such Loans; or

          (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for such Type of Fixed Rate Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Bank(s) of making or maintaining such Type of Loans for such Interest Period;

then the Administrative Agent shall give the Company and each of the Banks which are to make or which hold such Loans prompt notice thereof, and so long as such condition remains in effect, such Banks shall be under no obligation to make such Loans or any other Loans of such Type, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and if any Eurodollar Loans are then outstanding, the Company shall, on the last day(s) of the then current Interest Period(s) for such Loans, Convert such Loans into Base Rate Loans in accordance with
Section 2.09 hereof.

          5.03  Illegality.  Notwithstanding any other provision
                __________
of this Agreement or any other Basic Document, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or (in the case of Eurodollar Loans) Continue, or to Convert Syndicated Loans of the other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make hereunder.

          5.04  Treatment of Affected Loans.  If the obligation
                ___________________________
of any Bank to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided

                             Credit Agreement
                             ________________

below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such Conversion no longer exist:

          (a) to the extent that such Bank's Eurodollar Loans of any Class have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Loans of such Class shall be applied instead to its Base Rate Loans of such Class; and

          (b) all Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans and all Base Rate Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in
Section 5.01 or 5.03 hereof which gave rise to the Conversion of such Bank's Eurodollar Loans of any Class pursuant to this
Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of such Class held by other Banks are outstanding, such Bank's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans of such Class held by such Banks and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Loans of such Class.

          5.05  Compensation.  The Company shall pay to the
                ____________
Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

          (a) any payment or prepayment of a Fixed Rate Loan or a Set Rate Loan, or any Conversion of a Eurodollar Loan held by such Bank for any reason (including, without limitation, the prepayment of such Loan pursuant to Section 3.04 hereof or the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan or any failure by the Company or any Subsidiary Borrower for any reason (including, without limitation, by reason of a revocation of a notice of prepayment given as permitted by Section 3.03(a) hereof) to prepay a Eurodollar Loan on the date specified for such prepayment in the relevant notice of prepayment given pursuant to said Section 3.03(a); or

                             Credit Agreement
                             ________________


          (b) any failure by the Company or any Subsidiary Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted the related Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank). Each Bank will furnish a certificate to the Company setting forth the basis and amount of each request by such Bank for compensation under this Section 5.05, such certificate to be conclusive as to the amount of compensation to which such Bank is entitled provided the determination of such amount is made on a reasonable basis.

          5.06  U.S. Taxes.
                __________

          (a) Prior to the Effective Date, and from time to time thereafter if requested by the Company or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Bank organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Company with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Bank's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to its beneficial interest in payments to be made to such Bank hereunder, under any of the Subsidiary Loan Agreements and under any of the Notes. If such Bank has transferred a beneficial interest in any part of any of the Notes

                             Credit Agreement
                             ________________

payable to it, it will forward to the Company or the Administrative Agent any such statements or forms executed by the Person to which it has transferred such beneficial interest.

          (b) The Company and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder, under any of the Subsidiary Loan Agreements or under any of the Notes, if and to the extent that the Company or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Company or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Bank as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Company or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder or under any of the Subsidiary Loan Agreements or under any of the Notes, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Banks from whom the taxes were deducted or withheld; and (iii) shall forward to such Banks any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Company and the Administrative Agent shall have received forms or other documents satisfactory to them indicating that payments hereunder, under any of the Subsidiary Loan Agreements or under any of the Notes or not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payment to or for any Bank organized under the laws of a jurisdiction outside the United States.

          (c) Each Bank organized under the laws of the United States or any state thereof agrees (i) that as between it and the Company or the Administrative Agent, it shall be the Person to deduct and withheld taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Bank may remit to any other Person(s) by reason of any undisclosed sale of a participation in this Agreement to such other Person(s) pursuant to Section 11.06; and (ii) to indemnify the Company and the Administrative Agent and any officers, directors, agents or

                             Credit Agreement
                             ________________

employees of the Company or the Administrative Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants fees and disbursements arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c).

          (d) Each assignee of a Bank's interest in this Agreement or any Subsidiary Loan Agreement in conformity with
Section 11.06 shall be bound by this Section 5.06, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 5.06. Unless the Company shall have consented in writing to such assignment, no assignee of a Bank's interest in this Agreement or any Subsidiary Loan Agreement shall have the right to any payment under this Section 5.06 in excess of the amount that would have been payable to the assignor Bank.

          (e) Notwithstanding the foregoing, in the event that any withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date (as hereinafter defined) in respect of any sum payable hereunder, under any Subsidiary Loan Agreement or under any Note to any Bank (or any participant in a Loan held by a Bank) or the Administrative Agent
(i) the sum payable by the Company shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 5.06) such Bank (or any participant in a Loan held by a
Bank) or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. For purposes of this Section 5.06, the term "Initial Date" shall mean (i) in the case of the Administrative
 ____________
Agent, the date hereof, (ii) in the case of each Bank as of the date hereof, the date hereof and (iii) in the case of any other Bank, the date it becomes a Bank hereunder pursuant to Section
11.06. No amount payable hereunder to a holder of a participation in a Loan shall be greater in amount than the amount that would have been paid to the holder of the Loan had it retained the Loan and not sold the participation thereon.

          (f) If as a result of withholding taxes becoming payable in connection with any amount payable to or with respect to a Bank (i) the sum payable by the Company is increased pursuant to clause (i) of Section 5.06(e) hereof and (ii) such Bank utilizes a credit against any tax liability arising

                             Credit Agreement
                             ________________

hereunder for which it is liable (other than the income tax liability directly satisfied by such withholding), then such Bank shall promptly pay to the Company an amount equal to such amount as the Bank estimates in a good faith exercise of its judgment represents the credit so utilized (not to exceed the corresponding sum payable by the Company pursuant to
Section 5.06(e) hereof), provided that a Bank shall not be
                         ________
obligated to make any payment hereunder to the extent such payment would result in such Bank's being in a worse after-tax economic position than if amounts paid to such Bank had not been subject to withholding taxes. In the event the credit is later disallowed, deferred or recaptured for any reason, the Company will pay the Bank such amount as will equal the amount of the credit so disallowed, deferred or recaptured, provided that the
                                              ________
Company shall not be obligated to pay any amount hereunder to a Bank with respect to any credit that is later disallowed or recaptured in excess of the amount paid hereunder to the Company by such Bank in respect of such credit. In any such case, the applicable Bank shall provide to the Company a statement in reasonable detail setting forth the determination of such credit utilized by such Bank.

          5.07  Replacement or Prepayment of Certain Banks.  The
                __________________________________________
Company may, with respect to any Bank that requests compensation pursuant to Section 5.01 hereof, upon not less than three Business Days prior notice to such Bank (with a copy to the Administrative Agent) specifying the date for the consummation of the assignment contemplated by said clause (i) or the termination and/or payment(s) contemplated below require that such Bank assign (in which case such Bank shall assign) as provided in
Section 11.06(a) hereof all (but not less than all) of its Loans and Commitments (if any) to one or more other financial institutions (which may be "Banks" hereunder) specified by the Company in such notice willing to accept such assignment for an amount equal to the sum of the outstanding aggregate principal amount of such Bank's Loans and unpaid interest thereon (and unpaid commitment fees owing to such Bank pursuant to Section
2.04 hereof) accrued to the date of the consummation of such assignment (such assignment to be pursuant to documentation reasonably acceptable to such Bank), provided that the Company
                                     ________
shall pay to such Bank upon the consummation of such assignment
(x) such amounts (if any) as are then owing to such Bank under
Section 5 hereof (and, including without limitation, the amounts payable under Section 5.05 hereof, if any, that the Company would be required to pay such Bank if the Loans assigned by it were being prepaid by the Company on the date of such consummation) and (y) all other amounts then owing by the Company to or for the account of such Bank hereunder (other than such principal of its Loans and such interest and commitment fees). If any Bank that is a Reference Bank (or whose Applicable Lending Office is a Reference Bank, as the case may be) shall be replaced pursuant to

                             Credit Agreement
                             ________________

this Section 5.07, such Reference Bank shall thereupon cease to be a Reference Bank and, if as a result of the foregoing, there shall only be two Reference Banks remaining, then the Administrative Agent (with the consent of the Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank, so that there shall at all times be three Reference Banks.


          Section 6.  Conditions Precedent.
                      ____________________

          6.01  Effective Date and Conversion of Existing Loans.
                _______________________________________________
The effectiveness of this Agreement, the conversion (pursuant to Sections 2.01(a) and 2.01(c) hereof) of Existing Loans to Loans hereunder and under the Subsidiary Term Loan Agreements and the obligation of any Bank to make its initial Acquisition Loan or Revolving Credit Loan (as the case may be) on and after the Effective Date are subject to (i) the condition precedent that the Effective Date shall occur on or before December 31, 1994 and
(ii) the receipt by the Administrative Agent of the following, each of which shall be satisfactory to the Administrative Agent (and, with respect to the documents identified in paragraph (h) below, the Collateral Agent) in form and substance:

          (a)  Corporate Documents.  A certificate from the
               ___________________
     Secretary of State of the state in which each Obligor is organized or has its principal place of business dated as of a recent date as to the good standing (or its equivalent) of and, with respect to such Obligor's state of organization, listing the charter documents filed by such Obligor and copies, certified by a Secretary or an Assistant Secretary of such Obligor, of the charter and by-laws (or equivalent documents) of such Obligor and of all corporate authority for such Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of each of the Basic Documents to which such Obligor is a party and each other document to be delivered by such Obligor from time to time in connection herewith and the Loans hereunder and under the Subsidiary Loan Agreements (and each of the Agents and each Bank may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

          (b)  Officer's Certificate.  A certificate of a Senior
               _____________________
     Officer of the Company dated the Effective Date to the effect set forth in Section 6.03(a) hereof.

          (c)  Opinion of Counsel to the Obligors and FCC Counsel
               __________________________________________________
     to the Obligors.  An opinion of Debevoise & Plimpton,
     _______________
     counsel to the Obligors, dated the Effective Date,

                             Credit Agreement
                             ________________

     substantially in the form of Exhibit E-1 hereto and an opinion of Leventhal, Senter & Lerman, FCC counsel to the Obligors, dated the Effective Date, substantially in the form of Exhibit E-2 hereto (and the Company hereby instructs each such counsel to deliver its respective opinion to the Banks and the Agents).

          (d)  Opinion of Counsel to Chase.  An opinion of
               ___________________________
     Milbank, Tweed, Hadley & McCloy, special New York counsel to
     Chase, dated the Effective Date, substantially in the form of Exhibit F hereto.

          (e)  Notes.  The Notes, duly completed, executed and
               _____
     delivered. Each of the Banks agrees that it will return to the Company the Notes (as defined in the Existing Credit Agreement) held by it under the Existing Credit Agreement and the Existing Subsidiary Loan Agreements on or as promptly as practical after the Effective Date.

          (f)  Certain Subsidiary Loan Agreements.  The
               __________________________________
     Subsidiary Term Loan Agreements, each duly completed, executed and delivered by the Subsidiary Borrower party thereto and the Administrative Agent; and an Assignment Agreement, duly completed, executed and delivered by the Company and Infinity of California pursuant to which the Company will assign, on the Effective Date, $31,000,000 in aggregate principal amount of the Infinity Acquisition Loans under and as defined in the Existing Credit Agreement to Infinity of California. In addition, the Administrative Agent shall have received evidence satisfactory to it that each of the conditions precedent specified in Section 6 of each of the Subsidiary Term Loan Agreements has been satisfied or waived with the consent of such of the Banks as are required for such purpose under this Agreement.

          (g)  Guarantee Agreement.  The Guarantee Agreement,
               ___________________
     duly completed, executed and delivered by each Obligor and the Administrative Agent.

          (h)  Security Agreement.  The Security Agreement, duly
               __________________
     completed, executed and delivered by each Obligor and the Collateral Agent and the certificates identified under the name of such Obligor in Schedule I thereto, in each case accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including delivering to the Collateral Agent, with copies to the Administrative Agent for filing, appropriately completed and duly executed Uniform Commercial Code financing statements) as the Administrative Agent or Collateral Agent shall have requested in order to perfect

                             Credit Agreement
                             ________________

     the security interests created pursuant to the Security
     Agreement.

          (i)  Approvals and Consents.  Evidence that all
               ______________________
     necessary governmental (including, without limitation, the FCC) and third party and shareholder consents, licenses, permits and approvals in connection with the execution, delivery, performance, validity and enforceability of each of the Basic Documents and the transactions contemplated hereby have been obtained and are in full force and effect.

          (j)  Fees and Expenses.  Evidence that all fees payable
               _________________
     by the Company to Chase or any of the Agents on or prior to the Effective Date in connection with the credit facilities provided for by this Agreement, and all amounts payable by the Company, HBC, Infinity of Boston, Infinity of California and SBC under Section 11.03 of this Agreement and Section
     10.03 of each of the Subsidiary Term Loan Agreements on or prior to the Effective Date, have been paid in full (in the case of amounts payable under said Sections 11.03 and 10.03, to the extent that invoices therefor have been delivered to the Company).

          (k)  Existing Unrestricted Subsidiaries.  A certificate
               __________________________________
     of a Senior Officer of the Company dated the Effective Date to the effect that (i) the Company has no Unrestricted Subsidiaries other than Infinity Network Inc. and UCGI, Inc., (ii) on the Effective Date the Company will be in compliance with its obligations under Section 8.21 hereof and (iii) the representations, warranties and certifications made in the certificate of a Senior Officer under and as defined in the Existing Credit Agreement delivered pursuant to Section 6.01(k) of the Existing Credit Agreement on the Effective Date under and as defined in the Existing Credit Agreement are true in all material respects on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (or, if any such representation, warranty or certification is expressly stated to have been made as of a specific date, as of such specific date).

          (l)  Assignments of Existing Loans.  An assignment and
               _____________________________
     assumption agreement, duly completed, executed and delivered by and between all Banks (as defined in the Existing Credit Agreement) holding Existing Loans and all Banks hereunder pursuant to which, on the Effective Date, all such Banks will assign Existing Loans among themselves and make such other adjustments so that, after giving effect to such assignments and adjustments and the occurrence of the Effective Date, the Banks hereunder will hold Commitments, Loans hereunder and Loans under the Subsidiary Term Loan

                             Credit Agreement
                             ________________


     Agreements pro rata as contemplated by Section 4.02 hereof, and evidence that such assignments and adjustments will be made effective on the Effective Date.

          (m)  Other Documents.  Such other documents as the
               _______________
     Administrative Agent or, with respect to clause (h) above, the Collateral Agent, or special New York counsel to Chase may reasonably request.

          6.02  Acquisition Loans.  The obligations of the Banks
                _________________
to make Acquisition Loans upon the occasion of each borrowing under the Acquisition Loan Commitments are subject to (a) the condition precedent that the Effective Date shall have occurred and (b) the receipt by the Administrative Agent of (i) evidence satisfactory to the Administrative Agent that the proceeds of such Acquisition Loans are to be used by the Company or any Subsidiary Borrower in compliance with all applicable provisions of this Agreement and the other Basic Documents, (ii) if such Acquisition Loans are being made to a Restricted Subsidiary, (x) the related Subsidiary Loan Agreement, duly completed, executed and delivered by such Restricted Subsidiary and the Administrative Agent and (y) evidence satisfactory to the Administrative Agent that each of the conditions precedent specified in Section 6 of such Subsidiary Loan Agreement has been satisfied or waived with the consent of such of the Banks as are required for such purpose under this Agreement and (iii) such other documents as the Administrative Agent or special New York counsel to Chase may reasonably request.

          6.03  Initial and Subsequent Loans.  The obligation of
                ____________________________
any Bank to make any Loan to be made by it to the Company or any Subsidiary Borrower upon the occasion of each borrowing by such Person hereunder or under any Subsidiary Loan Agreement (including the initial borrowing by it) is subject to the further conditions precedent that:

          (a) Both immediately prior to such borrowing and also after giving effect thereto and to the proposed use of the proceeds thereof: (i) no Default shall have occurred and be continuing; and (ii) the representations and warranties made by the Company in Section 7 hereof, and by each Obligor in each of the other Basic Documents to which such Obligor is a party, shall be true in all material respects on and as of the date of such borrowing with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) (each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in this clause (a), both as of the date of such notice and, unless the Company otherwise notifies the

                             Credit Agreement
                             ________________


     Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

          (b) The Administrative Agent shall have received a Borrowing Notice duly completed and executed by a Senior
     Officer of the Company in substantially the form of Exhibit H hereto.


          Section 7.  Representations and Warranties.  The
                      ______________________________
Company represents and warrants to the Banks that:

          7.01  Corporate Existence.  Each of the Company and its
                ___________________
Restricted Subsidiaries: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          7.02  Financial Condition.  The consolidated balance
                ___________________
sheet of the Company and its Restricted Subsidiaries as at December 31, 1993 and the related consolidated statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Company and its Restricted Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of KPMG Peat Marwick, and the unaudited consolidated balance sheet of the Company and its Restricted Subsidiaries as at September 30, 1994 and the related consolidated statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Company and its Restricted Subsidiaries for the nine-month period ended on such date, heretofore furnished to each of the Banks, fairly present in all material respects the consolidated financial condition of the Company and its Restricted Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1994, to normal year-end audit adjustments and footnote disclosure), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of its Restricted Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or

                             Credit Agreement
                             ________________

provided for in said balance sheets or the notes thereto as at said dates. Since September 30, 1994, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Restricted Subsidiaries from that set forth in said financial statements as at said date.

          7.03  Litigation.  Except as set forth in Schedule V
                __________
hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          7.04  No Breach.  Except as set forth in Schedule VI
                _________
hereto, none of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation (including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder), or any order, writ, injunction or decree of any court or governmental authority or agency (including, without limitation, the FCC), or any agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, except for any such conflict, breach or default that would not have a Material Adverse Effect or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien (other than, except with respect to Stock Collateral, Permitted Liens) upon any Property of the Company or any of its Restricted Subsidiaries pursuant to the terms of any such agreement or instrument.

          7.05  Action.  Each Obligor has all necessary corporate
                ______
power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is or is intended to be a party have been duly authorized by all necessary corporate action on its part; and each Basic Document to which any Obligor is a party has been duly and validly executed and delivered by such Obligor and constitutes, and each of the other Basic Documents to which such Obligor is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium

                             Credit Agreement
                             ________________

or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06  Approvals.  No authorizations, approvals or
                _________
consents of, and no filings or registrations with, any governmental or regulatory authority or agency (including, without limitation, the FCC) are necessary for the making or performance by any Obligor of each Basic Document to which such Obligor is or is intended to be a party, for the consummation of the transactions contemplated hereby or thereby, or for the validity or enforceability thereof, except for (a) filings with respect to the Security Documents referred to in Section 6.01(h) hereof, (b) filings of appropriate counterparts of this Agreement and related financing documents and other information with the FCC as required by 73.3613 and 73.3615 of Title 47 of the Code of Federal Regulations, (c) authorizations, approvals, consents, filings or registrations (other than any of the foregoing to be obtained from the FCC) which, if not made, could not reasonably be expected to have a Material Adverse Effect and (d) with respect to any Acquisition to be consummated after the date hereof, authorizations, approvals, consents, filings or registrations with any governmental or regulatory authority or agency (including, without limitation, the FCC), provided that
                                                 ________
such authorizations, approvals, consents, filings and registrations are obtained prior to or at the time such Acquisition is consummated.

          7.07  Use of Loans.  Neither the Company nor any of its
                ____________
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder (or under the Existing Credit Agreement) will be used (or has been used) to buy or carry any Margin Stock.

          7.08  ERISA.  The Company and the ERISA Affiliates have
                _____
fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

          7.09  Taxes.  United States Federal income tax returns
                _____
of the Company and its Subsidiaries have been closed through the fiscal year of the Company ended December 31, 1990. The Company

                             Credit Agreement
                             ________________

and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and such returns are true and correct in all material respects and have been prepared in compliance with all applicable laws and regulations. Except as set forth on Schedule VII hereto, the Company and its Subsidiaries have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. If the Company is a member of an affiliated group of corporations filing consolidated returns for United States Federal income tax purposes, it is the "common parent" (within the meaning of Section 1504 of the Code) of such group.

          7.10  Investment Company Act.  The Company is not an
                ______________________
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11  Public Utility Holding Company Act.  The Company
                __________________________________
is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12  Credit Agreements.  Schedule III hereto is a
                _________________
complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Schedule III.

          7.13  Environmental Laws.  The Company and each of its
                __________________
Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand

                             Credit Agreement
                             ________________

letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened in writing by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          7.14  Subsidiaries, Etc.  Set forth in Schedule IV
                _________________
hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company (and the respective jurisdiction of incorporation of each such Subsidiary and indicating whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary) and of all Investments held by the Company or any of its Subsidiaries in any Joint Venture. Except
(a) as disclosed in Schedule IV hereto, (b) for Permitted Liens of the type described in paragraph (b), (c) or (j) of the definition of "Permitted Liens" set forth in Section 1.01 hereof,
(c) prior to the Effective Date, for the Liens created by the Existing Security Agreement and (d) for the Liens created by the Security Documents, all outstanding shares of each of such Subsidiaries are owned, free and clear of all Liens, by the Company or another such Subsidiary, and all such shares are validly issued, fully paid and non-assessable and the Company (or such a Subsidiary) also owns, free and clear of Liens, all such Investments.

          7.15  Capitalization.  The authorized and outstanding
                ______________
capital stock of the Company is correctly described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to Fiscal Year 1993 and the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission with respect to the first three fiscal quarters of Fiscal Year 1994. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. The significant shareholders of the Company and the amount of capital stock of the Company then held by such shareholders are correctly described in the Company's proxy statement dated May 2, 1994 filed with the Securities and Exchange Commission.

          7.16  Assets of the Company.  Each of the Company and
                _____________________
its Restricted Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its Properties, free and

                             Credit Agreement
                             ________________

clear of all Liens (except Liens permitted under Section 8.06 hereof).

          7.17  Defaults.  None of the Company or any of its
                ________
Subsidiaries is in default under any agreement, instrument or other document to which it is a party or by which it or its Property is bound in any manner that could reasonably be expected to have a Material Adverse Effect.

          7.18  Solvency.
                ________

          (a) The fair saleable value of the assets of the Company exceeds and will, immediately following the making of each Loan, exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company, as they mature.

          (b)  The Company does not and will not have,
immediately following the making of each Loan, unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

          (c) The Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature.

          7.19  Security Agreement.  The Security Agreement
                __________________
creates, as security for the obligations purported to be secured thereby, a valid and enforceable and, upon the filing of the financing statements and the taking of the other steps referred to in the last sentence of this Section 7.19, perfected interest in and Lien on all of the Properties covered thereby in favor of the Collateral Agent, superior to and prior to the right of all third Persons and subject to no other Liens (except Liens permitted under Section 8.06 hereof). The respective pledgor or assignor is, and will be, the sole and beneficial owner (or, in the case of any leasehold interests, the lessee) and has, and will have, good and marketable title to all such owned Properties and a valid leasehold interest in all such leased Properties, in each case free and clear of all Liens (except Liens permitted under Section 8.06 hereof). No filings or recordings are required in order to perfect the security interests created under, and/or the Liens granted by, the Security Agreement except for filings and other steps to be taken with respect to the Liens created by the Security Documents as contemplated thereby.

          7.20  Senior Indebtedness.  The Loans to the Company
                ___________________
outstanding on the Effective Date are, and all other Loans to the Company, when made, will, and all of the Company's Guaranteed Obligations under and as defined in the Guarantee Agreement,

                             Credit Agreement
                             ________________

constitute "Senior Indebtedness" and "Significant Senior
Indebtedness" under and as defined in the Senior Subordinated
Indenture.


          Section 8.  Covenants of the Company.  The Company
                      ________________________
covenants and agrees with the Banks and the Agents that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder and by the Company and the other Obligors under each of the other Basic Documents to which each is a party:

          8.01  Financial Statements.  The Company will deliver
                ____________________
to the Administrative Agent (with sufficient copies for each of the Banks):

          (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each Fiscal Year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of such Fiscal Year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding Fiscal Year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnote disclosure);

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such Fiscal Year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination

                             Credit Agreement
                             ________________

     necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default continuing as of the date of such certificate;

          (c) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each Fiscal Year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Restricted Subsidiaries for such period and for the period from the beginning of such Fiscal Year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding Fiscal Year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnote disclosure);

          (d) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Restricted Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Restricted Subsidiaries as at the end of, and for, such Fiscal Year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default continuing as of the date of such certificate;

          (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                             Credit Agreement
                             ________________


          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i)  any reportable event, as defined in
          Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of
          Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

              (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

             (iii)  the institution by PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
          Section 4041A of ERISA; and

               (v)  the institution of a proceeding by a
          fiduciary of any Multiemployer Plan against the Company

                             Credit Agreement
                             ________________

          or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (h) promptly after the Company knows that any Default has occurred, notice of such Default, describing the same in reasonable detail and describing the steps being taken to remedy the same;

          (i) immediately upon becoming aware that the holder of any note or of any evidence of Indebtedness of the Company or any of its Subsidiaries has given notice or taken any other action with respect to a claimed default or event of default, a notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and the steps being taken to remedy the same;

          (j) as soon as practicable, and in any event within ten days after the issuance, filing or receipt thereof,
     (i) a copy of any order or notice of the FCC or a court of competent jurisdiction which designates any FCC License of the Company or any of its Subsidiaries, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of the Company or such Subsidiary to operate a Station, (ii) a copy of any competing application filed with respect to any FCC License, or application therefor, of the Company or any of its Subsidiaries, or any citation, notice of violation or order to show cause issued by the FCC or any material complaint filed by or with the FCC, to the extent the same shall have been made available or provided to the Company or any of its Subsidiaries, and (iii) a copy of any notice of application by the Company or any of its Subsidiaries requesting authority to cease broadcasting on any broadcast Station for any period in excess of ten days;

          (k) as soon as possible and in any event within ten days after the Company has received any written notice or other written communication from any governmental authority or other Person of any Environmental Claim or to the effect that the Company or any of its Subsidiaries is not in compliance with the Environmental Laws or the permits, licenses or authorizations referred to in Section 7.13 hereof, a notice of such circumstance describing the same in reasonable detail;

          (l) at the time the Company furnishes each set of financial statements pursuant to clause (c) or (d) above, summaries of the operating revenues, operating expenses and broadcast cash flow for each Station owned by each Restricted Subsidiary;


                             Credit Agreement
                             ________________


          (m) as soon as practicable after the Effective Date, and in any event within 75 days after the Effective Date, the results of a Uniform Commercial Code search request (completed no earlier than 30 days after the Effective Date) in each jurisdiction in which any Obligor holds any Property pledged to the Collateral Agent under the Security Agreement; and

          (n)  promptly, from time to time, such other
     information regarding (i) the business, affairs, operations or conditions (financial or otherwise) of the Company or any of its Subsidiaries, (ii) compliance by the Company with its obligations contained herein and (iii) the transactions contemplated hereby, in each case as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to the Administrative Agent (with sufficient copies for each Bank), at the time it furnishes each set of financial statements pursuant to paragraph (a), (b), (c) or (d) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations or other information necessary to determine whether the Company is in compliance with Sections 8.05, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12(d) and 8.12(e) hereof and specifying the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries secured by Permitted Liens of the type referred to in clause (h) of the definition of Permitted Liens contained in Section 1.01 hereof. In addition, the Company will furnish to the Administrative Agent (with sufficient copies for each Bank), at the time it furnishes the financial statements pursuant to paragraph (c) above for the fiscal quarter of the Company ended on June 30, 1998, a certificate of a senior financial officer of the Company (which certificate shall contain computations in such detail as shall be satisfactory to the Administrative Agent with respect to the allocations set forth therein) calculating, as of the Acquisition Loan Commitment Termination Date, each of the Remaining Available Equity Issuance Amount and the Remaining Available Excess Cash Flow Amount. The Remaining Available Equity Issuance Amount as so calculated as of the Acquisition Loan Commitment Termination Date and as set forth in such certificate is herein referred to as the "June 1998
                                                  _________
Remaining Available Equity Issuance Amount".  Once determined,
__________________________________________
the June 1998 Remaining Available Equity Issuance Amount may not be changed.

          8.02  Litigation.  The Company will promptly give
                __________
notice to the Administrative Agent (with sufficient copies for

                             Credit Agreement
                             ________________

each Bank) of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency (including, without limitation, the FCC), and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

          8.03  Existence, Etc.  The Company will, and will cause
                _______________
each of its Restricted Subsidiaries to: (a) preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.12 hereof); (b) comply with the requirements of all applicable laws, rules, regulations and orders of govern-mental or regulatory authorities (including, without limitation, the FCC) if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect; (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper pro-ceedings and against which adequate reserves (determined in accordance with GAAP) are being maintained; (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and
(e) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

          8.04  Insurance.  The Company will, and will cause each
                _________
of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          8.05  Capital Expenditures.  The Company will not, and
                ____________________
will not permit any of its Restricted Subsidiaries to, at any time during any Fiscal Year, make any Capital Expenditure unless, after giving effect to such Capital Expenditure, the aggregate amount of all Capital Expenditures of the Company and its Restricted Subsidiaries made during such Fiscal Year does not exceed $5,000,000; provided that if the aggregate amount of all
                   ________
Capital Expenditures of the Company and its Restricted Subsidiaries made during such Fiscal Year is less than

                             Credit Agreement
                             ________________


$5,000,000, the excess of (a) $5,000,000 over (b) the actual amount of Capital Expenditures made in such Fiscal Year may be expended in the next succeeding Fiscal Year only.

          8.06  Liens.  The Company will not, and will not permit
                _____
any of its Restricted Subsidiaries to, create, incur or suffer to exist (a) any Lien on or in respect of any of the Stock Collateral except (i) Liens created pursuant to the Security Documents, (ii) Permitted Liens of the type listed in paragraph
(b), (c) or (j) of the definition of "Permitted Liens" set forth in Section 1.01 hereof and (iii) prior to the Effective Date, Liens created pursuant to the Existing Security Agreement or (b) any Lien on or in respect of any of its other Properties now owned or hereafter acquired, securing Indebtedness or other obligations, except (i) Liens created pursuant to the Security Documents, (ii) Permitted Liens, (iii) prior to the Effective Date, Liens created pursuant to the Existing Security Agreement and (iv) pledges of capital stock of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries.

          8.07  Indebtedness.  The Company will not, and will not
                ____________
permit any of its Restricted Subsidiaries to, create, assume, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness of the Company or any of its Restricted Subsidiaries under this Agreement, the Subsidiary
     Loan Agreements, the Notes, the Guarantee Agreement and the other Basic Documents;

          (b)  Indebtedness of the Company ("Permitted Additional
                                             ____________________
     Debt") incurred solely to repay or prepay (and the net
     ____
     proceeds of which are applied, upon issuance, to repay or prepay pursuant to Section 3.04(d) hereof) the Loans, provided that (i) the aggregate principal amount of such
     ________
     Indebtedness does not exceed $200,000,000, (ii) no part of such Indebtedness matures or is required to be paid, prepaid, redeemed, purchased or otherwise acquired by the Company or any of its Restricted Subsidiaries (other than by reason of acceleration upon or following the occurrence of an event of default) prior to 2004, (iii) none of the Restricted Subsidiaries of the Company is directly or indirectly liable (contingently or otherwise) for any of such Indebtedness, (iv) none of such Indebtedness is secured by any Property of the Company or any of its Restricted Subsidiaries, (v) such Indebtedness is governed by agreements and instruments containing terms and conditions (including, without limitation, interest, amortization, covenants and events of default) in form and substance satisfactory to the Majority Banks (such agreements and instruments to be furnished to the Banks no later than 30 days prior to the incurrence of such Indebtedness), (vi)

                             Credit Agreement
                             ________________

     immediately prior to the incurrence of such Indebtedness and after giving effect thereto, no Default has occurred and is continuing and (vii) the Administrative Agent has received a certificate of a Senior Officer of the Company setting forth in reasonable detail the computations necessary to determine that the Company is, and will be, in compliance with the terms of this Agreement both immediately prior, and after giving effect, to the incurrence of such Indebtedness;

          (c) (x) the Senior Subordinated Notes and (y) other Indebtedness of the Company ("Permitted Replacement
                                   _____________________
     Subordinated Debt") incurred solely to repay, prepay,
     _________________
     redeem, retire, purchase or otherwise acquire (but not to defease) (and the net proceeds of which are applied, upon issuance, to repay, prepay, redeem, retire, purchase or otherwise acquire (but not to defease)) Senior Subordinated Notes, provided that (i) the aggregate principal amount of
            ________
     such other Indebtedness does not exceed the aggregate principal amount of the Senior Subordinated Notes so repaid, prepaid, redeemed, retired, purchased or otherwise acquired,
     (ii) no part of such other Indebtedness matures or is required to be paid, prepaid, redeemed, purchased or otherwise acquired by the Company or any of its Restricted Subsidiaries (other than by reason of acceleration upon or following the occurrence of an event of default) prior to 2004, (iii) none of the Restricted Subsidiaries of the Company is directly or indirectly liable (contingently or otherwise) for any of such other Indebtedness, (iv) none of such other Indebtedness is secured by any Property of the Company or any of its Restricted Subsidiaries, (v) such other Indebtedness is subordinated to the obligations of the Company hereunder and under the Guarantee Agreement on terms satisfactory to the Majority Banks and is governed by agreements and instruments containing other terms (including, without limitation, interest, amortization, covenants and events of default) in form and substance satisfactory to the Majority Banks (such agreements and instruments to be furnished to the Banks no later than 30 days prior to the incurrence of such Indebtedness), provided
                                                         ________
     that, if such other Indebtedness is incurred pursuant to and governed by agreements and instruments each of the terms and conditions of which is as favorable to the Company as the terms and conditions of the Senior Subordinated Notes and the Senior Subordinated Indenture, such agreements and instruments shall be deemed to be satisfactory to the Majority Banks, (vi) immediately prior to the incurrence of any of such other Indebtedness and after giving effect thereto, no Default shall have occurred and be continuing and the Administrative Agent shall have received a certificate of a Senior Officer of the Company setting forth in reasonable detail the computations necessary to determine

                             Credit Agreement
                             ________________

     that the Company is, and will be, in compliance with the terms of this Agreement both immediately prior, and after giving effect, to the incurrence of such other Indebtedness;
     and

          (d) other Indebtedness not exceeding an aggregate principal amount of $35,000,000 at any one time outstanding, provided that (i) the aggregate principal amount of such
     ________
     other Indebtedness created, assumed, incurred or suffered to exist by the Restricted Subsidiaries shall not exceed $10,000,000, (ii) the aggregate principal amount of such other Indebtedness that is secured shall not exceed $10,000,000 and (iii) no Restricted Subsidiary may Guarantee any such other Indebtedness of any other Person or create, assume, incur or suffer to exist a Lien on any of its Property in respect of any such other Indebtedness of any other Person.

          8.08  Investments and Joint Ventures.  The Company (x)
                ______________________________
will not permit any Restricted Subsidiary to make, or permit to remain outstanding, any Investment in any Unrestricted Subsidiary, (y) will not permit any Unrestricted Subsidiary to make, or permit to remain outstanding, any Investment in the Company or any Restricted Subsidiary and (z) will not, and will not permit any Restricted Subsidiary to, make, or permit to remain outstanding, any other Investment in any Person or enter into any Joint Venture, except:

          (a) Investments of the Company or any Restricted Subsidiary in direct obligations of the United States of America, or any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or any agency thereof, in each case maturing no more than 90 days from the date of acquisition thereof;

          (b) the Company or any Restricted Subsidiary may acquire and hold certificates of deposit and other time deposits of, and bankers' acceptances issued by, and other bank accounts with, any Bank or any other bank having capital and surplus of at least $500,000,000 (provided that
                                                   ________
     each such time deposit or bankers' acceptance shall mature within one year after the date acquired by the Company or any Restricted Subsidiary);

          (c) the Company or any Restricted Subsidiary may acquire and hold commercial paper (i) issued by any bank holding company controlling any Bank or (ii) rated A-2 or better by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. (or any successor thereto) or P-2 or better by Moody's Investor Services, Inc. (or any successor thereto);

                             Credit Agreement
                             ________________


          (d) existing Investments of the Company or any Restricted Subsidiary in their respective existing Subsidiaries and additional Investments by the Company or any Restricted Subsidiary in the form of loans and advances to their respective Restricted Subsidiaries in the ordinary course of business, provided that such loans and advances
                         ________
     are evidenced by promissory notes and such promissory notes are delivered to the Collateral Agent under the Security Agreement as collateral security for the Secured Obligations (as defined in the Security Agreement) promptly upon the making of the related loan or advance, such promissory notes to constitute Pledged Debt under and as defined in the Security Agreement;

          (e) existing Investments and Joint Ventures of the Company and its Restricted Subsidiaries listed on Schedule
     IV hereto;

          (f) Investments in connection with Acquisitions permitted by Sections 8.12(d) and 8.12(e) hereof;

          (g) loans or advances to officers and employees by the Company or any of its Restricted Subsidiary for travel, business or relocation expenses in the ordinary course of business;

          (h) Investments by the Company in Unrestricted Subsidiaries consisting of capital stock of the Company or cash (whether by way of investments in capital stock of, or loans or advances to, any Unrestricted Subsidiary), provided
                                                         ________
     that (i) no such Investment shall be made if a Default has occurred and is continuing or would occur after giving effect to such Investment, (ii) no such cash Investment shall be made on any date if, after giving effect thereto,
     (A) the Remaining Available Equity Issuance Amount is less than zero and (B) either (I) the Remaining Available Excess Cash Flow Amount is less than zero or (II) the aggregate amount of cash Investments made by the Company in Unrestricted Subsidiaries as permitted by this Section 8.08(h)(ii)(B) on and after the Effective Date is greater than $50,000,000 and (x) no such cash Investment shall be made as permitted by this Section 8.08(h)(ii)(B) if, after giving effect thereto, the aggregate amount of cash Investments made by Unrestricted Subsidiaries in Westwood One, Inc. with the proceeds of cash Investments made by the Company in such Unrestricted Subsidiaries on and after the Effective Date pursuant to this Section 8.08(h)(ii)(B) is greater than 50% of the aggregate amount of all cash Investments made by the Company in Unrestricted Subsidiaries on and after the Effective Date as permitted by this Section 8.08(h)(ii)(B) and (y) no such cash Investment shall be made

                             Credit Agreement
                             ________________

     pursuant to this Section 8.08(h)(ii)(B) after the Acquisition Loan Commitment Termination Date and (iv) any such cash Investment made by way of a loan or advance is evidenced by one or more promissory notes and such promissory notes are delivered to the Collateral Agent under the Security Agreement as collateral security for the Secured Obligations (as defined in the Security Agreement) promptly upon the making of the related loan or advance, such promissory notes to constitute Pledged Debt under and as defined in the Security Agreement;

          (i) Investments in money market funds substantially all of whose assets consist of Investments permitted by clauses (a), (b) and/or (c) of this Section 8.08;

          (j) Investments in Restricted Subsidiaries to the extent necessary to prepay Loans as required by Section 3.04 hereof; and

          (k) Investments constituting Restricted Payments made as permitted by Section 8.09 hereof.

          8.09  Restricted Payments.  The Company will not, and
                ___________________
will not permit any of its Subsidiaries to, make any Restricted
Payment, except for:

          (a) dividends on common stock of the Company paid in shares of such stock;

          (b) cash payments made by the Company to repurchase common stock of the Company (other than common stock of the Company owned beneficially and of record by any of the Management Investors); provided that (i) no Default has
                            ________
     occurred and is continuing or would occur and be continuing after giving effect to each such repurchase and (ii) no such repurchase shall be made on any date if, after giving effect thereto, (A) the Remaining Available Equity Issuance Amount is less than zero and (B) the sum of the Remaining Available Excess Cash Flow Amount plus $150,000,000 is less than zero
                             ____
     and no such repurchase shall be made as permitted by this
     Section 8.09(b)(ii)(B) after the Acquisition Loan Commitment Termination Date; and

          (c) other Restricted Payments made by the Company in cash; provided that (i) no Default has occurred and is
           ________
     continuing or would occur after giving effect to each such other Restricted Payment and (ii) no such other Restricted Payment shall be made on any date if, after giving effect thereto, (A) the Remaining Available Equity Issuance Amount is less than zero and (B) the Remaining Available Excess Cash Flow Amount is less than zero and no such other

                             Credit Agreement
                             ________________


     Restricted Payment shall be made as permitted by this
     Section 8.09(c)(ii)(B) after the Acquisition Loan Commitment
     Termination Date.

          8.10  Debt Ratios.
                ___________

          (a)  Senior Debt Ratio.  The Company will not permit
               _________________
     the Senior Debt Ratio, at the Effective Date and at any Quarterly Date occurring during any period specified below, to exceed the ratio set forth opposite such period:

          Period (both dates inclusive)           Ratio
          _____________________________           _____

          Effective Date - 12/31/96               4.50:1
          1/1/97 - 12/31/97                       4.00:1
          1/1/98 - 12/31/98                       3.50:1
          Thereafter                              3.00:1

          (b)  Total Debt Ratio.  The Company will not permit the
               ________________
     Total Debt Ratio, at the Effective Date and at any Quarterly
     Date occurring during any period specified below, to exceed the ratio set forth opposite such period:

          Period (both dates inclusive)           Ratio
          _____________________________           _____

          Effective Date - 12/31/96               5.50:1
          1/1/97 - 12/31/97                       5.00:1
          1/1/98 - 12/31/98                       4.50:1
          Thereafter                              4.00:1

          8.11  Interest Coverage Ratio; Total Pro Forma Debt
                _____________________________________________
Service Coverage Ratio.
______________________

          (a)  Total Interest Coverage Ratio.  The Company will
               _____________________________
     not permit the Total Interest Coverage Ratio, at the Effective Date and at any Quarterly Date thereafter, to be less than 2:1.

          (b)  Total Pro Forma Debt Service Coverage Ratio.  The
               ___________________________________________
     Company will not permit the Total Pro Forma Debt Service Coverage Ratio, at the Effective Date and at any Quarterly Date thereafter, to be less than 1.05:1.

          8.12  Prohibition of Fundamental Changes.
                __________________________________

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                             Credit Agreement
                             ________________


          (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, Acquire any business or Property from, or capital stock of, or be a party to any Acquisition of, any Person except for (i) purchases of inventory and other Property to be sold or used in the ordinary course of business, (ii) Investments permitted under Section 8.08 hereof, and (iii) Capital Expenditures permitted under Section 8.05 hereof.

          (c) The Company will not, and will not permit any of its Restricted Subsidiaries to, Dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests).

          (d)  Notwithstanding any other provisions of this
     Section 8.12 other than paragraph (f) below, any of the Restricted Subsidiaries may effect Acquisitions of one or more Stations without the consent of any of the Banks if either (x) the Acquisition Price payable by the Company and its Subsidiaries in respect of any such Acquisition is less than or equal to $50,000,000 or (y) no part of the Acquisition Price or other amounts payable by the Company and its Restricted Subsidiaries in respect of any such Acquisition is paid with the proceeds of Loans hereunder, provided that, with respect to each such Acquisition:
     ________

               (i) the Administrative Agent shall have received (with sufficient copies for each of the Banks) (x) not less than 10 or more than 60 days prior to the proposed date for the consummation of such Acquisition, a certificate of a Senior Officer of the Company setting forth in reasonable detail the computations necessary to demonstrate that both immediately prior to such Acquisition and after giving effect to such Acquisition and the concurrent use of the proceeds of any borrowing of Loans or the incurrence of other Indebtedness to finance such Acquisition, the Company will be in compliance with Sections 8.10 and 8.11 hereof and annexing the Acquisition Agreement relating to such Acquisition together with any other material ancillary documents to be executed or delivered in connection therewith, (y) evidence satisfactory to the Administrative Agent that, after giving effect to such Acquisition, the Company will be in compliance with Sections 8.18 and 8.19 hereof and (z) such other documents as the Administrative Agent or special New York counsel to Chase may reasonably request;


                             Credit Agreement
                             ________________


            (ii) no Default has occurred and is continuing or would occur after giving effect to such Acquisition;
          and

           (iii) the Administrative Agent shall have received evidence satisfactory to it that the FCC has consented to such Acquisition and such consent has become a FCC Final Order and that each other authorization, approval, consent of, and filing or registration with, any governmental or regulatory authority or agency (other than the FCC) for the consummation of such Acquisition or any other transactions contemplated in connection therewith, or for the validity or enforceability of any documentation related thereto, has been obtained, is final and is in full force and effect, has not been modified in any way and is not subject to any pending or, to the best knowledge of the Company, threatened appeal or attack by way of direct proceedings or otherwise.

          (e)  Notwithstanding the provisions of paragraphs (a),
     (b) and (c) of this Section 8.12 but subject to the provisions of paragraph (f) below, any of the Restricted Subsidiaries may effect (I) the Acquisition of Station KLUV-FM in Dallas, Texas, and (II) Acquisitions of one or more other Stations that have been consented to by the Majority Banks (such consent to be subject to such conditions as the Majority Banks may determine to be appropriate), provided
                                                      ________
     that with respect to any Acquisition:

               (i) the Administrative Agent shall have received (with sufficient copies for each of the Banks) (x) not less than 10 or more than 60 days prior to the proposed date for the consummation of such Acquisition, a certificate of a Senior Officer of the Company setting forth in reasonable detail the computations necessary to demonstrate that both immediately prior to such Acquisition and after giving effect to such Acquisition and the concurrent use of the proceeds of any borrowing of Loans or the incurrence of other Indebtedness to finance such Acquisition, the Company will be in compliance with Sections 8.10 and 8.11 hereof and annexing the Acquisition Agreement relating to such Acquisition together with any other material ancillary documents to be executed or delivered in connection therewith, (y) evidence satisfactory to the Administrative Agent that, after giving effect to such Acquisition, the Company will be in compliance with Sections 8.18 and 8.19 hereof and (z) such other documents as the Administrative Agent or special New York counsel to Chase may reasonably request; and

                             Credit Agreement
                             ________________


              (ii) no Default has occurred and is continuing or would occur after giving effect to such Acquisition.

          (f) Notwithstanding Sections 8.12(d) and 8.12(e) hereof:

               (i) no Acquisition otherwise permitted by said Sections may be made on any date on or prior to the Acquisition Loan Commitment Termination Date if, after giving effect thereto, the aggregate amount of cash payments made by Restricted Subsidiaries in respect of Acquisitions made as permitted by said Sections on and after the Effective Date would exceed the sum of (x) the Remaining Available Equity Issuance Amount plus (y) the Remaining Available Excess Cash Flow Amount plus
          (y) $250,000,000;

              (ii) no Acquisition otherwise permitted by said Sections may be made on any date after the Acquisition Loan Commitment Termination Date if, after giving effect thereto, the Remaining Available Equity Issuance Amount is less than zero; and

             (iii) notwithstanding the provisions of clause (ii) above, no Acquisition otherwise permitted by said Sections may be made on any date after the Acquisition Loan Commitment Termination Date if, after giving effect thereto, the aggregate amount of cash payments made (except to the extent such cash payments are made with the proceeds of one or more Equity Issuances) by Restricted Subsidiaries in respect of Acquisitions made as permitted by said Sections on and after the Effective Date would exceed $350,000,000.

          8.13  Interest Rate Protection Agreements.  The Company
                ___________________________________
will not, and will not permit any of its Restricted Subsidiaries to, enter into or otherwise become obligated with respect to any Interest Rate Protection Agreement except that:

          (a) the Company will maintain in full force and effect each of the Interest Rate Protection Agreements entered into by it prior to the date hereof to the extent and as required by Section 8.13 of the Existing Credit Agreement;

          (b) the Company will within 180 days after the Effective Date and at all times thereafter maintain in full force and effect one or more additional Interest Rate Protection Agreements with one or more of the Banks (and/or with other counterparties reasonably satisfactory to the Majority Banks) and pursuant to documentation and on terms reasonably satisfactory to the Majority Banks, which, taken

                             Credit Agreement
                             ________________

     together with the Interest Rate Protection Agreements referred to in paragraph (a) above as in effect from time to time, effectively enables the Company, as at any date, to protect itself and the Subsidiary Borrowers against fluctuations in the rates of interest on the Loans as to a notional principal amount at least equal to 50% of the Loans then outstanding for a period of at least two years from such date; provided that, in the event the Company is
                ________
     required by this paragraph (b) to enter into additional Interest Rate Protection Agreements as a result of an increase after the Effective Date in the outstanding aggregate principal amount of the Loans, the Company shall not be required to do so until the date 90 days after the date of such increase; and

          (c) the Company may, but shall not be obligated to, enter into one or more other Interest Rate Protection Agreements; provided that (i) as of the date each such other
                 ________
     Interest Rate Protection Agreement is entered into (the "Entry Date") and after giving effect thereto the aggregate
      __________
     notional principal amount of such Interest Rate Protection Agreement and all other Interest Rate Protection Agreements to which the Company is a party in effect on the Entry Date (including those entered into pursuant to paragraphs (a)
     and (b) above and those entered into pursuant to this paragraph (c)) does not exceed an amount equal to the sum of
     (x) the aggregate outstanding principal amount of the Loans on the Entry Date plus (y) the aggregate unused amount of
                       ____
     the Commitments on the Entry Date and (ii) any such Interest Rate Protection Agreements not entered into as required by said paragraphs (a) and (b) shall be with one or more of the Banks (and/or with other counterparties reasonably satisfactory to the Majority Banks) and pursuant to documentation and on terms reasonably satisfactory to the Majority Banks.

          8.14  Lines of Business.  The Company will not, and
                _________________
will not permit any of its Restricted Subsidiaries to, (a) engage, directly or indirectly, in any business other than the commercial radio business, other businesses related to broadcast communications or programming and other businesses reasonably incident or related to any of the foregoing or (b) permit any broadcast station licensed to or operated by the Company or any of its Restricted Subsidiaries to cease broadcasting without consent of the FCC for a period in excess of ten consecutive days or in any event for more than 30 days. The Company will not permit any of its Unrestricted Subsidiaries to engage, directly or indirectly, in any business other than a business related to communications or programming and other businesses reasonably incident or related to any of the foregoing.

                             Credit Agreement
                             ________________


          8.15  Transactions With Affiliates.  Except as
                ____________________________
expressly permitted by this Agreement, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) Dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (w) any Affiliate who is an
               ________
individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (x) the Company and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Restricted Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Restricted Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate, (y) the Company (but not its Restricted Subsidiaries) may render and perform management and similar services to or for Affiliates whether or not in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate and (z) nothing herein shall be deemed to prohibit the Company from making Investments in Affiliates permitted by Section 8.08 hereof and Restricted Payments to Affiliates permitted by Sections 8.09(b) and (c) hereof.

          8.16  Issuance of Capital Stock.  The Company will not,
                _________________________
and will not permit any of its Restricted Subsidiaries to, issue any shares of its capital stock or any Equity Rights therefor other than, in the case of the Company, additional shares of common stock; provided that in connection with any issuance of
              ________
capital stock neither the Company nor any of its Subsidiaries shall be obligated, contingently or otherwise, to make any payment of dividends on account of such capital stock or to effect any purchase or redemption of such capital stock or to make any other Restricted Payment with respect to or on account of such capital stock.

          8.17  Use of Proceeds.  The Company will, and will
                _______________
cause each Subsidiary Borrower to, use the proceeds of the Loans solely for the following purposes: (a) the proceeds of Acquisition Loans made to the Company will be used solely for the

                             Credit Agreement
                             ________________

purpose of financing Acquisitions of Stations (including net working capital of Stations so Acquired) by Restricted Subsidiaries permitted by Section 8.12 hereof (in compliance with all applicable legal and regulatory requirements); (b) the proceeds of Acquisition Loans made to any Subsidiary Borrower will be used solely for the purpose of financing the Acquisition of a Station (including net working capital of the Station so Acquired) by such Subsidiary Borrower or for the purpose of refinancing Acquisition Loans made to the Company in connection with such Acquisition (in compliance with all applicable legal and regulatory requirements); and (c) the proceeds of Revolving Credit Loans will be used solely for general corporate purposes of the Company and its Restricted Subsidiaries, including for working capital, and also (i) for Capital Expenditures made as permitted by Section 8.05 hereof, (ii) to refinance Indebtedness of the Company and its Restricted Subsidiaries, (iii) for cash Investments made as permitted by Section 8.08(h) hereof, (iv) for Restricted Payments made as permitted by Section 8.09(b) or
Section 8.09(c) hereof and (v) to finance Acquisitions of Stations (including net working capital of Stations so Acquired) permitted by Section 8.12 hereof (in compliance with all applicable legal and regulatory requirements).

          8.18  Certain Obligations Respecting Restricted
                _________________________________________
Subsidiaries.  The Company will, and will cause each of its
____________
Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Restricted Subsidiaries at all times owns (subject only to the Lien of the Security Agreement) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Restricted Subsidiaries as is owned on the date of this Agreement. Without limiting the generality of the foregoing, none of the Company nor any of its Restricted Subsidiaries shall sell, transfer or otherwise Dispose of any shares of stock of any Restricted Subsidiary owned by it, nor permit any such Restricted Subsidiary to issue any shares of stock of any class whatsoever to any Person (other than to the Company or to another Obligor). In the event that (a) any such additional shares of stock shall be issued by any such Restricted Subsidiary or (b) any Obligor shall create or Acquire any additional Restricted Subsidiary and shall thereby become the owner of shares of capital stock of such Restricted Subsidiary, the respective Obligor agrees forthwith to deliver to the Collateral Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as the Collateral Agent and/or the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

                             Credit Agreement
                             ________________


          8.19  Additional Subsidiary Guarantors.  The Company
                ________________________________
will take such action, and will cause each of its Restricted Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Restricted Subsidiaries of the Company are Guarantors under the Guarantee Agreement and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its existing Restricted Subsidiaries shall form any new Restricted Subsidiary after the date hereof, the Company or such existing Restricted Subsidiary will cause such new Restricted Subsidiary to become a "Guarantor" under the Guarantee Agreement (and, thereby, an "Obligor" hereunder) and a party to the Security Agreement and to grant a security interest in its Properties to the Collateral Agent as collateral security for the Secured Obligations (as defined in the Security Agreement) pursuant to a written instrument in form and substance satisfactory to the Collateral Agent and the Administrative Agent, and to deliver such proof of corporate action and incumbency of officers, opinions of counsel and other documents as are consistent with those delivered by each Obligor pursuant to Section 6.01 hereof or as the Administrative Agent shall request.

          8.20  Modifications of Certain Documents.
                __________________________________

          (a) The Company will not, without the prior consent of the Majority Banks, waive, amend or otherwise modify any provision of any of the Tax Allocation Agreements.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, amend or otherwise modify any provision of its charter or by-laws in any manner that could reasonably be expected to have a material adverse effect on the Banks without the prior consent of the Majority Banks.

          8.21  Unrestricted Subsidiaries; Maintenance of
                _________________________________________
Separate Corporate Identity.
___________________________

          (a) The Company will deliver to the Administrative Agent (with sufficient copies for each of the Banks) a notice as to the organization or Acquisition of each Unrestricted Subsidiary promptly following such organization or Acquisition together with a certificate of a Senior Officer of the Company certifying that attached thereto are true copies of (i) the resolutions duly adopted by the Board of Directors of the Company designating such Subsidiary as an Unrestricted Subsidiary and
(ii) all agreements, instruments and other documents relating to the organization or Acquisition of such Unrestricted Subsidiary.

          (b) The Company will, promptly upon receipt thereof by the Company or any of its Subsidiaries, deliver to the Administrative Agent (with sufficient copies for each of the

                             Credit Agreement
                             ________________


Banks) a true and complete copy of each agreement, instrument or other document evidencing Indebtedness or other material obligations of each Unrestricted Subsidiary and each other material agreement, instrument or other document (including, without limitation, agreements, instruments and other documents in respect of Acquisitions) entered into by each Unrestricted Subsidiary.

          (c) The Company will cause the management, business and affairs of each of the Company and its Subsidiaries to be conducted in such a manner so that each of the Company and its Subsidiaries will be perceived and treated as a legal entity separate and distinct from each other. Without in any way limiting the other provisions of this Section 8.21, the Company will not permit any Restricted Subsidiary to, directly or indirectly: (i) make any Investment in an Unrestricted Subsidiary, (ii) dispose of any Property to an Unrestricted Subsidiary, (iii) merge into or consolidate with or purchase or acquire Property from an Unrestricted Subsidiary or (iv) enter into any other transaction directly or indirectly with or for the benefit of an Unrestricted Subsidiary (including, without limitation, Guarantees and assumptions of obligations of an Unrestricted Subsidiary); provided that it is understood that the
                          ________
Company as the "common parent" of its Restricted Subsidiaries and Unrestricted Subsidiaries may file a consolidated tax return on behalf of itself and its Subsidiaries and such filing shall not be deemed to violate the provisions of this Section 8.21.

          (d) The Company will allocate corporate general and administrative expenses between it, the Restricted Subsidiaries and the Unrestricted Subsidiaries in accordance with customary and reasonable business practices and generally accepted accounting principles consistently applied. Without in any way limiting the other provisions of this Section 8.21, the Company will not permit any Restricted Subsidiary to, directly or indirectly, pay or incur any corporate general and administrative expenses on behalf of any Unrestricted Subsidiary.

          8.22 Subordinated Debt.
               _________________

          (a) The Company will not, without the prior consent of the Majority Banks: (i) waive, amend or otherwise modify any provision of any of the Subordinated Debt Documents; or (ii) exercise any option or right (contractual or otherwise) under any of the Subordinated Debt Documents to prepay, redeem, defease or acquire, or make, or permit any Subsidiary to make, any payment the effect of which is to prepay, redeem, defease or acquire, any of the Subordinated Debt.

          (b)  Notwithstanding the foregoing provisions of this
Section 8.22, the Company may, subject to the subordination

                             Credit Agreement
                             ________________

provisions applicable thereto: (i) make payments of principal of and interest on Subordinated Debt (but only in the amounts and at the times required to be made by the terms thereof); and
(ii) repay, prepay, redeem, retire, purchase or otherwise acquire (but not defease) Senior Subordinated Notes with the proceeds of Permitted Replacement Subordinated Debt.

          Section 9.  Events of Default.  If one or more of the
                      _________________
following events (herein called "Events of Default") shall occur
                                 _________________
and be continuing:

          (a) The Company shall default in the payment or prepayment when due of any principal of or interest on any Loan made to it; or the Company shall default in the payment of any fee or any other amount payable by it hereunder which shall remain unremedied for a period of three days; or any Subsidiary Borrower shall default in the payment or prepayment when due of any principal of or any interest on any Loan made or assigned to it; or any Subsidiary Borrower shall default in the payment of any fee or other amount payable by it under the Subsidiary Loan Agreement to which it is a party which shall remain unremedied for a period of three days; or any Guarantor shall default in the payment of any Guaranteed Obligation (as defined in the Guarantee Agreement) or any other fee or other amount payable by it under the Guarantee Agreement, provided that if such default
                                    ________
     shall be in respect of any amount as to which this Agreement or any other Basic Document (other than the Guarantee Agreement) provides a period of grace for the payment thereof, such default shall not be an "Event of Default" until the expiry of such period of grace; or any Obligor shall default in the payment of any fee or other amount payable by it under the Security Documents which shall remain unremedied for a period of five days after notice from the intended recipient of such fee or other amount; or

          (b) The Company or any of its Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $3,000,000 or more beyond any applicable grace periods, or in the payment when due of any amount under any Interest Rate Protection Agreement for a notional principal amount exceeding $10,000,000; or the Company shall become obligated to purchase or otherwise acquire, prior to the stated maturity thereof, any of its other Indebtedness aggregating $3,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such other event is to cause, or would (after giving effect to any applicable notice requirement or grace

                             Credit Agreement
                             ________________

     period) permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid, purchased or otherwise acquired in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by any Obligor, or any certificate furnished to any Bank or any of the Agents pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Section 8.05, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13, 8.14, 8.16, 8.17, 8.20,
     8.21(c), 8.21(d) or 8.22 hereof; or the Company shall default in the performance of any of its obligations under
     Section 8.06, 8.15, 8.18 or 8.19 hereof and such default shall continue unremedied for a period of 15 days; or, except as otherwise provided in this paragraph (d), any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 days after such Obligor obtains actual knowledge thereof or after notice thereof to the Company by any Agent or any Bank (through any Agent); or

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f)  The Company or any of its Subsidiaries shall
     (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                             Credit Agreement
                             ________________


          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or
     (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Restricted Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal unless such judgment or judgments have been rendered by the FCC and the Company or such Restricted Subsidiary may not appeal or otherwise contest such judgment or judgments until such time as the FCC institutes legal proceedings in a court of competent jurisdiction with respect to such judgment or judgments but only so long as the FCC may not execute upon such judgment or judgments or otherwise take any action to collect upon such judgment or judgments except by way of such legal proceedings; or

          (i) An event or condition specified in Section 8.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the reasonable judgment of the Majority Banks, a Material Adverse Effect; or

                             Credit Agreement
                             ________________


          (j) Mel Karmazin shall cease to be actively involved in the management and affairs of the Company and its Subsidiaries and a replacement of at least equivalent knowledge and experience in the radio broadcasting industry is not appointed within 90 days; or Mel Karmazin shall (other than by way of testamentary or intestate succession), after the date hereof, sell, assign, transfer or otherwise dispose of capital stock of the Company and voting rights represented thereby of greater than 50% of the aggregate amount of capital stock of the Company and voting rights represented thereby owned, beneficially and of record, by Mel Karmazin on the date hereof; or any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other
                                            ____________
     than the Management Investors or the SLH Investors is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the aggregate voting rights of the outstanding capital stock of the Company (on a fully diluted basis); or

          (k) Except for expiration in accordance with its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, for whatever reason; or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including without limitation a prior perfected security interest in and Lien on all of the Properties covered thereby in accordance with the terms thereof) in favor of the Collateral Agent, subject to no equal or prior Liens (except as permitted thereby); or

          (l) The Company or any of its Restricted Subsidiaries shall fail to file in a proper and timely manner for the renewal of, or fail to keep in force, suffer the termination or adverse amendment to, any Communications Franchise (including without limitation any FCC License) at any time held by any one or more of the Company and its Restricted Subsidiaries and necessary to the operations of any one or more of the Stations owned by any one or more of such Persons; or

          (m) A Default of the type described in paragraph (b) hereof shall have occurred and be continuing with respect to the Indebtedness of an Unrestricted Subsidiary and as a result thereof the Company or any of its Restricted Subsidiaries shall become liable for such Indebtedness, in

                             Credit Agreement
                             ________________

     each case, whether by operation of law, pursuant to contract or otherwise, or any holder or holders of such Indebtedness shall so assert in writing in any proceeding before a court or other adjudicatory body of competent jurisdiction and the Majority Banks determine, in the exercise of their reason-able judgment, that the Company and/or any of its Restricted Subsidiaries is reasonably likely to incur a liability as a result thereof which would constitute a Material Adverse Effect; or

          (n) There shall have been asserted against the Company or any of its Subsidiaries an Environmental Claim that, in the judgment of the Majority Banks is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

THEREUPON: (i) in the case of an Event of Default other than an Event of Default with respect to any one or more of the Company or Subsidiary Borrowers referred to in clause (f) or (g) of this
Section 9 the Administrative Agent may and, upon request of the Majority Banks, shall, by notice to the Company, cancel all of the Commitments then in effect and declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts owing by the Company and the Subsidiary Borrowers to the Administrative Agent, the Collateral Agent, the Co-Agents and the Banks under this Agreement, the Subsidiary Loan Agreements and the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable, without presentment, demand, protest or other formalities of any kind all of which are hereby expressly waived by the Borrowers and (ii) in the case of the occurrence of an Event of Default with respect to one or more of the Company or Subsidiary Borrowers referred to in clause (f) or (g) of this Section 9, the Commitments forthwith shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors under this Agreement, the Subsidiary Loan Agreements and the Notes shall become automatically immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company (on its own behalf and on behalf of the Subsidiary Borrowers).

                             Credit Agreement
                             ________________


          Section 10.  The Agents.
                       __________

          10.01  Appointment, Powers and Immunities.  Each Bank
                 __________________________________
hereby irrevocably appoints and authorizes each of the Administrative Agent and the Collateral Agent to act as its agent hereunder and under the other Basic Documents, in each case, with such powers as are specifically delegated to such Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. None of the Co-Agents, in their capacity as Co-Agents, shall have any duties or responsibilities under this Agreement or any fiduciary relationship with the Administrative Agent, the Collateral Agent or any Bank, and no implied covenants, functions, responsibilities, duties or liabilities shall be read into this Agreement or any other Basic Document or otherwise exist against any Co-Agent in its capacity as Co-Agent hereunder. No Agent (which term, either in the singular or the plural, as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to such Agent's affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have any duties or responsibilities except those expressly set forth in the Basic Documents; (b) shall by reason of any Basic Document be a trustee for any of the Banks or the other Agents; (c) shall be responsible to any of the Banks or the other Agents for any recitals, statements, representations or warranties contained in any Basic Document, or in any certificate or other document referred to or provided for in, or received by it under any Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Basic Document or any other document referred to or provided for herein or therein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder; (d) except as expressly required by any Basic Document, shall be required to initiate or conduct any litigation or collection proceedings under any Basic Document; or (e) shall be responsible for any action taken or omitted to be taken by it under any Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Co-Agents and the Collateral Agent shall be conclusively entitled to assume that the conditions precedent set forth in Section 6.03 hereof have been satisfied and the Administrative Agent shall be conclusively entitled to assume that the conditions precedent set forth in
Section 6.03(a) hereof have been satisfied unless, in each case, such Agent has received notices to the effect that any of such conditions have not been satisfied from the Majority Banks referring to the relevant subsection(s) and stating that the relevant condition(s) have not been satisfied or unless the Company so notifies such Agent. Each Agent may employ agents and

                             Credit Agreement
                             ________________

attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by such Agent in good faith. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with a notice of such assignment or transfer to the Company.
Each of the Banks hereby irrevocably authorizes the Administra-tive Agent to execute, deliver and/or perform and/or acknowledge each of the Assignment Agreements, each of the Subsidiary Loan Agreements and the Guarantee Agreement and hereby agrees to be bound by all of the obligations stated therein to be applicable to it as a Bank thereunder or as a beneficiary thereof as if it were a party thereto. Each of the Banks hereby irrevocably authorizes the Administrative Agent or the Collateral Agent, as applicable, to execute, deliver and/or perform each of the Security Documents to which it is intended to be a party. The Collateral Agent is hereby authorized to determine that the cost to the Obligors is disproportionate to the benefit to be realized by the Banks by perfecting a Lien in any given Property under any of the Security Documents and that in such instances, the applicable Obligors shall not be required to perfect such Lien in favor of the Collateral Agent (for the benefit of the Banks), provided that the Collateral Agent shall have determined in its
________
sole discretion that such item of Collateral is immaterial or of inconsequential value. Each Bank hereby agrees that for purposes of Sections 10.03 and 10.05 of the Senior Subordinated Indenture, the Administrative Agent shall be the "Representative" of the Banks under and as defined in the Subordinated Indenture.

          10.02  Reliance by Each Agent.  Each Agent shall be
                 ______________________
entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. Each Agent shall provide each other Agent with a copy of each certification, notice or other communication received by it under this Agreement or any of the other Basic Documents. As to any matters not expressly provided for by this Agreement or any other Basic Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if and to the extent required hereby or by any other Basic Document, in accordance with instructions given by all of the Banks and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                             Credit Agreement
                             ________________


          10.03  Defaults.
                 ________

          (a) No Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless such Agent has received notice from another Agent, a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to each other Agent and the Banks.

          (b) The Administrative Agent or the Collateral Agent, as the case may be, shall (subject to Sections 10.01, 10.05 and 10.07 hereof) take such action with respect to any Default as shall be directed by the Majority Banks, or, if and to the extent required herein or in any other Basic Document, all of the Banks, provided that, unless and until the Administrative Agent or the
________
Collateral Agent, as the case may be, shall have received such directions, the Administrative Agent or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of all of the Banks, except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the agreement or consent of the Majority Banks or all of the Banks.

          10.04  Rights as a Bank.  With respect to its
                 ________________
Commitment(s) and the Loans made by it, each Agent (and any successor to any Agent) in its capacity as a Bank hereunder or under any Basic Document shall have the same rights and powers hereunder or thereunder as any other Bank and may exercise the same as though it were not acting as an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each Agent (and any successor to any Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as an Agent, and each Agent and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05  Indemnification.  The Banks agree to indemnify
                 _______________
each of the Administrative Agent and the Collateral Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Syndicated Loans and, if any of the Commitments are then in

                             Credit Agreement
                             ________________

effect, the aggregate unused amount of such Commitments held by the Banks, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent, as the case may be, by any Person (including, without limitation, by the Company, any Bank or another Agent) arising out of or by reason of any investigation or any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the
           ________
foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06  Non-Reliance on Agents and Other Banks.  Each
                 ______________________________________
Bank agrees that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. No Agent shall be required to keep itself informed as to the performance or observance by any Obligor or other party of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) which may come into the possession of such Agent or any of its affiliates.

          10.07  Failure to Act.  Except for action expressly
                 ______________
required of the Administrative Agent or the Collateral Agent hereunder and under the other Basic Documents, the Administrative Agent or Collateral Agent, as the case may be, shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its

                             Credit Agreement
                             ________________

satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          10.08  Resignation or Removal of Agents.  Subject to
                 ________________________________
the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by giving notice thereof to the Banks, the other Agents and the Company, and the Administrative Agent, the Collateral Agent and any Co-Agent may each be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent, Collateral Agent or Co-Agent, as the case may be, in each case (except during the continuance of a Default) with the consent of the Company (which consent shall not be unreasonably withheld), provided that any failure of the Company to object to a proposed
________
successor Agent within 15 days after notice of the proposed appointment to the Company shall be deemed to constitute consent of the Company to such appointment of such proposed successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal, as the case may be, and consented to by the Company (but only if the consent of the Company to the appointment of a successor Agent is required as provided above), then the retiring Agent may, on behalf of the relevant Banks, appoint a successor Agent, which shall be a Bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.09  Collateral Sub-Agents.  Each Bank by its
                 _____________________
execution and delivery of this Agreement agrees that, in the event it shall hold any Investments of any Obligor constituting part of the Collateral under and as defined in the Security Agreement, such Investments shall be held in the name and under the control of such Bank, and such Bank shall hold such Investments as a collateral sub-agent for the Collateral Agent under the Security Agreement.

                             Credit Agreement
                             ________________


          Section 11.  Miscellaneous.
                       _____________

          11.01  Waiver.  No failure on the part of any Agent or
                 ______
any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02  Notices.  All notices and other communications
                 _______
provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03  Expenses, Etc.  The Company agrees to pay or
                 _____________
reimburse each of the Banks and each of the Agents for paying:
(a) all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of Loans hereunder and under the Subsidiary Loan Agreements and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable out-of-pocket costs and expenses of each of the Banks and the Agents (including reasonable counsels' fees and allocated costs of in-house counsel) in connection with any Default and any enforcement or collection proceedings relating thereto (including the enforcement of this Section 11.03); and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Basic Document or any other document referred to herein or therein.

                             Credit Agreement
                             ________________


          The Company hereby agrees (to the fullest extent permitted by law) to indemnify each Agent and each Bank and their respective directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including any and all losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements incurred by any Agent to any Bank) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any of the Commitments and the Loans or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          11.04  Amendments, Etc.
                 _______________

          (a) Any provision of this Agreement (including the Schedules and Exhibits hereto), any Subsidiary Loan Agreement (including the Schedules and Exhibits thereto) or the Notes may be amended only by an instrument in writing signed by the Borrower party thereto or primarily obligated in respect thereof and (except as otherwise provided in Section 11.04(b) hereof) the Majority Banks, or by such Borrower and the Administrative Agent (acting with the agreement or consent of the Majority Banks), and any provision of this Agreement (including the Schedules and Exhibits hereto), any Subsidiary Loan Agreement (including the Schedules and Exhibits thereto) or the Notes may be waived by the Majority Banks or by the Administrative Agent (acting with the agreement or consent of the Majority Banks); provided that: (i)
                                             ________
any modification or waiver altering the terms of Section 4 or 5 hereof or of any Subsidiary Loan Agreement shall require the agreement or consent of all of the Banks that would be adversely affected thereby; (ii) any alteration of this Section 11.04 or the definition of "Majority Banks" or "Inter-Bank Assignment" shall require the agreement or consent of each of the Banks;
(iii) any modification or waiver extending any date fixed for any scheduled payment of principal of or interest on any of the Syndicated Loans or any fee payable to the Banks hereunder or any date for any scheduled reduction or termination of any of the Commitments, or reducing the amount of any such scheduled payment or reduction or termination of the rate at which interest is payable thereon or the amount of any fee payable to the Banks hereunder in respect thereof shall require the agreement or consent of all of the Banks; and (iv) any modification or waiver extending any date fixed for any scheduled payment of principal

                             Credit Agreement
                             ________________

of or interest on any Money Market Loan or reducing the amount of any such scheduled payment or the rate at which interest is payable thereon shall require the agreement or consent of the Bank holding such Loan.

          (b) Notwithstanding the provisions of (but without limiting the effect of) Section 11.04(a) hereof, any modification or waiver of any of the conditions precedent specified in
Section 6 hereof or any Subsidiary Loan Agreement shall require:
(i) in the case of the conditions precedent specified in
Section 6.01 hereof or any Subsidiary Loan Agreement (other than
Section 6.01(j) hereof or Section 6.01(f) of any Subsidiary Loan Agreement) and Sections 6.02 and 6.03 hereof, the agreement or consent of the Majority Banks and (ii) in the case of the condition precedent specified in Section 6.01(j) hereof or
Section 6.01(f) of any Subsidiary Loan Agreement, the agreement or consent of all of the Banks.

          (c) The Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver of any Assignment Agreement, the Guarantee Agreement or any Tax Allocation Agreement, provided that, without the prior consent of each Bank, the Administrative Agent may not (except as provided herein or in the Guarantee Agreement) release any Guarantor from its obligations under the Guarantee Agreement except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Guarantor from its obligations under the Guarantee Agreement if the capital stock of such Guarantor is the subject of a Disposition of Property permitted hereunder or to which the Majority Banks have consented hereunder.

          (d) The Collateral Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver of any of the other Security Documents, provided that, without the prior consent of each Bank,
           ________
the Collateral Agent may not (except as provided herein or in the other Security Documents) modify, supplement or waive any term with respect to the application of proceeds under and pursuant to any such other Security Document or release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security except that no such consent shall be required, and the Collateral Agent is hereby authorized, to release any Lien covering Property which is the subject of a Disposition of Property permitted hereunder or to which the Majority Banks have consented hereunder.

          (e) Anything in this Section 11.04 to the contrary notwithstanding, any modification or waiver of any provision of this Agreement (including the Schedules and Exhibits hereto) or any of the Subsidiary Loan Agreements or any of the Notes or any

                             Credit Agreement
                             ________________

of the Security Documents reducing the rights or increasing the obligations of any Agent hereunder or thereunder shall require the agreement or consent of such Agent.

          11.05  Successors and Assigns.  This Agreement shall be
                 ______________________
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that,
                                                   ________
except as permitted by Section 2.01(d)(ii) hereof, the Company may not assign any of its rights or obligations hereunder or under its Notes without the prior consent of all of the Banks and no Subsidiary Borrower may assign any of its rights or obliga-tions under the Subsidiary Loan Agreement to which it is a party or its Notes without the prior consent of all of the Banks that hold Loans made to such Subsidiary Borrower and the Administrative Agent.

          11.06  Bank Assignments and Participations.
                 ___________________________________

          (a) Subject to paragraph (b) below, each Bank may assign to any other Bank or, with respect to any assignment by any Bank of its outstanding Loans (other than Money Market Loans) and/or Commitments, with the consent of the Administrative Agent and, so long as no Default has occurred and is continuing, the Company, any other bank or financial institution all or any part of its Loans and Commitments, provided that: (i) except for an
                              ________
assignment to any affiliate or majority-owned subsidiary of the assigning Bank or to any other Bank (each, an "Inter-Bank
                                               __________
Assignment") or an assignment consented to by the Administrative
__________
Agent, any assignment of less than all of such Bank's Loans and/or Commitments of each Class to a single assignee shall be in an amount such that, after giving effect to such assignment and any other contemporaneous assignment(s) to such assignee by any other Bank(s), such assignee shall hold Loans and/or Commitments aggregating at least $5,000,000 and (ii) each such partial assignment by such Bank of its Loans and/or Commitments (if then in effect) shall be made in such a manner so that the same proportion of each of its outstanding Loans of each Class and to each Borrower and Commitments (if then in effect) is assigned to the assignee. Upon written notice to the Company and the Administrative Agent of an assignment permitted hereunder (which notice shall identify the assignee, the amounts, Classes and types of the assignor's Loans and Commitments assigned in detail reasonably satisfactory to the Administrative Agent), the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Bank hereunder holding the Loans and Commitments (if then in effect) assigned to it (in addition to the Loans and Commitments, if any, theretofore held by such assignee). In connection with the assignment by a Bank of all or any portion of its Loans and Commitments (if then in effect) to another Person as permitted hereunder, upon request of such Bank or such Person, each Borrower will issue promissory

                             Credit Agreement
                             ________________

notes in substantially the form of Exhibit A-1, A-2, A-3, A-4 or A-5 hereto (as such forms may have been modified), each dated the date of the Notes originally issued hereunder or under the related Subsidiary Loan Agreement (or, if interest has been paid on such Loans, dated the Interest Accrual Date for such Loans) payable to the order of such Person in a principal amount equal to the Loans so assigned and otherwise duly completed, and the assigning Bank shall make an appropriate notation on the schedule attached to the related Notes held by it as to the principal amount of the Loans and/or Commitments so assigned.

          (b) If any assignment made pursuant to paragraph (a), above shall be made to any Person that is organized under the laws of any jurisdiction other than the United States of America or any State thereof, such Person shall furnish such certificates, documents or other evidence to the Company and the Administrative Agent as shall be required by Section 5.06 hereof to evidence such Person's exemption from U.S. withholding taxes with respect to any payments under or pursuant to this Agreement because any such payments to such Person are effectively connected with the conduct by such Person of a trade or business in the United States.

          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans and/or Commitments held by it, provided that each purchaser of a
                               ________
participation (a "Participant"), except as otherwise provided in
                  ___________
Section 3.02(c) of the Guarantee Agreement or 5.06(e) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). Each Bank's right to sell such participations is subject to the following conditions: (i) such Bank's obligations under this Agreement (including, without limitation, its Commitments, if any, hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible for the performance of such obligations and (iii) the Obligors, the Agents, and the other Banks shall continue to be entitled to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. All amounts payable by the Company to any Bank under Section 5 hereof or by any Subsidiary Borrower as contemplated by Section 5 of the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party in respect of the Loans held by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitments, and as if such Bank were funding and maintaining each of such Loans and Commitments in the same way that it is funding and maintaining the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the

                             Credit Agreement
                             ________________


Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will, on behalf of the Participant, request the Company to furnish information to such Bank for delivery to the Participant, of the type specified in Section 8.01(n) hereof and may further agree with the Participant that it will not, without the consent of the Participant, agree to any of the following (but only if and to the extent that such agreement would have an adverse effect on the Participant): (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's related Commitments in which the Participant holds a participation,
(ii) extend the date fixed for the payment of principal of or interest on the related Loan in which the Participant holds a participation or any portion of any fee payable to the Participant, (iii) reduce the amount of any such payment of principal or (iv) reduce the rate at which interest is payable thereon, or any fee payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.

          (d) Anything in this Section 11.06 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          11.07  Survival.  The obligations of the Company under
                 ________
Sections 5.01, 5.05, 5.06 and 11.03 hereof and the obligations of the Banks under Sections 10.05 and 11.12 hereof shall survive the repayment of the Loans and the termination of the Commitments.
In addition, each representation and warranty made, or deemed to be made by a notice of any borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or any of the Agents may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                             Credit Agreement
                             ________________


          11.08  Captions.  The table of contents and captions
                 ________
and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09  Counterparts.  This Agreement may be executed in
                 ____________
any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10  Governing Law; Submission to Jurisdiction.  This
                 _________________________________________
Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11  Waiver of Jury Trial.  EACH OF THE COMPANY, THE
                 ____________________
AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12  Treatment of Certain Information;
                 ________________________________
Confidentiality.
_______________

          (a) The Company acknowledges that (i) services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more subsidiaries or affiliates of such Bank and (ii) information delivered to each Bank by the Company and its Subsidiaries may be provided to each such subsidiary and affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Bank hereunder.

          (b) Each Bank and each Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this

                             Credit Agreement
                             ________________


Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or the Agents, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or any of the Agents, (iii) at their request, to bank examiners or other regulators having analogous responsibilities, (iv) to auditors or accountants, (v) to the Agents or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation arising under or in connection with the transactions contemplated by this Agreement, the other Basic Documents or any of the Basic Documents to which any one or more of the Banks or any of the Agents is a party, (vii) to a subsidiary or affiliate of such Bank as provided in clause (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit G hereto. In no event shall any Bank or any Agent be obligated or required to return any materials furnished by the Company.

          11.13  Senior Indebtedness.  Each of the parties hereto
                 ___________________
agrees that all of the obligations of the Company hereunder and under the Notes constitute "Senior Indebtedness" and "Significant Senior Indebtedness" under and as defined in and for all purposes of the Senior Subordinated Indenture.

          11.14  Obligations of Banks under Subsidiary Loan
                 __________________________________________
Agreements.  Each Bank hereby agrees that it will perform each of
__________
the obligations applicable to a "Bank" under each Subsidiary Loan Agreement governing Subsidiary Loans held by such Bank of any Subsidiary Borrower and under the Guarantee Agreement and, upon the execution and delivery of such documents, the terms of each thereof are incorporated herein by reference.

                             Credit Agreement
                             ________________


          IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be duly executed as of the day and year first above written.


                              INFINITY BROADCASTING CORPORATION


                              By /s/ Farid Suleman
                                 _______________________________
                                 Name:  Farid Suleman
                                 Title: Vice President - Finance


                              Address for Notices:

                              Infinity Broadcasting Corporation
                              600 Madison Avenue
                              New York, New York  10022

                              Attention:  Mel Karmazin

                              Telecopier No.: (212) 888-2959

                              Telephone No.:  (212) 750-6400


                             Credit Agreement
                             ________________


                              BANKS
                              _____

                              THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION)


                              By /s/John P. White
                                 _____________________
                                 Name:  John P. White
                                 Title: Vice President


                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Telecopier No.: (212) 552-4905

                              Telephone No.:     (212) 552-5116

                              Attention:  John P. White



                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York 10081


                             Credit Agreement
                             ________________


                              ABN AMRO BANK N.V.


                              By /s/William H. Weld
                                 __________________________
                                 Name:  William H. Weld
                                 Title: Group Vice President


                              By /s/Ann Schwalbenberg
                                 __________________________
                                 Name:  Ann Schwalbenberg
                                 Title: Vice President

                              Address for Notices:

                              ABN AMRO Bank N.V.
                              135 South LaSalle Street
                              Chicago, IL  60603


                              Attention: William H. Welch
                                         Group Vice President

                              Telecopier No.: (312) 750-6217

                              Telephone No.:  (312) 443-2323


                              With copies to:
                              _______________

                              ABN AMRO Bank N.V.
                              500 Park Avenue
                              New York, NY  10022

                              Attention:  Ann Schwalbenberg
                                          Vice President

                              Telecopier No.: (212) 644-6908

                              Telephone No.:  (212) 446-4181


                              Lending Office for all Loans:

                              500 Park Avenue
                              New York, NY  10022
                              Attention:  Ann Schwalbenberg
                                          Vice President


                             Credit Agreement
                             ________________


                              BANK OF AMERICA ILLINOIS


                              By /s/Nancy L. Sun
                                 ______________________________
                                 Name:  Nancy L. Sun
                                 Title: Vice President


                              Address for Notices:

                              Bank of America Illinois
                              231 S. LaSalle Street
                              Chicago, IL  60697

                              Attention:  Jeanie Skepnek

                              Telecopier No.: (312) 828-3864

                              Telephone No.:  (312) 828-8736

                              with a copy to:

                              Bank of America NT & SA
                              335 Madison Avenue
                              5th Floor
                              New York, NY  10017

                              Attention:  Nancy L. Sun
                                          Vice President

                              Telecopier No.: (212) 503-7173

                              Telephone No.:  (212) 503-8352


                              Lending Office for all Loans:

                              Bank of America Illinois
                              231 S. LaSalle Street
                              Chicago, IL  60697

                             Credit Agreement
                             ________________


                              THE BANK OF CALIFORNIA, N.A.


                              By /s/David L. Chicca
                                 _______________________________
                                 Name:  David L. Chicca
                                 Title: Vice President


                              Address for Notices:

                              The Bank of California
                              400 California Street
                              17th Floor
                              San Francisco, CA  94104

                              Attention:  David Chicca

                              Telecopier No.:  (415) 765-3146

                              Telephone No.:   (415) 765-2671


                              Lending Office for all Loans:


                             Credit Agreement
                             ________________


                              BANK OF IRELAND, GRAND CAYMAN BRANCH


                              By /s/Randolph H. Ross
                                 ________________________________
                                 Name:  Randolph H. Ross
                                 Title: Vice President

                              Address for Notices:

                              Bank of Ireland
                              640 Fifth Avenue
                              New York, NY  10019

                              Telecopier No.: (212) 586-7757

                              Telephone No.:     (212) 397-1733

                              Attention:  Randolph H. Ross

                              Lending Office for all Loans:

                              Bank of Ireland
                              640 Fifth Avenue
                              New York, NY  10019

                             Credit Agreement
                             ________________


                              BANK OF MONTREAL


                              By /s/Gretchen Shugart
                                 ________________________________
                                 Name:  Gretchen Shugart
                                 Title: Director

                              Address for Notices:

                              Bank of Montreal
                              430 Park Avenue - 16th Floor
                              New York, NY  10022

                              Telecopier No.: (212) 605-1525
                                              (212) 605-1648

                              Telephone No.:     (212) 605-1615

                              Attention:  Gretchen Shugart
                                          Director

                              Lending Office for all Loans:

                              115 South LaSalle Street - 11th Fl.
                              Chicago, Illinois  60603

                             Credit Agreement
                             ________________


                              THE BANK OF NEW YORK


                              By /s/Brendan T. Nedzi
                                 ___________________________________
                                 Name:  Brendan T. Nedzi
                                 Title: Vice President

                              Address for Notices:

                              The Bank of New York
                              One Wall Street
                              16th Floor
                              New York, NY  10286

                              Telecopier No.: (212) 635-8595, 8593

                              Telephone No.:     (212) 635-8694

                              Attention:  David Dobies
                                          Vice President,
                                          Communications,
                                          Entertainment and
                                          Publishing Division

                              Lending Office for all Loans:

                              The Bank of New York
                              One Wall Street
                              16th Floor
                              New York, NY  10286

                              Telecopier No.:  (212) 635-8679

                              Telephone No.:   (212) 635-7294

                              Attention:  David Hunt


                             Credit Agreement
                             ________________


                              THE BANK OF NOVA SCOTIA


                              By /s/James N. Tryforos
                                 ___________________________________
                                 Name:  James N. Tryforos
                                 Title: Unit Head


                              Address for Notices:

                              The Bank of Nova Scotia
                              One Liberty Plaza
                              New York, NY  10006


                              Attention:  Claudia Chifos

                              Telecopier No.: (212) 225-5091

                              Telephone No.:  (212) 225-5099


                              Lending Office for all Loans:

                              One Liberty Plaza
                              New York, NY  10006

                             Credit Agreement
                             ________________


                              BANQUE NATIONALE DE PARIS,
                                NEW YORK BRANCH


                              By /s/Christopher J. Kiely
                                 _________________________________
                                 Name:  Christopher J. Kiely
                                 Title: Vice President


                              By /s/Serge Desrayaud
                                 _______________________________
                                 Name:  Serge Desrayaud
                                 Title: Vice President

                              Address for Notices:

                              Banque Nationale de Paris
                              499 Park Avenue
                              New York, NY  10022


                              Attention:  Eric Deram

                              Telecopier No.: (212) 418-8269

                              Telephone No.:  (212) 418-8268


                              Lending Office for all Loans:

                              499 Park Avenue
                              New York, NY  10022

                              Attention:  Julia Requena

                             Credit Agreement
                             ________________


                              BANQUE PARIBAS


                              By /s/Eileen M. Burke
                                 __________________________________
                                 Name:  Eileen M. Burke
                                 Title: Vice President


                              By /s/Cynthia D. Hewitt
                                 __________________________________
                                 Name:  Cynthia D. Hewitt
                                 Title: Vice President


                              Address for Notices:

                              Banque Paribas
                              787 Seventh Avenue, 32nd Floor
                              New York, NY 10019


                              Attention: Eileen Burke

                              Telecopier No.: (212) 841-2369

                              Telephone No.:  (212) 841-2594


                              Lending Office for all Loans:

                              Banque Paribas
                              787 Seventh Avenue, 33rd Floor
                              New York, NY 10019

                             Credit Agreement
                             ________________


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             Credit Agreement
                             ________________


                              CHEMICAL BANK


                              By /s/Terrence J. Anderson
                                 __________________________________
                                 Name:  Terrence J. Anderson
                                 Title: Vice President

                              Address for Notices:

                              Chemical Bank
                              Media and Entertainment Group
                              270 Park Avenue - 10th Flr.
                              New York, NY  10017

                              Telecopier No.: (212) 270-2056

                              Telephone No.:     (212) 270-1526

                              Attention:  Terrence J. Anderson
                                          Vice President


                              Lending Office for all Loans:

                              Chemical Bank
                              Media and Entertainment Group
                              270 Park Avenue - 10th Flr.
                              New York, NY  10172
                              Attn:  Lori Schlanger
                                     Vice President


                             Credit Agreement
                             ________________


                              COMPAGNIE FINANCIERE DE CIC ET DE
                                L'UNION EUROPEENNE


                              By /s/Marcus Edward
                                 __________________________________
                                 Name:  Marcus Edward
                                 Title: Vice President


                              By /s/Dora DeBlasi Hyduk
                                 __________________________________
                                 Name:  Dora DeBlasi Hyduk
                                 Title: Vice President


                              Address for Notices:

                              Compagnie Financiere de CIC et
                                de l'Union Europeenne
                              520 Madison Avenue, 37th Floor
                              New York, NY 10022


                              Attention: Marcus Edward

                              Telecopier No.: (212) 715-4535

                              Telephone No.:  (212) 715-4427


                              Lending Office for all Loans:

                              Compagnie Financiere de CIC et
                              de l'Union Europeenne
                              520 Madison Avenue, 37th Floor
                              New York, NY 10022

                             Credit Agreement
                             ________________


                              CORESTATES BANK, N.A.


                              By /s/Edward J. Kittrell
                                 _________________________________
                                 Name:  Edward J. Kittrell
                                 Title: Vice President


                              Address for Notices:

                              CoreStates Bank, N.A.
                              FC 1-3-188
                              Centre Square Building
                              1500 Market Street, West Tower
                              Philadelphia, PA  19101

                              Attention:  Edward Kittrell

                              Telecopier No.: (215) 786-7721 /
                                                       8448

                              Telephone No.:  (215) 786-4368


                              Lending Office for all Loans:

                              CoreStates Bank, N.A.
                              FC 1-3-188
                              Centre Square Building
                              1500 Market Street, West Tower
                              Philadelphia, PA  19101


                             Credit Agreement
                             ________________


                              THE DAI-ICHI KANGYO BANK, LIMITED,
                                NEW YORK BRANCH


                              By /s/Seiji Imai
                                 ___________________________________
                                 Name:  Seiji Imai
                                 Title: Assistant Vice President

                              Address for Notices:

                              The Dai-Ichi Kangyo Bank, Limited,
                                New York Branch
                              One World Trade Center
                              Suite 4911
                              New York, NY  10048

                              Telecopier No.: (212) 432-8441

                              Telephone No.:     (212) 524-0579

                              Attention:  Seiji Imai

                              Lending Office for all Loans:

                              The Dai-Ichi Kangyo Bank, Limited,
                                New York Branch
                              One World Trade Center
                              Suite 4911
                              New York, NY  10048

                             Credit Agreement
                             ________________


                              THE DAIWA BANK, LIMITED


                              By /s/J. H. Broadley
                                 ___________________________________
                                 Name:  J. H. Broadley
                                 Title: Vice President


                              By /s/B. W. Henry
                                 ___________________________________
                                 Name:  B. W. Henry
                                 Title: Vice President and Manager

                              Address for Notices:

                              The Daiwa Bank, Limited
                              450 Lexington Avenue
                              Suite 1700
                              New York, NY  10017

                              Telecopier No.: (212) 818-0865

                              Telephone No.:     (212) 808-2338

                              Attention:  James Broadley

                              Lending Office for all Loans:

                              The Daiwa Bank, Limited
                              Chicago Branch
                              233 S. Wacker Drive
                              Chicago, IL  60606

                             Credit Agreement
                             ________________


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             Credit Agreement
                             ________________


                              THE FIRST NATIONAL BANK OF BOSTON


                              By /s/Lisa C. Gallagher
                                 __________________________________
                                 Name:  Lisa C. Gallagher
                                 Title: Director


                              Address for Notices:

                              Bank of Boston
                              100 Federal Street
                              Boston, MA  02110


                              Attention: Michelle S. Abrecht

                              Telecopier No.: (617) 434-3401

                              Telephone No.:  (617) 434-1077


                              Lending Office for all Loans:

                              Bank of Boston
                              Loan Processing
                              100 Federal Street (01-1B-12)
                              Boston, MA  02110


                             Credit Agreement
                             ________________


                              FIRST UNION NATIONAL BANK
                                OF NORTH CAROLINA


                              By /s/James W. Wood
                                 ______________________________
                                 Name:  James W. Wood
                                 Title: Vice President

                              Address for Notices:

                              First Union National Bank
                                of North Carolina
                              301 S. College Street TW-19
                              Charlotte, NC  28288-0735

                              Telecopier No.: (704) 383-1989

                              Telephone No.:     (704) 374-3242

                              Attention:  James W. Wood

                              Lending Office for all Loans:

                              First Union National Bank
                                of North Carolina
                              301 S. College Street TW-19
                              Charlotte, NC  28288-0735

                             Credit Agreement
                             ________________


                              THE FUJI BANK, LIMITED


                              By /s/Katsunori Nozawa
                                 Name:  Katsunori Nozawa
                                 Title: Vice President and Manager

                              Address for Notices:

                              Fuji Bank, Limited
                              Two World Trade Center, 79th Flr.
                              New York, NY  10048

                              Telecopier No.: (212) 488-8216

                              Telephone No.:     (212) 898-2073

                              Attention:  Tina Catapano

                              Lending Office for all Loans:

                              Fuji Bank, Limited
                              Two World Trade Center, 79th Flr.
                              New York, NY  10048

                             Credit Agreement
                             ________________


                              LTCB TRUST COMPANY


                              By /s/Hiroshi Sasaki
                                 ___________________________________
                                 Name:  Hiroshi Sasaki
                                 Title: Senior Vice President

                              Address for Notices:

                              LTCB Trust Company
                              165 Broadway
                              New York, NY  10006

                              Telecopier No.: (212) 608-2371

                              Telephone No.:     (212) 335-4549

                              Attention:  Tetsuya Fukunaga

                              Lending Office for all Loans:

                              LTCB Trust Company
                              165 Broadway
                              New York, NY  10006

                             Credit Agreement
                             ________________


                              MIDLAND BANK plc, NEW YORK BRANCH


                              By /s/John Howker
                                 ___________________________________
                                 Name:  John Howker
                                 Title: Executive Director

                              Address for Notices:

                              Midland Bank plc, New York Branch
                              140 Broadway
                              New York, NY  10005

                              Telecopier No.: (212) 658-2586

                              Telephone No.:     (212) 658-2738

                              Attention:  Martin Brown

                              Lending Office for all Loans:

                              Midland Bank plc, New York Branch
                              140 Broadway
                              New York, NY  10005

                             Credit Agreement
                             ________________


                              THE MITSUBISHI TRUST AND
                                BANKING CORPORATION


                              By /s/Patricia M. Loret de Hola
                                 ___________________________________
                                 Name:  Patricia M. Loret de Hola
                                 Title: Senior Vice President

                              Address for Notices:

                              The Mitsubishi Trust and
                                Banking Corporation
                              520 Madison Avenue
                              New York, NY  10022

                              Telecopier No.: (212) 593-4691

                              Telephone No.:     (212) 891-8454

                              Attention:  Patricia De Mola

                              Lending Office for all Loans:

                              The Mitsubishi Trust and
                                Banking Corporation
                              520 Madison Avenue
                              New York, NY  10022

                             Credit Agreement
                             ________________


                              NATIONAL BANK OF CANADA


                              By /s/Teresa Carrasco
                                 ___________________________________
                                 Name:  Teresa Carrasco
                                 Title: Vice President

                              By /s/Gaeta R. Fron
                                 ___________________________________
                                 Name:  Gaeta R. Fron
                                 Title: Vice President


                              Address for Notices:

                              National Bank of Canada
                              125 West 55th Street
                              New York, NY  10019


                              Attention:  Teresa Carrasco
                                          Vice President

                              Telecopier No.: (212) 632-8545

                              Telephone No.:  (212) 632-8523


                              Lending Office for all Loans:

                              National Bank of Canada
                              125 West 55th Street
                              New York, NY 10019

                             Credit Agreement
                             ________________


                              NATIONAL WESTMINSTER BANK USA


                              By /s/Michael A. Cerullo
                                 ___________________________________
                                 Name:  Michael A. Cerullo
                                 Title: Vice President



                              Address for Notices:

                              National Westminster Bank USA
                              175  Water Street, 28th Floor
                              New York, NY 10038

                              Attention: Michael A. Cerullo

                              Telecopier No.: (212) 602-2663

                              Telephone No.:  (212) 602-2078


                              Lending Office for all Loans:

                              National Westminster Bank USA
                              175 Water Street, 28th Floor
                              New York, NY 10038

                             Credit Agreement
                             ________________


                              NATIONSBANK OF TEXAS, N.A.


                              By /s/Doug Stuart
                                 ___________________________________
                                 Name:  Doug Stuart
                                 Title: Vice President

                              Address for Notices:

                              NationsBank of Texas, N.A.
                              901 Main Street
                              64th Floor
                              Dallas, TX  75202

                              Telecopier No.: (214) 508-9390

                              Telephone No.:     (214) 508-0988

                              Attention:  Chad Coben

                              Lending Office for all Loans:

                              NationsBank of Texas, N.A.
                              901 Main Street
                              64th Floor
                              Dallas, TX  75202

                             Credit Agreement
                             ________________


                              NBD BANK, N.A.


                              By /s/Carolyn J. Parks
                                 ___________________________________
                                 Name:  Carolyn J. Parks
                                 Title: Vice President

                              Address for Notices:

                              NBD Bank, N.A.
                              611 Woodward Ave.
                              Detroit, MI  48226

                              Telecopier No.: (203) 221-1486

                              Telephone No.:     (203) 227-5881

                              Attention:  Carolyn J. Parks

                              Lending Office for all Loans:

                              NBD Bank, N.A.
                              611 Woodward Ave.
                              Detroit, MI  48226

                             Credit Agreement
                             ________________


                              THE NIPPON CREDIT BANK, LTD.


                              By /s/David Carrington
                                 ___________________________________
                                 Name:  David Carrington
                                 Title: Vice President and Manager

                              Address for Notices:

                              The Nippon Credit Bank, Ltd.
                              245 Park Avenue - 30th Flr.
                              New York, NY  10167

                              Telecopier No.: (212) 490-3895

                              Telephone No.:     (212) 984-1338

                              Attention:  David C. Carrington

                              Lending Office for all Loans:

                              The Nippon Credit Bank, Ltd.
                              245 Park Avenue - 30th Flr.
                              New York, NY  10167

                             Credit Agreement
                             ________________


                              PNC BANK, NATIONAL ASSOCIATION


                              By /s/Marlene S. Dooner
                                 ___________________________________
                                 Name:  Marlene S. Dooner
                                 Title: Vice President

                              Address for Notices:

                              PNC Bank
                              Broad & Chestnut Street - 9th Flr.
                              Philadelphia, PA  19110

                              Telecopier No.: (215) 585-6680

                              Telephone No.:     (215) 585-6468

                              Attention:  Marlene S. Dooner

                              Lending Office for all Loans:

                              PNC Bank
                              Broad & Chestnut Street - 9th Flr.
                              Philadelphia, PA  19110

                             Credit Agreement
                             ________________


                              ROYAL BANK OF SCOTLAND PLC


                              By /s/Russell M. Gibson
                                 ___________________________________
                                 Name:  Russell M. Gibson
                                 Title: Vice President and Deputy
                                          Manager

                              Address for Notices:

                              Royal Bank of Scotland PLC
                              63 Wall Street
                              New York, NY  10005

                              Telecopier No.: (212) 269-8929

                              Telephone No.:     (212) 269-1700

                              Attention:  Russell Gibson

                              Lending Office for all Loans:

                              Royal Bank of Scotland PLC
                              63 Wall Street
                              New York, NY  10005

                             Credit Agreement
                             ________________


                              SHAWMUT BANK CONNECTICUT, N.A.


                              By /s/Robert F. West
                                 ___________________________________
                                 Name:  Robert F. West
                                 Title: Director

                              Address for Notices:

                              Shawmut Bank Connecticut, N.A.
                              777 Main Street
                              Hartford, CT  06115

                              Telecopier No.: (203) 986-4621

                              Telephone No.:     (203) 548-3363

                              Attention:  Wendy E. Klepper

                              Lending Office for all Loans:

                              Shawmut Bank Connecticut, N.A.
                              777 Main Street
                              Hartford, CT  06115


                             Credit Agreement
                             ________________


                              SOCIETE GENERALE


                              By /s/Mark Vigil
                                 ___________________________________
                                 Name:  Mark Vigil
                                 Title: Vice President

                              Address for Notices:

                              Societe Generale
                              1221 Avenue of the Americas
                              New York, NY  10020

                              Telecopier No.: (212) 278-6240

                              Telephone No.:     (212) 278-7350

                              Attention:  Mark Vigil

                              Lending Office for all Loans:

                              Societe Generale
                              1221 Avenue of the Americas
                              New York, NY  10020

                             Credit Agreement
                             ________________


                              SOCIETY NATIONAL BANK


                              By /s/Paul S. Nestvold
                                 ___________________________________
                                 Name:  Paul S. Nestvold
                                 Title: Officer


                              Address for Notices:

                              Society National Bank
                              127 Public Square
                              6th Floor
                              Media Finance Division
                              Cleveland, OH  44114

                              Attention:  Paul S. Nestvold

                              Telecopier No.:   (216) 689-4666

                              Telephone No.:    (216) 689-4458


                              Lending Office for all Loans:

                              Society National Bank
                              127 Public Square
                              6th Floor
                              Media Finance Division
                              Cleveland, OH  44114

                             Credit Agreement
                             ________________


                              THE SUMITOMO BANK, LIMITED,
                                NEW YORK BRANCH


                              By /s/Y. Kawamura
                                 ___________________________________
                                 Name:  Y. Kawamura
                                 Title: Joint General Manager

                              Address for Notices:

                              The Sumitomo Bank, Limited,
                                New York Branch
                              277 Park Avenue
                              New York, NY  10172

                              Telecopier No.: (212) 224-5188

                              Telephone No.:     (212) 224-4134

                              Attention:  Hiro Hyakatome

                              Lending Office for all Loans:

                              The Sumitomo Bank, Limited,
                                New York Branch
                              277 Park Avenue
                              New York, NY  10172

                             Credit Agreement
                             ________________


                              THE SUMITOMO TRUST & BANKING CO., LTD.,
                                NEW YORK BRANCH


                              By /s/Hidehiko Asai
                                 ___________________________________
                                 Name:  Hidehiko Asai
                                 Title: Deputy General Manager

                              Address for Notices:

                              The Sumitomo Trust & Banking Co., Ltd.,
                                New York Branch
                              527 Madison Avenue
                              New York, NY  10022

                              Telecopier No.: (212) 418-4848

                              Telephone No.:     (212) 326-0781

                              Attention:  Robin Schreiber

                              Lending Office for all Loans:

                              The Sumitomo Trust & Banking Co., Ltd.,
                                New York Branch
                              527 Madison Avenue
                              New York, NY  10022

                             Credit Agreement
                             ________________


                              UNION BANK


                              By /s/Gabriel Bergh
                                 ___________________________________
                                 Name:  Gabriel Bergh
                                 Title: Senior Vice President


                              Address for Notices:

                              Union Bank
                              Communications/Media Group
                              445 South Figueroa Street
                              Los Angeles, CA  90071

                              Attention:  Bill D. Gooch

                              Telecopier No.: (213) 236-5747

                              Telephone No.:  (213) 236-6408


                              Lending Office for all Loans:

                              Communications/Media Group
                              445 South Figueroa Street
                              Los Angeles, CA  90071

                             Credit Agreement
                             ________________


                              AGENTS

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Administrative Agent


                              By /s/John P. White
                                 ___________________________________
                                 Name:  John P. White
                                 Title: Vice President

                              Address for Notices to Chase as
                               Administrative Agent:

                              The Chase Manhattan Bank
                                (National Association)
                              New York Agency
                              4 Chase Metrotech Center
                              13th Floor
                              Brooklyn, New York  11245

                              Telecopier No.:  (718) 242-6900

                              Telephone No.:   (718) 242-7970

                              Attention:  Mary Murphy


                             Credit Agreement
                             ________________


                              BANK OF AMERICA ILLINOIS,
                                as Co-Agent


                              By /s/Nancy L. Sun
                                ________________________________
                                Name:  Nancy L. Sun
                                Title: Vice President


                              Address for Notices:

                              Bank of America Illinois
                              231 S. LaSalle Street
                              Chicago, IL  60697

                              Attention:  Jeanie Skepnek

                              Telecopier No.: (312) 828-3864

                              Telephone No.:  (312) 828-8736

                              with a copy to:

                              Bank of America NT & SA
                              335 Madison Avenue
                              5th Floor
                              New York, NY  10017

                              Attention:  Nancy L. Sun
                                          Vice President

                              Telecopier No.: (212) 503-7173

                              Telephone No.:  (212) 503-8352

                             Credit Agreement
                             ________________


                               BANK OF MONTREAL,
                                as Co-Agent


                              By /s/Gretchen Shugart
                                 ___________________________________
                                 Name:  Gretchen Shugart
                                 Title: Director


                              Addresses for Notices to Bank
                                of Montreal as Co-Agent:

                              Bank of Montreal
                              430 Park Avenue, 16th Floor
                              New York, NY  10022

                              Telecopier No.:  (212) 605-1525
                                               (212) 605-1648

                              Telephone No.:   (212) 605-1615

                              Attention:  Gretchen Shugart
                                          Director

                             Credit Agreement
                             ________________


                              THE BANK OF NEW YORK,
                                as Co-Agent


                              By /s/Brendan T. Nedzi
                                 ___________________________________
                                 Name:  Brendan T. Nedzi
                                 Title: Vice President

                              Address for Notices:

                              The Bank of New York
                              One Wall Street
                              16th Floor
                              New York, NY  10286

                              Telecopier No.: (212) 635-8595, 8593

                              Telephone No.:     (212) 635-8694

                              Attention:  David Dobies
                                          Vice President,
                                          Communications,
                                          Entertainment and
                                          Publishing Division



                             Credit Agreement
                             ________________


                              CHEMICAL BANK,
                                as Co-Agent


                              By /s/Terrence J. Anderson
                                 ___________________________________
                                 Name:  Terrence J. Anderson
                                 Title: Vice President

                              Address for Notices to Chemical Bank
                                as Co-Agent:

                              Chemical Bank
                              Media and Entertainment Group
                              270 Park Avenue - 10th Floor
                              New York, NY  10172


                              Telecopier No.:  (212) 270-2056

                              Telephone No.:   (212) 270-1526

                              Attention:  Terrence J. Anderson
                                          Vice President

                             Credit Agreement
                             ________________


                              COMPAGNIE FINANCIERE DE CIC ET DE
                                L'UNION EUROPEENNE,
                                as Co-Agent


                              By /s/Marcus Edward
                                 ___________________________________
                                 Name:  Marcus Edward
                                 Title: Vice President


                              By /s/Dora DeBlasi Hyduk
                                 ___________________________________
                                 Name:  Dora DeBlasi Hyduk
                                 Title: Vice President


                              Address for Notices:

                              Compagnie Financiere de CIC et
                              de l'Union Europeenne
                              520 Madison Avenue, 37th Floor
                              New York, NY 10022


                              Attention: Marcus Edward

                              Telecopier No.: (212) 715-4535

                              Telephone No.:  (212) 715-4427

                             Credit Agreement
                             ________________


                              THE FIRST NATIONAL BANK OF BOSTON,
                                as Co-Agent


                              By /s/Lisa C. Gallagher
                                 ___________________________________
                                 Name:  Lisa C. Gallagher
                                 Title: Director


                              Address for Notices:

                              Bank of Boston
                              100 Federal Street
                              Boston, MA  02110


                              Attention: Michele S. Abrecht

                              Telecopier No.: (617) 434-3401

                              Telephone No.:  (617) 434-1077

                             Credit Agreement
                             ________________


                              NATIONAL WESTMINSTER BANK USA,
                                as Co-Agent


                              By /s/Michael A. Cerullo
                                 ___________________________________
                                 Name:  Michael A. Cerullo
                                 Title: Vice President



                              Address for Notices:

                              National Westminster Bank USA
                              175  Water Street, 28th Floor
                              New York, NY 10038

                              Attention: Michael A. Cerullo

                              Telecopier No.: (212) 602-2663

                              Telephone No.:  (212) 602-2078

                             Credit Agreement
                             ________________


                              CHEMICAL BANK,
                                as Collateral Agent


                              By /s/Terrence J. Anderson
                                 ___________________________________
                                 Name:  Terrence J. Anderson
                                 Title: Vice President

                              Address for Notices to Chemical Bank
                                as Collateral Agent:

                              Chemical Bank
                              Media and Entertainment Group
                              270 Park Avenue - 10th Floor
                              New York, NY  10172


                              Telecopier No.:  (212) 270-2056

                              Telephone No.:   (212) 270-1526

                              Attention:  Terrence J. Anderson
                                          Vice President

                             Credit Agreement
                             ________________


                                    SCHEDULE I
                                    __________
                          Infinity Loans and Commitments
                          ______________________________


                                             Acquisition       Revolving
                           Infinity          Loan              Credit Loan
Name of Bank               Term Loans        Commitments       Commitments
____________               __________        ___________       ___________
The Chase Manhattan
  Bank, N.A.               $ 2,207,142.86    $ 10,714,285.71   $  6,428,571.43
ABN Amro Bank N.V.         $ 1,545,000.00    $  7,500,000.00   $  4,500,000.00
Bank of America Illinois   $ 1,839,285.71    $  8,928,571.43   $  5,357,142.86
The Bank of California     $ 1,471,428.57    $  7,142,857.14   $  4,285,714.29
Bank of Ireland            $   735,714.29    $  3,571,428.57   $  2,142,857.14
Bank of Montreal           $ 1,839,285.71    $  8,928,571.43   $  5,357,142.86
The Bank of New York       $ 1,839,285.71    $  8,928,571.43   $  5,357,142.86
The Bank of Nova Scotia    $ 1,765,714.29    $  8,571,428.57   $  5,142,857.14
Banque Nationale de Paris  $ 1,471,428.57    $  7,142,857.14   $  4,285,714.29
Banque Paribas             $ 1,765,714.29    $  8,571,428.57   $  5,142,857.14
Chemical Bank              $ 1,839,285.71    $  8,928,571.43   $  5,357,142.86
Compagnie Financiere
  de CIC et de l'Union
  Europeenne               $ 1,839,285.71    $  8,928,571.43   $  5,357,142.86
CoreStates Bank, N.A.      $ 1,545,000.00    $  7,500,000.00   $  4,500,000.00
Dai-Ichi Kango Bank        $ 1,103,571.43    $  5,357,142.86   $  3,214,285.71
Daiwa Bank                 $ 1,103,571.43    $  5,357,142.86   $  3,214,285.71
First National
  Bank of Boston           $ 1,839,285.71    $  8,928,571.43   $  5,357,142.86
First Union National Bank  $ 1,545,000.00    $  7,500,000.00   $  4,500,000.00
Fuji Bank, Limited         $ 1,545,000.00    $  7,500,000.00   $  4,500,000.00
The Long Term Credit Bank  $ 1,103,571.43    $  5,357,142.86   $  3,214,285.71
Midland Bank plc           $ 1,545,000.00    $  7,500,000.00   $  4,500,000.00
Mitsubishi Trust           $ 1,545,000.00    $  7,500,000.00   $  4,500,000.00
National Bank of Canada    $   882,857.14    $  4,285,714.29   $  2,571,428.57
National Westminster
  Bank U.S.A.              $ 1,839,285.71    $  8,928,571.43   $  5,357,142.86
NationsBank of Texas, N.A. $ 1,765,714.29    $  8,571,428.57   $  5,142,857.14
NBD Bank                   $ 1,103,571.43    $  5,357,142.86   $  3,214,285.71
Nippon Credit Bank         $ 1,545,000.00    $  7,500,000.00   $  4,500,000.00
PNC Bank                   $ 1,103,571.43    $  5,357,142.86   $  3,214,285.71
Royal Bank of Scotland     $ 1,103,571.43    $  5,357,142.86   $  3,214,285.71
Shawmut Bank               $ 1,545,000.00    $  7,500,000.00   $  4,500,000.00
Societe Generale           $ 1,471,428.57    $  7,142,857.14   $  4,285,714.29
Society National Bank      $ 1,765,714.29    $  8,571,428.57   $  5,142,857.14
The Sumitomo Bank, Ltd.    $ 1,103,571.43    $  5,357,142.86   $  3,214,285.71
Sumitomo Trust             $ 1,471,428.57    $  7,142,857.14   $  4,285,714.29
Union Bank                 $ 1,765,714.29    $  8,571,428.57   $  5,142,857.14
                           ==============    ===============   ===============
                           $51,500,000.00    $250,000,000.00   $150,000,000.00

                   Schedule I to Credit Agreement
                   ______________________________


                              Subsidiary Term Loans
                              _____________________

                                   Infinity of     Infinity of
                     HBC           Boston          California     SBC
Name of Bank         Term Loans    Term Loans      Terms Loans    Term Loans
____________         __________    ___________     ___________    __________

The Chase Manhattan
  Bank, N.A.        $ 2,346,428.57 $ 1,285,714.29 $  4,671,428.57 $ 2,346,428.57
ABN Amro Bank N.V.  $ 1,642,500.00 $   900,000.00 $  3,270,000.00 $ 1,642,500.00
Bank of America
  Illinois          $ 1,955,357.14 $ 1,071,428.57 $  3,892,857.14 $ 1,955,357.14
The Bank of
  California        $ 1,564,285.71 $   857,142.86 $  3,114,285.71 $ 1,564,285.71
Bank of Ireland     $   782,142.86 $   428,571.43 $  1,557,142.86 $   782,142.88
Bank of Montreal    $ 1,955,357.14 $ 1,071,428.57 $  3,892,857.14 $ 1,955,357.14
The Bank of New
  York              $ 1,955,357.14 $ 1,071,428.57 $  3,892,857.14 $ 1,955,357.14
The Bank of Nova
  Scotia            $ 1,877,142.86 $ 1,028,571.43 $  3,737,142.86 $ 1,877,142.86
Banque Nationale
  de Paris          $ 1,564,285.71 $   857,142.86 $  3,114,285.71 $ 1,564,285.71
Banque Paribas      $ 1,877,142.86 $ 1,028,571.43 $  3,737,142.86 $ 1,877,142.86
Chemical Bank       $ 1,955,357.14 $ 1,071,428.57 $  3,892,857.14 $ 1,955,357.14
Compagnie Financiere
  de CIC et de l'Union
  Europeenne        $ 1,955,357.14 $ 1,071,428.57 $  3,892,857.14 $ 1,955,357.14
CoreStates Bank,
  N.A.              $ 1,642,500.00 $   900,000.00 $  3,270,000.00 $ 1,642,500.00
Dai-Ichi Kango Bank $ 1,173,214.29 $   642,857.14 $  2,335,714.29 $ 1,173,214.29
Daiwa Bank          $ 1,173,214.29 $   642,857.14 $  2,335,714.29 $ 1,173,214.29
First National
  Bank of Boston    $ 1,955,357.14 $ 1,071,428.57 $  3,892,857.14 $ 1,955,357.14
First Union
  National Bank     $ 1,642,500.00 $   900,000.00 $  3,270,000.00 $ 1,642,500.00
Fuji Bank, Limited  $ 1,642,500.00 $   900,000.00 $  3,270,000.00 $ 1,642,500.00
The Long Term
  Credit Bank       $ 1,173,214.29 $   642,857.14 $  2,335,714.29 $ 1,173,214.29
Midland Bank plc    $ 1,642,500.00 $   900,000.00 $  3,270,000.00 $ 1,642,500.00
Mitsubishi Trust    $ 1,642,500.00 $   900,000.00 $  3,270,000.00 $ 1,642,500.00
National Bank of
  Canada            $   938,571.43 $   514,285.71 $  1,868,571.43 $   938,571.43
National Westminster
  Bank U.S.A.       $ 1,955,357.14 $ 1,071,428.57 $  3,892,857.14 $ 1,955,357.14
NationsBank         $ 1,877,142.86 $ 1,028,571.43 $  3,737,142.86 $ 1,877,142.86
NBD Bank            $ 1,173,214.29 $   642,857.14 $  2,335,714.29 $ 1,173,214.29
Nippon Credit Bank  $ 1,642,500.00 $   900,000.00 $  3,270,000.00 $ 1,642,500.00
PNC Bank            $ 1,173,214.29 $   642,857.14 $  2,335,714.29 $ 1,173,214.29
Royal Bank of
  Scotland          $ 1,173,214.29 $   642,857.14 $  2,335,714.29 $ 1,173,214.29
Shawmut Bank        $ 1,642,500.00 $   900,000.00 $  3,270,000.00 $ 1,642,500.00
Societe Generale    $ 1,564,285.71 $   857,142.86 $  3,114,285.71 $ 1,564,285.71
Society National
  Bank              $ 1,877,142.86 $ 1,028,571.43 $  3,737,142.86 $ 1,877,142.86
The Sumitomo Bank,
  Ltd.              $ 1,173,214.29 $   642,857.14 $  2,335,714.29 $ 1,173,214.29
Sumitomo Trust      $ 1,564,285.71 $   857,142.86 $  3,114,285.71 $ 1,564,285.71
Union Bank          $ 1,877,142.86 $ 1,028,571.43 $  3,737,142.86 $ 1,877,142.86
                    ============== ============== =============== ==============
                    $54,750,000.00 $30,000,000.00 $109,000,000.00 $54,750,000.00



                                                                SCHEDULE II


                              Permitted Liens
                              _______________

         Liens in existence on the date hereof in respect of Property and assets or business of the Company or any of its Restricted Subsidiaries set forth below:

    1.   Security interest granted by Infinity Broadcasting
         Corporation of Los Angeles to Teleprograms, Inc. with respect to a motor vehicle.

    2.   Security interest granted by Infinity Broadcasting
         Corporation of Illinois to NBD Chicago Bank with respect to a telephone system.

    The total amount of Indebtedness secured by the above-described Liens does not exceed $1,000,000

                   Schedule II to Credit Agreement
                   _______________________________


                                                               SCHEDULE III

                            Material Agreements
                            ___________________

    1.   Indenture dated as of March 24, 1992 (the "Senior
                                                    ______
         Subordinated Indenture") between the Company and Bank
         ______________________
         of Montreal Trust Company, as trustee.

    2. 10 3/8% Senior Subordinated Notes due 2002 issued pursuant to the Senior Subordinated Indenture in an aggregate outstanding principal amount equal to $200,000,000.

    3. The Company has outstanding on the date hereof the following Interest Rate Protection Agreements:

         (a) an interest rate swap agreement with The Chase Manhattan Bank covering a notional principal amount of $15,000,000 expiring February 9, 1996 under which the Company receives quarterly three month LIBOR interest and the Company pays quarterly 4.80% fixed interest;

         (b) an interest rate swap agreement with The Bank of New York covering a notional principal amount of $15,000,000 expiring February 9, 1996 under which the Company receives quarterly three month LIBOR interest and the Company pays quarterly 4.81% fixed interest;

         (c) an interest rate swap agreement with Bank of Montreal (Chicago Branch) covering a notional principal amount of $25,000,000 expiring
              January 15, 1996 under which the Company receives quarterly three month LIBOR interest and the Company pays quarterly 5.25% fixed interest; and

         (d) an interest rate swap agreement with Bank of Montreal (Chicago Branch) covering a notional principal amount of $25,000,000 expiring
              January 25, 1996 under which the Company receives quarterly three month LIBOR interest and the Company pays quarterly 5.14% fixed interest.

    4. Management Agreement, dated as of February 3, 1994, between Westwood One, Inc. and the Company.

    5.   Asset Purchase Agreement, dated as of September 12,
         1994, by and between TK Communications, Inc. and Infinity Broadcasting Corporation of Dallas ("Dallas"), pursuant to which Dallas will purchase all of the assets relating to the operation of radio stations
         KLUV-FM, Dallas, Texas, for a purchase price of $50,100,000.

                   Schedule III to Credit Agreement
                   ________________________________


                                                                SCHEDULE IV

                       Subsidiaries and Investments
                       ____________________________


                          RESTRICTED SUBSIDIARIES
                          _______________________

                                                 Percentage
                                                 of Ownership
                          Jurisdiction of        by the Company or
Name of Subsidiary        Incorporation          its Subsidiaries
__________________        _______________        ___________________

1.  The Audio House, Inc.   California           100% by the Company

2.  C&W Land Corporation    New Jersey           100% by Hit Radio,
                                                  Inc.

3.  Hemisphere Broadcasting
     Corporation            Delaware             100% by the Company

4.  Hit Radio, Inc.         New York             80% by Sagittarius
                                                  Broadcasting
                                                  Corporation, 20%
                                                  by the Company

5.  Infinity Broadcasting   Delaware             100% by the Company
     Corporation of
     Atlanta

6. Infinity Broadcasting    New York             100% by Infinity
    Corporation of                                Broadcasting
    Baltimore                                     Corporation of
                                                  Maryland

7. Infinity Broadcasting    Delaware             100% by the Company
    Corporation of
    Boston

8. Infinity Broadcasting    Delaware             100% by the Company
    Corporation of
    California

9. Infinity Broadcasting    Delaware             100% by the Company
    Corporation of
    Chicago

10. Infinity Broadcasting   Delaware             100% by the Company
     Corporation of Dallas

11. Infinity Broadcasting   Delaware             100% by the Company
     Corporation of
     Detroit

                   Schedule IV to Credit Agreement
                   _______________________________


12. Infinity Broadcasting
     Corporation of
     Florida                Delaware             100% by the Company


13. Infinity Broadcasting
     Corporation of
     Glendale               Delaware             100% by the Company

14. Infinity Broadcasting
      Corporation of
      Illinois              Delaware             100% by the Company

15.  Infinity Broadcasting
      Corporation of
      Los Angeles           Delaware             100% by the Company

16. Infinity Broadcasting
     Corporation of
     Maryland               Delaware             100% by the Company

17.  Infinity Broadcasting
      Corporation of
      Michigan              Delaware             100% by the Company

18.  Infinity Broadcasting
      Corporation of
      New York              Delaware             100% by the Company

19. Infinity Broadcasting
     Corporation of
     Pennsylvania           Pennsylvania         100% by the Company

20. Infinity Broadcasting
     Corporation of
     Philadelphia           Delaware             100% by the Company

21. Infinity Broadcasting
     Corporation of
     Tampa                  Delaware             100% by the Company

22. Infinity Broadcasting
     Corporation of Texas   Delaware             100% by the Company

23. Infinity Broadcasting
     Corporation of
     Washington, D.C.       Delaware             100% by the Company

24. Infinity Ventures,
     Inc.                   Delaware             100% by the Company


                   Schedule IV to Credit Agreement
                   _______________________________


25. Infinity WLIF, Inc.     Maryland             100% by Infinity
                                                  Broadcasting
                                                  Corporation of
                                                  Baltimore

26. Infinity WLIF-AM, Inc.  Maryland             100% by Infinity
                                                  Broadcasting
                                                  Corporation of
                                                  Baltimore

27. Sagittarius
     Broadcasting
     Corporation            New York             100% by the Company

28. 13 Radio Corporation    Delaware             100% by the Company


                   Schedule IV to Credit Agreement
                   _______________________________


                           UNRESTRICTED SUBSIDIARIES
                           _________________________



                                                 Percentage
                                                 of Ownership
                          Jurisdiction of             by the Company or
Name of Subsidiary        Incorporation          its Subsidiaries
__________________        _______________        ______________________

Infinity Network Inc.     Delaware               100% by the Company

UCGI, Inc. (formerly      Delaware               100% by Infinity
  known as Unistar                                 Network Inc.
  Communications
  Group, Inc.)



                   Schedule IV to Credit Agreement
                   _______________________________


                                INVESTMENTS

     1. In 1981, the Company made unsecured, non-interest bearing loans of $600,000 to each of Michael A. Wiener and Gerald Carrus for their personal use. Each of them executed a promissory note for the full amount of his loan.



                   Schedule IV to Credit Agreement
                   _______________________________


                                                                 SCHEDULE V


                                Litigation
                                __________

          1.  On November 20, 1990, the FCC issued a Notice of
                                                     _________
Apparent Liability for Monetary Forfeiture ("NAL") with respect
__________________________________________
to the broadcast by stations WXRK(FM), WYSP(FM), and WJFK-FM of certain allegedly indecent material contained within "The Howard Stern Show." On October 23, 1992, the FCC's Staff issued a Memorandum Opinion and Order in which it determined that each of
____________________________
the three stations was liable for a forfeiture in the amount of $2,000 per station. Two Petitions for Reconsideration filed by the Company were subsequently denied by the FCC, and the FCC's action became administratively final in October, 1993. In December, 1993, the Company notified the FCC that it did not intend to remit the forfeiture and instead wished to avail itself of United States District Court de novo review, which must, by
                                __ ____
statute, be initiated by the government in the form of a collection action. The government has taken no further action in the matter.

          2. On December 18, 1992, the FCC issued an NAL advising the Company that it may be liable for a $600,000 monetary forfeiture for the broadcast by WXRK(FM), WYSP(FM), and WJFK-FM of allegedly indecent material in several segments of "The Howard Stern Show." The NAL stated that additional enforcement action would result if additional violations of the indecency regulations have occurred or should occur, and that further action could include additional monetary forfeitures, renewal of licenses for short (i.e., less than seven years) terms
                               ____
or initiation of proceedings directed to the Company's qualifications to remain an FCC licensee. On February 23, 1993, the Company filed a Response with the FCC, vigorously asserting that the cited material is not indecent and raising other defenses. The matter is currently pending before the FCC.

          3. On August 12, 1993, the FCC issued an NAL in the amount of $500,000 against stations WJFK(AM) and WJFK-FM, WXRK(FM), and WYSP(FM) relating to the broadcast of allegedly indecent material within "The Howard Stern Show" on certain dates in November and December, 1992 and January, 1993. The NAL stated that if additional violations of FCC's indecency regulations should occur, further enforcement action could include proceedings focusing upon the Company's qualifications to be an FCC licensee. On October 15, 1993, the Company filed a Response which vigorously contested the allegations made in the NAL. The matter is pending before the FCC.

          4. On February 1, 1994, the FCC released an NAL in the amount of $400,000 against stations WXRK(FM), WYSP(FM) and WJFK(AM & FM) relating to the broadcast of allegedly indecent material within "The Howard Stern Show" on four dates in August,

                      Schedule V to Credit Agreement
                      ______________________________


September and October, 1993. The Company's response was filed on April 4, 1994, and vigorously contested the allegations of the NAL. The matter is pending before the FCC.

          5. On May 20, 1994, the FCC released an NAL in the amount of $200,000 against Stations WXRK(FM), WJFK(AM & FM) and WYSP(FM) relating to the broadcast of allegedly indecent material within "The Howard Stern Show" on two dates, one in December, 1993 and one in January, 1994. The Company's response to the NAL was filed on July 18, 1994, and vigorously contested the allegations of the NAL. The matter is pending before the FCC.

          6. On August 11, 1992, Hemisphere Broadcasting Corporation, a subsidiary of the Company and licensee of Station WBCN, received an inquiry letter from the FCC with respect to a complaint alleging that the Station had broadcast an indecent joke on its morning drive time program. On October 1, 1992, the Company responded to the FCC's inquiry letter, contesting the allegations contained therein. The matter is currently pending at the FCC.

          7. On August 5, 1993, an organization known as Americans for Responsible Television ("ART") filed a pleading styled as a Formal Petition to Deny against the Company's application for consent to assignment of the KRTH, Los Angeles, license. The Company filed an Opposition to the Petition on August 16, 1993, and ART filed a Reply on August 23, 1993. On approximately October 21, 1993, Mr. Al Westcott filed a late-filed Petition to Deny the KRTH assignment application. On February 1, 1994, the FCC granted the KRTH application and denied both Petitions, and the Company closed the KRTH acquisition on February 15, 1994. On March 3, 1994, ART filed a Petition for Reconsideration of the FCC's grant, and on April 13, 1994, the Company filed an Opposition thereto. The FCC has not yet acted on these filings. Accordingly, the FCC's grant of the KRTH has not become a Final Order, and the application remains pending under the FCC's rules.

          8. On November 3, 1994, ART filed a Petition to Deny against the Company's application for FCC consent to the assignment of the KLUV-FM, Dallas, Texas license. The arguments advanced by ART were similar to those set forth in its Petition against the KRTH assignment. ART cites two complaints relating to allegedly indecent broadcasts not previously considered by the FCC, one filed in March, 1994 relating to broadcasts on two occasions on the Company's Station WBCN in February and March, 1994, and another relating to a September, 1994 broadcast on Station WRNO in New Orleans, a station not licensed to the Company, which carries the Howard Stern Show. On November 17, 1994, the Company filed an Opposition to the Petition which vigorously contested the allegations set forth in the Petition,

                      Schedule V to Credit Agreement
                      ______________________________

and ART filed a Reply on November 23, 1994. The matter is currently pending at the FCC.

                      Schedule V to Credit Agreement
                      ______________________________


                                                                SCHEDULE VI


                     Conflicts with Certain Agreements
                     _________________________________

None.

                      Schedule VI to Credit Agreement
                      _______________________________


                                                               SCHEDULE VII


                                   Taxes

None.

                      Schedule VII to Credit Agreement
                      ________________________________


                                                                EXHIBIT A-1


                     [Form of Infinity Term Loan Note]

                              PROMISSORY NOTE


$_______________                                         _________ __, 1994
                                                         New York, New York

     FOR VALUE RECEIVED, INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to
                           _______
__________________ (the "Bank"), for account of its respective
                         ____
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _____________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Infinity Term Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Infinity Term Loan, at such office, in like money and funds, for the period(s) specified for such Infinity Term Loan in the Credit Agreement, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Infinity Term Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This Note is one of the Infinity Term Loan Notes referred to in the Second Amended and Restated Credit Agreement dated as of December 22, 1994 (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") between the
                               ________________
Company, the lenders party thereto, The Chase Manhattan Bank (National Association), as Administrative Agent, Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA, as Co-Agents, and Chemical Bank, as Collateral Agent, and evidences Infinity Term Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

                                 Notes
                                 _____

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

     The obligations of the Company under this Note constitute
"Senior Indebtedness" and "Significant Senior Indebtedness" as defined in and for all purposes of the Senior Subordinated
Indenture.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              INFINITY BROADCASTING CORPORATION


                              By _________________________
                                 Name:
                                 Title:

                                 Notes
                                 _____

                      SCHEDULE OF INFINITY TERM LOANS

     This Note evidences Infinity Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
_________  ______  ____ ________ ________ _________  ______ ________


                                 Notes
                                 _____

                                                                EXHIBIT A-2


                 [Form of Infinity Acquisition Loan Note]

                              PROMISSORY NOTE


$_______________                                         _________ __, 1994
                                                         New York, New York

    FOR VALUE RECEIVED, INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to
                           _______
__________________ (the "Bank"), for account of its respective
                         ____
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Infinity Acquisition Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Infinity Acquisition Loan, at such office, in like money and funds, for the period(s) specified for such Infinity Acquisition Loan in the Credit Agreement, at the rates per annum and on the dates provided in the Credit Agreement.

    The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Infinity Acquisition Loan made by the Bank to the Company, and each assignment or payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

    This Note is one of the Infinity Acquisition Loan Notes referred to in the Second Amended and Restated Credit Agreement dated as of December 22, 1994 (as amended, modified and supplemented and in effect from time to time, the "Credit
                                                   ______
Agreement") between the Company, the lenders party thereto, The
_________
Chase Manhattan Bank (National Association), as Administrative Agent, Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA, as Co-Agents, and Chemical Bank, as Collateral Agent, and evidences Infinity Acquisition Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

    The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and

                                 Notes
                                 _____
for prepayments of Loans upon the terms and conditions specified therein.

    Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

    The obligations of the Company under this Note constitute
"Senior Indebtedness" and "Significant Senior Indebtedness" as defined in and for all purposes of the Senior Subordinated
Indenture.

    This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                             INFINITY BROADCASTING CORPORATION


                             By _________________________
                                Name:
                                Title:

                                 Notes
                                 _____

                  SCHEDULE OF INFINITY ACQUISITION LOANS

    This Note evidences Infinity Acquisition Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the assignments, payments, Continuations, Conversions and prepayments of principal set forth below:

                                           Amount
  Date                                    Assigned,
  Made,    Prin-                            Paid,
Assigned,  cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
_________  ______  ____ ________ ________ _________  ______ _________

                                 Notes
                                 _____

                                                                EXHIBIT A-3


                      [Form of Revolving Credit Note]

                              PROMISSORY NOTE


$_______________                                         _________ __, 1994
                                                         New York, New York

    FOR VALUE RECEIVED, INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to
                           _______
__________________ (the "Bank"), for account of its respective
                         ____
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Working Capital Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Working Capital Loan, at such office, in like money and funds, for the period(s) specified for such Working Capital Loan in the Credit Agreement, at the rates per annum and on the dates provided in the Credit Agreement.

    The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Working Capital Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

    This Note is one of the Revolving Credit Notes referred to in the Second Amended and Restated Credit Agreement dated as of December 22, 1994 (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") between the
                               ________________
Company, the lenders party thereto, The Chase Manhattan Bank (National Association), as Administrative Agent, Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA, as Co-Agents, and Chemical Bank, as Collateral Agent, and evidences Revolving Credit Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

    The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                                 Notes
                                 _____

    Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

    The obligations of the Company under this Note constitute
"Senior Indebtedness" and "Significant Senior Indebtedness" as defined in and for all purposes of the Senior Subordinated
Indenture.

    This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                             INFINITY BROADCASTING CORPORATION


                             By _________________________
                                Name:
                                Title:

                                 Notes
                                 _____

                    SCHEDULE OF REVOLVING CREDIT LOANS
or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
_________  ______ _____ ________ ________ _________ _______ _________

                                 Notes
                                 _____

                                                                EXHIBIT A-4


                      [Form of Subsidiary Loan Note]

                              PROMISSORY NOTE


$_______________                                         _________ __, 19__
                                                         New York, New York

    FOR VALUE RECEIVED, [NAME OF SUBSIDIARY BORROWER], a ___________ corporation (the "Borrower"), hereby promises to pay
                              ________
to __________________ (the "Bank"), for account of its respective
                            ____
Applicable Lending Offices provided for by the Loan Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower under the Loan Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period(s) specified for such Loan in the Loan Agreement, at the rates per annum and on the dates provided in the Loan Agreement.

    The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan [made by the Bank to/assumed by] the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

    This Note is one of the Notes referred to in the [Amended and Restated] Loan Agreement dated as of _________, 19__ (as amended, modified and supplemented and in effect from time to time, the "Loan Agreement") between the Borrower and The Chase
           ______________
Manhattan Bank (National Association), as Administrative Agent, and evidences Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

    The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                                 Notes
                                 _____

    This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                             [NAME OF SUBSIDIARY BORROWER]


                             By _________________________
                                Name:
                                Title:

                                 Notes
                                 _____

                             SCHEDULE OF LOANS

    This Note evidences Loans assumed, made, Continued or Converted as contemplated by or under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

  Date                                     Amount
 Assumed   Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
_________  ______  ____ ________ ________ _________  ______ ________

                                 Notes
                                 _____

                                                                EXHIBIT A-5


                        [Form of Money Market Note]

                              PROMISSORY NOTE


$_______________                                         _________ __, 1994
                                                         New York, New York

    FOR VALUE RECEIVED, INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to
                           _______
__________________ (the "Bank"), for account of its respective
                         ____
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

    The date, amount, Type, interest rate, and maturity date of each Money Market Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the
                             ________
Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

    This Note is one of the Money Market Notes referred to in the Second Amended and Restated Credit Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company,
                        ________________
the lenders party thereto, The Chase Manhattan Bank (National Association), as Administrative Agent, Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA, as Co-Agents, and Chemical Bank, as Collateral Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                                 Notes
                                 _____

    The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

    Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

    This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                             INFINITY BROADCASTING CORPORATION


                             By _________________________
                                Name:
                                Title:

                                 Notes
                                 _____

                      SCHEDULE OF MONEY MARKET LOANS

    This Note evidences Money Market Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


           Prin-
           cipal                           Amount    Unpaid
           Amount  Type          Maturity   Paid     Prin-
Date of      of     of  Interest Date of     or      cipal  Notation
 Loan       Loan   Loan   Rate     Loan    Prepaid   Amount  Made by
_______   _______  ____ ________ ________ ________  _______ ________


                                                                  EXHIBIT G

                    [Form of Confidentiality Agreement]


                         CONFIDENTIALITY AGREEMENT


                                            [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



         Re: Second Amended and Restated Credit Agreement dated as of December 22, 1994 between Infinity Broadcasting Corporation; the lenders party thereto; The Chase Manhattan Bank (National Association), as Administrative Agent; Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA, as Co-Agents; and Chemical Bank, as Collateral Agent.

Dear ____________:

    As a Bank party to the above-referenced Second Amended and Restated Credit Agreement (the "Credit Agreement"), we have
                                ________________
agreed with Infinity Broadcasting Corporation (the "Company")
                                                    _______
pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement. Terms defined in the Credit Agreement are used herein as defined therein.

    As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)][assignee Bank], with

                          Confidentiality Agreement
                          _________________________
certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

    Accordingly, in consideration of the foregoing, you agree
(on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process,
(ii) to your counsel or to counsel for any of the Banks or any of the Agents, (iii) at their request, to bank examiners or other regulators having analogous responsibilities, (iv) to auditors or accountants, (v) to the Agents or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation arising under or in connection with the transactions contemplated by the Credit Agreement or any of the other Basic Documents (as defined in the Credit Agreement) to which you or any one or more of the Banks or the Agents are a party, (vii) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement, or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof provided, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

    Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                             Very truly yours,


                             [Insert Name of Bank]



                             By _________________________


The foregoing is agreed to
as of the date of this letter.



[Insert name of prospective
 participant or assignee]


By _________________________


                          Confidentiality Agreement
                          _________________________